Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-150513

PROSPECTUS SUPPLEMENT NO. 1

DATED FEBRUARY 13, 2009

(To Prospectus Dated and Declared Effective on July 24, 2008)

HOMEOWNERS CHOICE, INC.

Maximum of 1,666,668 Units

Minimum of 1,333,334 Units

Each Unit Consisting of One Share of Common Stock and One Warrant

This Prospectus Supplement No. 1 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated July 24, 2008, of Homeowners Choice, Inc. relating to the offer and sale by us of up to 1,666,668 units, each unit consisting of one share of common stock and one warrant. This Prospectus Supplement No. 1 is not complete without, and may not be delivered or used except in connection with, the original Prospectus.

This Prospectus Supplement No. 1 includes the following documents, as filed by us with the Securities and Exchange Commission:

•	The attached Current Report on Form 8-K of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on August 22, 2008;

•	The attached Current Report on Form 8-K of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on August 29, 2008;

•	The attached Quarterly Report on Form 10-Q of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on August 29, 2008;

•	The attached Current Report on Form 8-K of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on September 15, 2008;

•	The attached Current Report on Form 8-K of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on October 17, 2008; and

•	The attached Quarterly Report on Form 10-Q of Homeowners Choice, Inc., as filed with the Securities and Exchange Commission on November 12, 2008.

Our units began trading on the Nasdaq Global Market under the symbol “HCIIU.” When the units were split into their component parts, the units ceased trading and our common stock and warrants began trading separately on the Nasdaq Global Market under the symbols “HCII” and “HCIIW,” respectively.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 1 (or the original Prospectus) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is February 13, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): August 21, 2008

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

145 N.W. Central Park Plaza, Suite 115

Port St. Lucie, Florida 34986

(Address of Principal Executive Offices)

(772) 204-9394

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 21, 2008, we entered into an amendment to a consulting agreement with Scorpio Systems, Inc. The consultant under that agreement is controlled by Paresh Patel, the chairman of our board of directors. The amendment provides for an increase in monthly compensation to the consultant from $12,000 to $25,000.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits.

Exhibit 10.12 Amendment to Consulting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 22, 2008.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Francis X. McCahill, III
Name:	Francis X. McCahill, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 10.12

AMENDMENT TO CONSULTING AGREEMENT

This Amendment dated August 21, 2008 amends that certain Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc., a Florida corporation, and Scorpio Systems, Inc., a Florida corporation.

Section 4 of the Consulting Agreement is hereby amended by inserting “Twenty-Five Thousand and No/100 Dollars ($25,000.00)” in lieu of “Twelve Thousand and No/100 Dollars ($12,000.00).”

Such higher payments will commence August 1, 2008.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

HOMEOWNERS CHOICE, INC.

By:	/s/ FRANCIS X. MCCAHILL
Francis X. McCahill, III
Chief Executive Officer

SCORPIO SYSTEMS, INC.

By:	/s/ PARESH PATEL
Paresh Patel
President

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2008

HOMEOWNERS CHOICE, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200, Clearwater, FL 33765

(Address of Principal Executive Offices) (Zip Code)

(727) 213-2449

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.

On August 25, 2008, pursuant to authorization by our Board of Directors, we approved the mandatory separation of the common shares and the warrants to purchase common shares underlying our units which currently trade on the NASDAQ Global Market. In connection with the mandatory separation, pursuant to authorization by our Board, we provided on August 25, 2008 notice to The NASDAQ Stock Market LLC of our intention to withdraw the listing of our units from the NASDAQ Global Market.

We requested that the common shares and warrants begin trading separately on the NASDAQ Global Market under the ticker symbols “HCII” and “HCIIW,” respectively, on or about September 15, 2008. The units will continue to trade on the NASDAQ Global Market under the ticker symbol “HCIIU” until the close of the market immediately preceding that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

HOMEOWNERS CHOICE, INC.

By:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

Date: August 29, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number

001-34126

Homeowners Choice, Inc.

(Exact name of Registrant as specified in its charter)

Florida	20-5961396
(State of Incorporation)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200

Clearwater, FL 33765

(Address, including zip code of principal executive offices)

(727) 213-2449

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☐    No  ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate number of shares of the Registrant’s Common Stock, no par value, outstanding on August 29, 2008 was 6,848,668.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

PART I – FINANCIAL INFORMATION

ITEM 1 – FINANCIAL STATEMENTS

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	At June 30, 2008	At December 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$18,455	15,729
Short-term investments	28,059	17,055
Accrued interest and dividends receivable	138	60
Premiums receivable	14,650	3,256
Assumed reinsurance balances receivable	966	—
Deferred policy acquisition costs	5,724	3,163
Office equipment, net	96	36
Deferred income taxes	1,087	653
Other assets	709	41

Total assets	$69,884	39,993

Liabilities and Stockholders’ Equity

Losses and loss adjustment expenses	5,569	1,688
Unearned premiums	35,897	19,814
Ceded reinsurance balances payable	1,559	1,060
Assumed reinsurance balances payable	—	833
Accrued expenses	2,275	832
Income taxes payable	2,358	1,266
Other liabilities	935	162

Total liabilities	48,593	25,655

Stockholders’ equity:
Preferred stock (no par value 20,000,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 5,182,000 shares issued and outstanding)	—	—
Additional paid-in capital	13,600	13,383
Retained earnings	7,691	955

Total stockholders’ equity	21,291	14,338

Total liabilities and stockholders’ equity	$69,884	39,993

See accompanying Notes to Condensed Consolidated Financial Statements.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue

Net premiums earned	$9,818	—	20,259	—
Net investment income	381	111	727	111
Other	284	—	403	—

Total revenue	10,483	111	21,389	111

Expenses

Losses and loss adjustment expenses	4,173	—	6,447	—
Policy acquisition and other underwriting expenses	1,803	6	4,119	6
Pre-opening expenses	—	265	—	344

Total expenses	5,976	271	10,566	350

Income (loss) before income taxes	4,507	(160)	10,823	(239)

Income taxes	1,694	40	4,087	40

Net income (loss)	$2,813	(200)	6,736	(279)

Basic earnings (loss) per share	$.54	(.05)	1.30	(.13)

Diluted earnings (loss) per share	$.54	(.05)	1.30	(.13)

Dividends per share	$—	—	—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$6,736	(279)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	217	—
Depreciation and amortization	7	—
Deferred income tax benefit	(434)	—
Changes in operating assets and liabilities:
Premiums receivable	(11,394)	—
Assumed reinsurance balances receivable	(966)	—
Accrued interest and dividends receivable	(78)	—
Other assets	(668)	(117)
Reinsurance balances payable	(334)	—
Deferred policy acquisition costs	(2,561)	—
Losses and loss adjustment expenses	3,881	—
Unearned premiums	16,083	—
Income taxes payable	1,092	40
Accrued expenses and other liabilities	2,216	(63)

Net cash provided by (used in) operating activities	13,797	(419)

Cash flows from investing activities:
Purchase of office equipment, net	(67)	—
Purchase of short-term investments, net	(11,004)	(2,000)

Net cash used in investing activities	(11,071)	(2,000)

Cash flows from financing activity-
Proceeds from sale of common stock	—	12,955

Net increase in cash and cash equivalents	2,726	10,536

Cash and cash equivalents at beginning of period	15,729	1

Cash and cash equivalents at end of period	$18,455	10,537

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,428	—

Cash paid for interest	$—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Equity

Six Months Ended June 30, 2008

(Dollars in thousands)

			Additional		Total
	Common stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance at December 31, 2007	5,182,000	$—	13,383	955	14,338

Net income (unaudited)	—	—	—	6,736	6,736

Stock-based compensation (unaudited)	—	—	217	—	217

Balance at June 30, 2008 (unaudited)	5,182,000	$—	13,600	7,691	21,291

See accompanying Notes to Condensed Consolidated Financial Statements.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 — Basis of Presentation

The accompanying unaudited, condensed consolidated financial statements for Homeowners Choice, Inc. and its subsidiaries (collectively, the “Company”), which consist of Homeowners Choice Property & Casualty Insurance Company, Inc. , Homeowners Choice Managers, Inc., Southern Administration, Inc., and Claddaugh Casualty Insurance Company, Ltd., have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and the Securities and Exchange Commission (“SEC”) rules for interim financial reporting and do not include all information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s financial position as of June 30, 2008 and the results of operations and cash flows for the periods presented. The results of operations for interim periods are not necessarily indicative of the results of operations to be expected for the fiscal year ending December 31, 2008 or any other interim period. The accompanying unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2007 included in the Company’s Registration Statement on Form S-1 (as amended), which was declared effective by the SEC on July 24, 2008.

In preparing the interim unaudited condensed consolidated financial statements, management was required to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the financial reporting date and throughout the periods being reported upon. Certain of the estimates result from judgments that can be subjective and complex and consequently actual results may differ from these estimates, which would be reflected in future periods.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of loss and loss adjustment expense reserves, the recoverability of deferred policy acquisition costs, the determination of federal income taxes, and the net realizable value of reinsurance recoverables. Although considerable variability is inherent in these estimates, management believes that the amounts provided are reasonable. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

All significant intercompany balances and transactions have been eliminated.

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 2 — Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. However, on February 12, 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). FSP FAS 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of FSP FAS 157-2. The Company adopted the applicable portions of SFAS 157 on January 1, 2008 (See Note 3) and is currently assessing the potential impact that the deferred portions of SFAS 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of SFAS No. 115 (“SFAS No. 159”),” which permits an entity to measure many financial assets and financial liabilities at fair value that are not currently required to be measured at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS No. 159 amends previous guidance to extend the use of the fair value option to available-for-sale and held-to-maturity securities and also establishes presentation and disclosure requirements to help financial statement users understand the effect of the election. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company did not apply the fair value option to any existing financial assets or liabilities as of January 1, 2008. Consequently, the adoption of SFAS No. 159 had no impact on the Company’s consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder’s fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. Management is in the process of evaluating the impact of SFAS 141(R) and does not anticipate it will have a material impact on the Company’s consolidated financial condition or results of operations.

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 2 — Recent Accounting Pronouncements, continued

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires the Company to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. Management is in the process of evaluating the impact of SFAS 160 and does not anticipate it will have a material effect on the Company’s consolidated financial condition or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about a) how and why an entity uses derivative instruments, b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Companies are required to adopt SFAS 161 for fiscal years beginning after November 15, 2008. The Company does not believe the adoption will have a material impact on its consolidated financial statements.

In May 2008, the FASB issued FASB Statement No. 162 (“SFAS 162”), “The hierarchy of Generally Accepted Accounting Principles.” SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not believe the adoption will have a material impact on its consolidated financial condition or results of operations.

In May 2008, the FASB issued FASB Statement No. 163 (“SFAS 163”), “Accounting for Financial Guarantee Insurance Contracts,” an interpretation of SFAS Statement No. 60. SFAS 163 requires that an insurance enterprise recognizes a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The Company is currently evaluating the impact, if any, that SFAS 163 will have on its consolidated financial statements.

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 3 — Fair Value Measurement

SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). The hierarchy gives the highest priority to level 1 inputs and the lowest priority to level 3 inputs. In general, fair values determined by level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Fair values determined by level 2 inputs utilize inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly or indirectly, such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The types of instruments valued based on quoted prices for similar assets or liabilities in active markets, executable quotes for assets and liabilities in less active markets, or inputs derived from observable market data include short-term investments. Such instruments are generally classified within level 2 of the fair value hierarchy.

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of June 30, 2008, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value (dollars in thousands):

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of June 30, 2008
Short-term investments	$—	28,059	—	28,059

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 4 — Reinsurance

The Company cedes a portion of its homeowners insurance exposure to other entities under catastrophe excess of loss reinsurance treaties. The Company remains contingently liable with respect to claims payments in the event that any of the reinsurers are unable to meet their obligations under the reinsurance agreements. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The impact of the catastrophe excess of loss reinsurance treaties on premiums written and earned is as follows (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Premiums Written
Direct	$18,227	—	26,858	—
Assumed	1,272	—	14,196	—

Gross written	19,499	—	41,054	—
Ceded	(3,190)	—	(4,711)	—

	16,309	—	36,343	—

Premiums Earned
Direct	$3,234	—	4,375	—
Assumed	9,774	—	20,595	—

Gross earned	13,008	—	24,970	—
Ceded	(3,190)	—	(4,711)	—

Net premiums earned	$9,818	—	20,259	—

The amounts of recoveries pertaining to reinsurance contracts that were deducted from losses incurred during the three and six month periods ended June 30, 2008 were approximately $73,000 related to one non-catastrophic event. At June 30, 2008, assumed reinsurance balances receivable included approximately $966,000 due from Citizens Property Insurance Corporation.

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 5 — Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is determined on an individual case basis for all claims reported. The liability also includes amounts for unallocated expenses, anticipated future claim development and losses incurred, but not reported.

Activity in the liability for unpaid losses and LAE is summarized as follows (dollars in thousands):

	Three Month Period Ended June 30, 2008	Six Month Period Ended June 30, 2008
Balance, beginning of period	$2,848	1,688
Less reinsurance recoverables	—	—

Net balance – beginning of period	2,848	1,688

Incurred related to:
Current period	3,997	6,818
Prior period	176	(371)

Total incurred	4,173	6,447

Paid related to:
Current period	(1,310)	(1,866)
Prior period	(142)	(700)

Total paid	(1,452)	(2,566)

Net balance at end of period	5,569	5,569
Plus reinsurance recoverables	73	73

Balance, end of period	$5,642	5,642

There was no activity in the liability for unpaid losses and LAE for the 2007 periods as the Company’s insurance operations did not commence until July 2007.

Note 6 — Income Taxes

During the three and six months ended June 30, 2008, the Company recorded approximately $1.7 million and $4.1 million, respectively, of income tax expense, which resulted in an estimated annual effective tax rate of approximately 38%. The Company’s estimated annual effective tax rate differs from the statutory federal income tax rate primarily due to state income taxes. For the three and six months ended June 30, 2007, income tax expense amounted to approximately $40,000. At June 30, 2007, pending commencement of insurance underwriting operations, management determined a valuation allowance was necessary to fully offset the deferred tax asset. Such valuation allowance was reversed subsequent to the commencement of insurance underwriting operations in July 2007 as, in the opinion of management, it was more likely than not all deferred tax assets would be realized.

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 7 — Net Earnings (Loss) Per Share

Basic earnings (loss) per share is computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted-average number of shares outstanding plus the effect of outstanding stock options, computed using the treasury stock method. A summary of the numerator and denominator of the basic and fully diluted earnings (loss) per share is presented below (dollars and shares in thousands):

	Three Month Period Ended June 30,		Six Month Period Ended June 30,
	2008	2007	2008	2007
Numerator -
Net earnings (loss)	$2,813	(200)	6,736	(279)

Denominator:
Weighted average shares - basic	5,182	4,328	5,182	2,176

Effect of dilutive securities -
Stock options	—	—	—	—

Weighted average shares - diluted	5,182	4,328	5,182	2,176

Earnings (loss) per share–basic and diluted	$.54	(.05)	1.30	(.13)

Note 8 — Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of SFAS No. 123-R, “Share-Based Payment.”

The Company has a Stock Option and Incentive Plan (the “Plan”) that provides for granting of stock options to employees, directors, consultants, and advisors of the Company. Under the Plan, options may be granted to purchase a total of 6,000,000 shares of the Company’s common stock. At June 30, 2008, options to purchase 4,850,000 shares are available for grant under the Plan. The options vest over periods ranging from immediately vested to five years and are exercisable over the contractual term of ten years.

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 8 — Stock-Based Compensation, continued

A summary of the activity in the Company’s stock option plan is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2007	1,150,000	$2.50	9.5 years	$—
Granted	—
Exercised	—
Forfeited	—

Outstanding at June 30, 2008	1,150,000	$2.50	9.0 years	$—

Exercisable at June 30, 2008	507,000	$2.50	9.0 years	$—

At June 30, 2008, there was approximately $804,000 of total unrecognized compensation expense related to nonvested stock-based compensation arrangements granted under the plan, which the Company expects to recognize over a weighted-average period of forty-six months. No options were granted during the three and six months ended June 30, 2008. The total fair value of shares vesting and recognized as compensation expense was approximately $108,000 and $217,000, respectively, for the three and six month periods ended June 30, 2008 and the associated income tax benefit recognized was $37,000 and $80,000, respectively. No stock-based compensation expense or related income tax benefits were recognized during the three and six month periods ended June 30, 2007.

No options were granted during the six months ended June 30, 2008. The fair value of options granted during the three and six months ended June 30, 2007 was estimated on the date of grant using the following assumptions and the Black-Scholes option pricing model:

Dividend yield	0%
Expected volatility	48.0%
Risk-free interest rate	3.63% to 4.75%
Expected life (in years)	5.5 to 6.5
Weighted-average fair value of options granted	$1.26

(continued)

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 9 — Deferred policy acquisition costs

Deferred policy acquisition costs incurred and amortized are as follows (dollars in thousands):

	Three Month Period Ended June 30,		Six Month Period Ended June 30,
	2008	2007	2008	2007
Balance, beginning of period	$4,686	—	3,163	—
Costs, deferred during the year	3,150	—	6,585	—
Amortization charged to expense	(2,112)	—	(4,024)	—

Balance, end of period	$5,724	—	5,724	—

Note 10 — Reverse Common Stock Split

On June 16, 2008, the Company effected a 1 for 2.50 reverse split of its issued and outstanding common stock. The accompanying condensed consolidated financial statements, notes and other references to share and per share data have been retroactively restated to reflect the reverse stock split for all periods presented.

Note 11 — Subsequent Event

On July 24, the Company’s Registration Statement on Form S-1, as amended (File No. 333-150513), relating to the initial public offering of the Company’s units, with each unit consisting of one share of the Company’s common stock and one warrant (“Unit”), was declared effective by the SEC. The Registration Statement covered the offer and sale by the Company of 1,666,668 Units, which were sold to the public on July 30, 2008 at a price of $7.00 per Unit. Such Units are currently traded on the NASDAQ Global Market under the symbol “HCIIU.” It is anticipated that on or about September 15, 2008, the securities comprising the Units will begin separate trading, with the common stock and the warrants being traded on the NASDAQ Global Market under the symbols “HCII” and “HCIIW,” respectively. Two warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share (130% of the public offering price) on or before July 30, 2013. In addition, the Company’s placement agents received an aggregate of 166,666 warrants to purchase 166,666 shares of common stock at an exercise price of $9.10 per share. Thus, the Company has reserved 1,000,000 shares of common stock for issuance upon exercise of the warrants. The placement agents also have the option to effect a cashless exercise in which the warrants would be exchanged for the number of shares which is equal to the intrinsic value of the warrant divided by the current value of the underlying shares. The initial public offering resulted in aggregate proceeds to the Company of approximately $11.7 million and net proceeds of approximately $9.8 million after underwriting commissions and offering expenses. As of August 29, 2008, the Company has issued and outstanding a total of 6,848,668 shares of its common stock, which number includes the 1,666,668 shares underlying the Units issued in the initial public offering.

Report by Independent Registered Public Accounting Firm

Hacker, Johnson & Smith, PA, the Company’s independent registered public accounting firm, has made a limited review of the financial data as of June 30, 2008, and for the three and six month periods ended June 30, 2008 and 2007 presented in this document, in accordance with standards established by the Public Company Accounting Oversight Board.

Their report furnished pursuant to Article 8-03 of Regulation S-X is included herein.

Report of Independent Registered Public Accounting Firm

Homeowners Choice, Inc.

Port St. Lucie, Florida:

We have reviewed the accompanying condensed consolidated balance sheet of Homeowners Choice, Inc. and Subsidiaries (the “Company”) as of June 30, 2008, and the related condensed consolidated statements of operations for the three and six month periods ended June 30, 2008 and 2007, and the related condensed consolidated statements of cash flows for the six-month periods ended June 30, 2008 and 2007, and the condensed consolidated statement of stockholders’ equity for the six months ended June 30, 2008. These interim condensed financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated June 16, 2008, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2007, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

August 22, 2008

ITEM 2 – MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

In addition to historical information, this quarterly report contains forward-looking statements as defined under federal securities laws. Such statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include but are not limited to: the effect of governmental regulation; changes in insurance regulations; the frequency and extent of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; restrictions on our ability to change premium rates; increased rate pressure on premiums; changing rates of inflation; and other risks and uncertainties detailed herein and from time to time in our Securities and Exchange Commission (“SEC”) reports.

You should read the following discussion in conjunction with our condensed consolidated financial statements and related notes included elsewhere in this quarterly report on Form 10-Q and in our Prospectus filed with the SEC on July 24, 2008 and with other information included in this Form 10-Q under the heading of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Prospectus filed with the SEC on July 24, 2008. Unless the context requires otherwise, as used in this Form 10-Q, the terms “HCI,” “we,” “us,” “our,” “the Company,” “our company,” and similar references refer to Homeowners Choice, Inc. and its subsidiaries.

OVERVIEW

General

We are a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we currently provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. As of June 30, 2008, we had total assets of $69.9 million and stockholders’ equity of $21.3 million. Our net income was approximately $6.7 million for the six months ended June 30, 2008.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. Since inception, we have assumed, through our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., more than 23,000 property and casualty insurance policies, of which approximately 20,000 remain in force at June 30, 2008, from Citizens. These policies were assumed in four separate assumption transactions which took place in July 2007, November 2007, February 2008, and June 2008 and account for substantially all of our premium revenue since inception. Of those policies assumed, approximately 85% are homeowners’ insurance policies, and the remaining 15% are a combination of policies written for condominium-owners and tenants. Citizens currently retains 16% of the unearned premium for the policies that we assume, which is included in our policy acquisition cost. Our existing policies represent approximately $51.0 million in annualized premiums. We expect to have the opportunity to participate in at least one additional assumption transaction during 2008. However, we cannot currently quantify the number of policies or annualized premiums that will be assumed, if any.

Citizens requires us to offer renewals on the policies we acquire for a period of three years subsequent to the initial expiration of the assumed policies. We are required to offer these renewals at rates that are equivalent to or less than rates charged by Citizens. The policyholder has the option to renew with us or they may ask their agent to place their coverage with another insurance company. We strive to retain these policies by offering competitive rates to our policyholders, which may be below the rates we initially charged in our take-out program as Citizens does not receive any portion of the renewal premium and, additionally, we expect our internal costs to renew the policy to be less than the original acquisition costs.

We face various challenges to implementing our operating and growth strategies. Because we write policies that cover Florida homeowners, condominium owners, and tenants, we cover losses that may arise from, among other things, catastrophes, which could have a significant effect on our business, results of operations, and financial condition. Even without catastrophic events, we may incur losses and loss adjustment expenses that deviate substantially from our estimates and that may exceed our reserves, in which case our net income and capital would decrease. Our operating and growth strategies may also be impacted by our insurance subsidiary’s regulation and supervision by the State of Florida, which must approve our policy forms and premium rates as well as monitor our insurance subsidiary’s ability to meet all requirements for regulatory compliance. Additionally, we compete with large, well-established insurance companies as well as other specialty insurers that, in most cases, possess greater financial resources, larger agency networks, and greater name recognition than we do.

Recent Developments

On July 30, 2008, we closed our initial public offering, which resulted in aggregate gross proceeds to the Company of approximately $11.7 million and aggregate net proceeds to us of approximately $9.8 million after deducting commissions paid to placement agents and offering expenses. A total of 1,666,668 units, with each unit consisting of one share of the Company’s common stock and one warrant (“Unit”), were sold to the public at a price of $7.00 per Unit. Two warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share (130% of the public offering price) on or before July 30, 2013. In addition, the Company’s placement agents received an aggregate of 166,666 warrants to purchase 166,666 shares of common stock at an exercise price of $9.10 per share. The placement agents also have the option to effect a cashless exercise in which the warrants would be exchanged for the number of shares which is equal to the intrinsic value of the warrant divided by the current value of the underlying shares. As of August 29, 2008, we had issued and outstanding a total of 6,848,668 shares of our common stock, which number includes the 1,666,668 shares underlying the Units issued in our initial public offering. In addition, the Company has reserved 1,000,000 shares of common stock for issuance upon exercise of the warrants issued in our initial public offering.

Effective June 15, 2008, we completed our fourth assumption transaction under which a total of approximately 1,600 policies were assumed by us through our participation in the Citizens takeout program. The assumed premiums with respect to this June 2008 takeout amounted to approximately $2.7 million.

Effective June 1, 2008, we entered into reinsurance treaties, which provide approximately $198 million of coverage for aggregate losses and loss adjustment expenses during the 2008-2009 hurricane season. We expect to be charged approximately $28.0 million in annual premiums with respect to these new reinsurance treaties, with such costs to be recognized over the reinsurance treaty period covering June 1, 2008 through May 31, 2009. In comparison, our reinsurance treaties covering the 2007-2008 hurricane season provided only $39 million of coverage for aggregate losses and loss adjustment expenses at a cost to us of approximately $4.5 million, which we recognized over the period from July 1, 2007 through May 31, 2008. Thus, we expect our losses and loss adjustment expenses and related loss ratio to increase during the remaining months of 2008 as compared to the first six months of 2008. We anticipate additional premium writing will offset the increase in reinsurance costs, with no significant impact on our financial results.

RESULTS OF OPERATIONS

The following table summarizes our results of operations for the three and six months ended June 30, 2008 and 2007 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Revenue
Net premiums earned	$9,818	—	20,259	—
Net investment income	381	111	727	111
Other Income	284	—	403	—

Total operating revenue	10,483	111	21,389	111

Operating Expenses
Losses and loss adjustment expenses	4,173	—	6,447	—
Policy acquisition and other underwriting expenses	1,803	6	4,119	6
Pre-opening expenses	—	265	—	344

Total operating expenses	5,976	271	10,566	350

Income (loss) before income taxes	4,507	(160)	10,823	(239)
Income taxes	1,694	40	4,087	40

Net income (loss)	$2,813	(200)	6,736	(279)

Loss Ratio	42.50%	—	31.82%	—
Expense Ratio	18.36%	—	20.33%	—

Combined Ratio	60.86%	—	52.15%	—

Comparison of the Three Months ended June 30, 2008 to the Three Months ended June 30, 2007

Our results of operations for the three month period ending June 30, 2007 reflect a net loss of $200,000, or $0.05 loss per basic and diluted share. These results primarily reflect pre-opening expenses incurred prior to the start of our insurance operations in June 2007. Total operating expenses were $271,000 and were partially offset by net investment income of $111,000. Investment income resulted from income earned as a result of investing the proceeds of our private placement in short-term investments. All further commentary with respect to our operating results will be specific to the current year results and performance.

Our results of operations for the three months ended June 30, 2008 reflect net income of $2,813,000, or $0.54 earnings per basic and diluted share.

Revenue

Net Premiums Earned of $9,818,000 for the three months ended June 30, 2008 reflects the revenue from policies assumed from Citizens in July and November 2007 and February and June 2008, and the earnings on the renewal of these policies, reduced by the appropriate reinsurance costs. Net Premiums Written during the three months ended June 30, 2008 totaled $16,310,000.

Net Premiums Written is a non-GAAP financial measure representing the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net Premiums Written is a statutory measure designed to determine production levels. Net Premiums Earned is the most directly comparable GAAP measure and represents the portion of Net Premiums Written that is recognized as revenue in the financial statements for the period.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the three months ended June 30, 2008 and June 30, 2007 (dollars in thousands):

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007
Net Premiums Written	$16,310	—
Increase in Unearned Premiums	(6,492)	—

Net Premiums Earned	$9,818	—

Net Investment Income for the three months ended June 30, 2008 of $381,000 is specific to our investment in certificates of deposit and money market funds.

Other Income for the three months ended June 30, 2008 of $284,000 primarily reflects the policy fee income we receive with respect to our issuance of renewal policies.

Expenses

Losses and loss adjustment expenses for the three months ended June 30, 2008 of $4,173,000 reflects the impact of case reserve strengthening and development of incurred but not reported losses.

Policy Acquisition and Other Underwriting Expenses for the three months ended June 30, 2008 of $1,803,000 reflect the commissions payable to agents for production of policies, policy administration costs and administrative overhead expenses.

Income Taxes for the three months ended June 30, 2008 were $1,694,000 for state and federal income taxes resulting in an effective tax rate for the period of 37.59%.

Ratios:

The loss ratio (GAAP basis) applicable to the quarter ended June 30, 2008 (loss and loss adjustment expenses related to premiums earned) was 42.50%.

The expense ratio (GAAP basis) applicable to the quarter ended June 30, 2008 (policy acquisition and other underwriting expenses related to premiums earned) was 18.36%.

The combined loss ratio and the expense ratio (GAAP basis) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined loss ratio under 100.00% generally reflects profitable underwriting results. A combined loss ratio over 100.00% generally reflects unprofitable underwriting results. The Company’s combined loss ratio for the three months ended June 30, 2008 was 60.86%.

Comparison of the Six Months ended June 30, 2008 to the Six Months ended June 30, 2007

Our results of operations for the six months ended June 30, 2007 reflect a net loss of $279,000, or $0.13 loss per basic and diluted share. These results primarily reflect pre-opening expenses incurred prior to the start of our insurance operations in June 2007. Total operating expenses were $350,000 and were partially offset by net investment income of $111,000. Investment income resulted from income earned from our short-term investments, primarily from investing the aggregate proceeds of $12,955,000 from our private sale of 5,820,000 common shares in April 2007. All further commentary with respect to our operating results will be specific to the current year results and performance.

Our results of operations for the six months ended June 30, 2008 reflect net income of $6,736,000, or $1.30 earnings per basic and diluted share.

Revenue

Net Premiums Earned of $20,259,000 for the six months ended June 30, 2008 reflects the earnings from policies assumed from Citizens in July and November 2007 and February and June 2008, and the earnings on the renewal of these policies, reduced by the appropriate reinsurance costs. Net Premiums Written during the six months ended June 30, 2008 totaled $36,342,000.

Net Premiums Written is a non-GAAP financial measure representing the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net Premiums Written is a statutory measure designed to determine production levels. Net Premiums Earned is the most directly comparable GAAP measure and represents the portion of Net Premiums Written that is recognized as income in the financial statements for the period.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the six months ended June 30, 2008 and June 30, 2007 (dollars in thousands):

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2008	2007
Net Premiums Written	$36,342	—
Increase in Unearned Premiums	(16,083)	—

Net Premiums Earned	$20,259	—

Net Investment Income for the six months ended June 30, 2008 of $727,000 is specific to our investment in certificates of deposit and money market funds.

Other Income for the six months ended June 30, 2008 of $403,000 primarily reflects the policy fee income we receive with respect to our issuance of renewal policies.

Expenses

Losses and loss adjustment expenses for the six months ended June 30, 2008 of $6,447,000 reflects the impact of case reserve strengthening and development of incurred but not reported losses.

Policy Acquisition and Other Underwriting Expenses for the six months ended June 30, 2008 of $4,119,000 reflect the commissions payable to agents for production of policies, policy administration costs and administrative overhead expenses.

Income Taxes for the six months ended June 30, 2008 were $4,087,000 for state and federal income taxes resulting in an effective tax rate for the period of 37.76%.

Ratios:

The loss ratio (GAAP basis) applicable to the six months ended June 30, 2008 (loss and loss adjustment expenses related to premiums earned) was 31.82%.

The expense ratio (GAAP basis) applicable to the six months ended June 30, 2008 (policy acquisition and other underwriting expenses related to premiums earned) was 20.33%.

The combined loss ratio and the expense ratio (GAAP basis) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined loss ratio under 100.00% generally reflects profitable underwriting results. A combined loss ratio over 100.00% generally reflects unprofitable underwriting results. The Company’s combined loss ratio for the six months ended June 30, 2008 was 52.15%.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have financed our cash flow requirements through issuance of our common stock, net premiums received and investment income. In April 2007, we issued and sold 5,182,000 shares of our common stock to a group of accredited investors, including certain of our officers and directors, for an aggregate purchase price of $12,955,000. On July 30, 2008, our cash position increased by approximately $10.7 million upon receipt of the proceeds raised through completion of our initial public offering of which approximately $0.3 million of offering expenses are unbilled and remain to be paid. We plan to use a portion of these proceeds to increase the statutory capital and surplus of our insurance subsidiary, which we expect will allow us to write additional policies. We expect to use the remaining proceeds from this offering to increase working capital. We believe our cash from net premiums and investment income will be sufficient to cover our cash outflows for at least the next 12 months.

Our cash flows from operating, investing and financing activities for the six month periods ended June 30, 2008 and 2007 are summarized below:

Cash Flows for the Six Months Ended June 30, 2008

Net cash provided by operating activities for the six months ended June 30, 2008 was approximately $13.8 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $11.1 million was primarily the result of our purchase of short-term investments. We had no sales of common stock or other cash flows from financing activities during the six months ended June 30, 2008.

Cash Flows for the Six Months Ended June 30, 2007

Net cash used in operating activities for the six months ended June 30, 2007 was $419,000 consisting primarily of our net loss for the period. Net cash used in investing activities to purchase short-term investments totaled $2.0 million for the six months ended June 30, 2007. Net cash provided by financing activities totaled approximately $13.0 million and consisted entirely of the proceeds from the sale of our common stock through a private transaction that was completed in April 2007.

In the future, we expect our primary cash flow sources will be premiums and investment income. Our primary cash outflows are claims payments and operating expenses. In the insurance industry cash collected for premiums from policies written is invested, interest and dividends are earned thereon, and loss and settlement expenses are paid out over a period of years. This period of time varies by the circumstances surrounding each claim. A substantial portion of our losses and loss expenses are paid out within 90 days of the claim receipt date. Additional cash outflow occurs through payments of underwriting costs such as commissions, taxes, payroll, and general overhead expenses.

We have tailored our investment policy in an effort to minimize risk in the current financial market, particularly the debt securities market. Therefore, we currently invest our excess cash in money market accounts and in certificates of deposit (i.e., CDs) that mature in no more than thirteen months. With the exception of large national banks, it is our current policy not to deposit more than an aggregate of $5.5 million in any one bank at any time. In the future we may alter our investment policy to include investments such as federal, state and municipal obligations, corporate bonds, preferred and common equity securities and real estate mortgages, as permitted by applicable law, including insurance regulations.

Our insurance subsidiary requires liquidity and adequate capital to meet ongoing obligations to policyholders and claimants and to fund operating expenses. From the beginning of our operations in June 2007 through June 30, 2008, liquidity generated from our private placement, operations and investment income was sufficient to meet obligations. We attempt to maintain adequate levels of liquidity and surplus to manage the risks inherent with any differences between the duration of our liabilities and invested assets. We believe that we maintain sufficient liquidity to pay our insurance subsidiary’s claims and expenses, as well as satisfy commitments in the event of unforeseen events such as reinsurer insolvencies, inadequate premium rates, or reserve deficiencies.

Under Florida law, a domestic insurer may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. A Florida domestic insurer may not make dividend payments or distributions to stockholders without prior approval of the Florida Office of Insurance Regulation (the “Florida OIR”) if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains. For a three-year period beginning March 30, 2007, our insurance subsidiary, as a newly licensed Florida insurer, is precluded from paying dividends unless approved in advance by the Florida OIR.

We maintain a comprehensive reinsurance program at levels management considers adequate to diversify risk and safeguard its financial position.

We recently formed a fourth subsidiary, Claddaugh Casualty Insurance Company Ltd. Claddaugh’s incorporation required minimum capital and surplus of $2.0 million, which we funded with a $120,000 cash deposit and a $1,880,000 letter of credit. We pledged a certificate of deposit, with a $1,880,000 face amount, as collateral for the letter of credit. When deemed appropriate by management, we plan to satisfy some of our reinsurance needs by purchasing reinsurance from this subsidiary. Any reinsurance contracts entered into with this subsidiary will be subject to review by the Florida OIR.

OFF-BALANCE SHEET ARRANGEMENTS

As of June 30, 2008, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments to develop amounts reflected and disclosed in our financial statements. Material estimates that are particularly susceptible to significant change in the near term are related to our losses and loss adjustment expenses, which include amounts estimated for claims incurred but not yet reported. We base our estimates on various assumptions and actuarial data that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates.

We believe our accounting policies specific to premium revenue recognition, losses and loss adjustment expenses, reinsurance, deferred policy acquisition costs, deferred tax assets and liabilities, and stock-based compensation expense involve our most significant judgments and estimates material to our consolidated financial statements.

Premium Revenue. Premium revenue is earned on a daily pro-rata basis over the term of the policies. Unearned premiums represent the portion of the premium related to the unexpired policy term.

Losses and Loss Adjustment Expenses. Reserves for losses and loss adjustment expenses (“LAE”) are determined by establishing liabilities in amounts estimated to cover incurred losses and LAE. Such reserves are determined based on the assessment of claims reported and the development of pending claims. These reserves are based on individual case estimates for the reported losses and LAE and estimates of such amounts that are incurred but not reported. Changes in the estimated liability are charged or credited to operations as the losses and LAE are adjusted.

The estimates of unpaid losses and LAE are subject to trends in claim severity and frequency and are continually reviewed. As part of the process, we review historical data and consider various factors, including known and anticipated regulatory and legal developments, changes in social attitudes, inflation and economic conditions. As experience develops and other data becomes available, these estimates are revised, as required, resulting in increases or decreases to the existing unpaid losses and LAE. Adjustments are reflected in the results of operations in the period in which they are made and the liabilities may deviate substantially from prior estimates.

Reinsurance. In the normal course of business, we seek to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance premiums and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

Deferred policy acquisition costs. Deferred policy acquisition costs (“DAC”) primarily represent commissions paid to Citizens or outside agents at the time of collection of the policy premium, salaries and premium taxes and are amortized over the life of the related policy in relation to the amount of premiums earned. The method followed in computing DAC limits the amount of such deferred costs to their estimated realizable value, which gives effect to the premium earned, related investment income, unpaid loss and LAE and certain other costs expected to be incurred as the premium is earned.

DAC is reviewed to determine if it is recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. Although recoverability of DAC is not assured, we believe it is more likely than not that all of these costs will be recovered. The amount of DAC considered recoverable, however, could be reduced in the near term if the estimates of total revenues discussed above are reduced or permanently impaired as a result of the disposition of a line of business. The amount of amortization of DAC could be revised in the near term if any of the estimates discussed above are revised.

Deferred Tax Assets and Liabilities. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets are recognized for deductible temporary differences and tax operating loss and tax credit carryforwards. The deferred tax assets and liabilities are measured by applying the enacted tax rates and laws in effect for the years in which such differences are expected to reverse.

Realization of deferred tax assets depends upon our generation of sufficient taxable income in the future to recover tax benefits that cannot be recovered from taxes paid in the carryback period, generally two years.

Stock-Based Compensation. We account for our stock option plans in accordance with SFAS No. 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. Under the fair value recognition provisions of SFAS 123(R), the Company recognizes stock-based compensation in the consolidated statements of operations on a straight-line basis over the vesting period. As permitted by SFAS 123(R), we use the Black-Scholes option pricing model, which requires the following variables for input to calculate the fair value of each stock award on the option grant date: 1) expected volatility of our stock price, 2) the risk-free interest rate, 3) expected term of each award, 4) expected dividends, and 5) an expected forfeiture rate.

ITEM 3 – QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of economic losses due to adverse changes in the estimated fair value of a financial instrument resulting in changes in interest rates, equity prices, or credit risk.

Credit risk is a major factor in operating our business. We have established policies and procedures to evaluate our exposure, particularly with regard to our investment holdings, and our receivable balances from insureds and reinsurers. We review credit risk from a variety of sources: credit risk from financial institutions; investment risk; counter-party risk from reinsurers; premium receivables; and key vendor relationships.

We are subject to credit risks with respect to our reinsurers. Although a reinsurer is liable for losses to the extent of the coverage which it assumes, our reinsurance contracts do not discharge our insurance company from primary liability to each policyholder for the full amount of the applicable policy, and consequently our insurance company remains obligated to pay claims in accordance with the terms of the policies regardless of whether a reinsurer fulfills or defaults on its obligations under the related reinsurance agreement. In order to mitigate credit risk in connection with reinsurance companies, we attempt to select financially strong reinsurers with an A.M. Best rating of “A-” or better and continually evaluate their financial condition.

ITEM 4 – CONTROLS AND PROCEDURES

Under the supervision and with the participation of our Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer), we have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report, and, based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that these disclosure controls and procedures are effective.

During the period covered by this report, we hired a controller to provide further oversight and management of the annual and interim financial closing and reporting process. With this exception, there have been no changes in our internal controls over financial reporting identified in connection with this evaluation that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II – OTHER INFORMATION

ITEM 1 – LEGAL PROCEEDINGS

We may be party to claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, or liquidity.

ITEM 1a – RISK FACTORS

There have been no material changes from the risk factors previously disclosed in the section entitled “Risk Factors” in our Prospectus, which was filed with the Securities and Exchange Commission on July 24, 2008.

ITEM 2 – UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a) Sales of Unregistered Securities

None.

(b) Use of Proceeds from Initial Public Offering

On July 24, 2008, our Registration Statement on Form S-1, as amended (File No. 333-150513), relating to our initial public offering of our units, common stock, and warrants was declared effective by the SEC. The Registration Statement covered the offer and sale by the Company of 1,666,668 units (the “Units”), with each Unit consisting of one share of the Company’s common stock and one warrant (each a “Warrant”), which were sold to the public on July 30, 2008 at a price of $7.00 per Unit. Two Warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share (130% of the public offering price) on or before July 30, 2013. In addition, our placement agents, Anderson & Strudwick, Incorporated and GunnAllen Financial, Inc., received an aggregate of 166,666 warrants (the “Placement Agent Warrants”) to purchase 166,666 shares of common stock at an exercise price of $9.10 per share. Thus, we have reserved 1,000,000 shares of common stock for issuance upon exercise of the Warrants and Placement Agent Warrants. The placement agents also have the option to effect a cashless exercise in which the warrants would be exchanged for the number of shares which is equal to the intrinsic value of the warrant divided by the current value of the underlying shares. Our initial public offering closed on July 30, 2008 resulted in aggregate gross proceeds to us of approximately $11.7 million and aggregate net proceeds of approximately $9.8 million after deducting an aggregate of $935,000 in commissions paid to placement agents and an estimated $944,000 in offering expenses. As of August 29, 2008, we have issued and outstanding a total of 6,848,668 shares of our common stock, which number includes the 1,666,668 shares underlying the Units issued in our initial public offering.

No offering expenses were paid directly to any of our directors or officers or persons owning ten percent or more of any class of our equity securities or to any other affiliates. Approximately $500,000 of our offering expenses were paid and we have an estimated additional $154,000 payable to a law firm at which one of our directors is a partner.

We did not receive the proceeds from our initial public offering until July 31, 2008, which occurred after the end of the period covered by this report. Accordingly, we had not used any of the proceeds of our initial public offering as of June 30, 2008.

We anticipate that we will use the net proceeds from our initial public offering primarily for increasing our statutory capital and surplus so that we can write additional policies, as well as for working capital and general corporate purposes. There has been no material change in the planned use of proceeds from our initial public offering as described in the final prospectus filed with the Securities and Exchange Commission on July 24, 2008.

(c) Repurchases of Securities

None.

(d) Working Capital Restrictions and Other Limitations on Payment of Dividends

Under Florida law, a domestic insurer may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. A Florida domestic insurer may not make dividend payments or distributions to stockholders without prior approval of the Florida OIR if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains. For a three-year period beginning March 30, 2007, our insurance subsidiary, as a newly licensed Florida insurer, is precluded from paying dividends unless approved in advance by the Florida OIR.

ITEM 3 – DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

We held our first annual meeting of the shareholders on May 29, 2008. At the meeting Francis X. McCahill, III, Martin A Traber and Garth A. Vernon were elected as Class A directors, George Apostolou, Paresh Patel and Gregory Politis were elected as Class B directors and Sanjay Madhu, Krishna Persaud and Anthony Sarvanos were elected as Class C directors.

Set forth below is a brief description of each matter voted upon at the meeting and the number of votes cast for or against each matter as well as abstentions.

PROPOSAL I.	For	Against	Abstain
To authorize and approve an amendment to the Company’s Articles of Incorporation to increase the amount of common stock from 50,000,000 to 100,000,000.	10,115,000	100,000	—

PROPOSAL II.	For	Against	Abstain
To amend the articles of incorporation of the Company to remove the language “Non-Voting” from the description of the authorized preferred stock and insert language that provides for “blank check” preferred stock.	9,220,000	495,000	—

PROPOSAL III.	For	Against	Abstain
To amend the Company’s Articles of Incorporation and Bylaws to divide the Board of Directors into three classes of Directors serving staggered, three-year terms and to allow the Board of Directors to increase or decrease the number of Directors.	9,865,000	150,000	100,000

PROPOSAL IV.

The election of nine Directors in three separate classes.

To elect as Class A Directors of the Company, Francis X. McCahill, III, Martin A. Traber and Garth A. Vernon, to serve an initial one-year term expiring in 2009.

	For	Against	Abstain
Francis X. McCahill, III	10,115,000	—	—

	For	Against	Abstain
Martin A. Traber	10,115,000	—	—

	For	Against	Abstain
Garth A. Vernon	10,115,000	—	—

To elect as Class B Directors of the Company, George Apostolou, Paresh Patel and Gregory Politis, to serve an initial two-year term expiring in 2010.

	For	Against	Abstain
George Apostolou	10,115,000	—	—

	For	Against	Abstain
Paresh Patel	10,115,000	—	—

	For	Against	Abstain
Gregory Politis	10,115,000	—	—

To elect as Class C Directors of the Company, Sanjay Madhu, Krishna Persaud and Anthony Sarvanos, to serve an initial three-year term expiring in 2011.

	For	Against	Abstain
Sanjay Madhu	10,115,000	—	—

	For	Against	Abstain
Krishna Persaud	10,115,000	—	—

	For	Against	Abstain
Anthony Sarvanos	10,115,000	—	—

PROPOSAL V.	For	Against	Abstain
To authorize and approve a 1-for-2.50 split of the Company’s common stock.	10,115,000	—	—

PROPOSAL VI.	For	Against	Abstain
To amend the Company’s Bylaws to permit the Board of Directors the authority to adopt, alter and amend the Bylaws without a shareholder vote.	8,820,000	1,195,000	100,000

ITEM 5 – OTHER INFORMATION

None.

ITEM 6 – EXHIBITS

The following documents are filed as part of this report:

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

3.2	Bylaws with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.2	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and American Stock Transfer & Trust Company. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.3	Form of Warrant Certificate. Incorporated by reference to the correspondingly numbered exhibit Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.4	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.5	Form of Warrant Certificate issued to Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.6	Form of Unit Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.7	Warrant Agreement dated July 30, 2008, between Homeowners Choice, Inc. and GunnAllen Financial, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.8	Letter Agreement dated August 1, 2008 among Homeowners Choice, Inc., Anderson & Strudwick, Incorporated and GunnAllen Financial, Inc., whereby we waive certain cancellation rights under warrants issued to the other parties. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.9	See Exhibits 3.1 and 3.2 of this report for provisions of the Articles of Incorporation, as amended, and our Bylaws, as amended, defining certain rights of security holders. See also Exhibits 10.6, 10.7 and 10.21 defining certain rights of the recipients of stock options and other equity-based awards.

10.1	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Francis X. McCahill, III. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.2	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Richard R. Allen. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.3	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Ronald E. Chapman. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.4	Separation Agreement and General Release dated December 19, 2007 between Homeowners Choice, Inc. and Ronald E. Chapman. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.5	Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended. See amendment to Consulting Agreement at Exhibit 10.12.

10.6	Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan.

10.7	Form of Incentive Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.8	ISO Master Agreement dated November 1, 2007 between Insurance Services Office, Inc. and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.9	Software License Agreement executed April 8, 2008 with an effective date of November 1, 2007 by and between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.10	Assumption Agreement dated June 19, 2007 by and between Homeowners Choice Property & Casualty Insurance Company, Inc. and Citizens Property Insurance Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.11	Service Contract for Homeowners Claims Handling dated May 30, 2007, but effective July 1, 2007, by and between Homeowners Choice Managers, Inc. and Johns Eastern Company, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.12	Amendment dated August 21, 2008 to Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to Exhibit 10.12 to Form 8-K filed August 22, 2008.

10.13	Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers.

10.14	Reinstatement Premium Protection Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers.

10.15	Multi-Year Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers.

10.17	Assignment of Lease dated July 31, 2007 by Cypress Underwriters, Inc. to Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.18	Lease Agreement dated April 8, 2008 between 2340 Drew St, LLC and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.19	Voting Agreement among Homeowners Choice, Inc. and certain shareholders, including an amendment terminating the agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.21	Form of Non-Qualified Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

31.1	Certification of the Chief Executive Officer

31.2	Certification of the Chief Financial Officer

32.1	Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.ss.1350

32.2	Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.ss.1350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Company.

HOMEOWNERS CHOICE, INC.

August 29, 2008	By	/s/ Francis X. McCahill III
Francis X. McCahill III
President and Chief Executive Officer
(Principal Executive Officer)

August 29, 2008	By	/s/ Richard R. Allen
Richard R. Allen
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 10.6

HOMEOWNERS CHOICE, INC.

2007 Stock Option and Incentive Plan

1.	Purpose and Eligibility

The purpose of this 2007 Stock Option and Incentive Plan (the “Plan”) of Homeowners Choice, Inc. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 8.

2.	Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.	Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is six million (6,000,000) shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed six million (6,000,000) shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

4.	Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The maximum aggregate number of shares of Common Stock which may be issued under this Plan as Incentive Stock Options is six million (6,000,000), subject to adjustment under Section 3(c). The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

i. by check payable to the order of the Company;

ii. except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

iii. to the extent explicitly provided in the applicable option agreement, by (a) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (b) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (c) payment of such other lawful consideration as the Board may determine.

5.	Restricted Stock

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.	General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (as used in this Section 7(e), also the “Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.	Miscellaneous

a. Definitions.

i. “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Homeowners Choice, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Homeowners Choice, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii. “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii. “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on April 30, 2007

Approved by the stockholders on April 30, 2007

Exhibit 10.13

Policy No	H3O1010
Reinsured	Homeowners Choice Property and Casualty Insurance Company
Account	Property Catastrophe Excess of Loss Reinsurance

MRC Exempt – Client Requirement

Account Executive / Broker:	Derek Keating
Account Manager:	Anthony Winckley
Unique Market Reference
B11082008H3O1010
for Lloyd’s use
for ILU use
for LIRMA use

Benfield Limited is authorised by the Financial Services Authority under the reference number 311884.

Registered in England no 1170753. Registered office 55 Bishopsgate.

1108 BEN

Contract Endorsement

Unique Market Reference	B11082008H3O1010

Endorsement Reference	001

Reinsured	Homeowners Choice Property and Casualty Insurance Company

CONTRACT CHANGES

It is hereby noted and agreed, effective on June 1, 2008, that paragraph C of Article - VII - Definitions shall be deleted and the following substituted therefor:

“C.	‘Loss adjustment expense’ as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, a pro rata share of salaries and expenses of the Company’s field employees and expenses of other employees of the Company who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Company’s officials incurred in connection with losses covered by this Contract, and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss adjustment expense shall not include normal office expenses or salaries of the Company’s officials.”

All other terms, clauses, and conditions remain unaltered.

Contract Endorsement

Unique Market Reference	B11082008H3O1010

Endorsement Reference	001

Reinsured	Homeowners Choice Property and Casualty Insurance Company

AGREEMENT

Contract Endorsement

Unique Market Reference	B11082008H3O1010

Endorsement Reference	001

Reinsured	Homeowners Choice Property and Casualty Insurance Company

AGREEMENT

Contract Endorsement

Unique Market Reference	B11082008H3O1010

Endorsement Reference	001

Reinsured	Homeowners Choice Property and Casualty Insurance Company

AGREEMENT

Risk Details	1108 BEN

Unique Market	B11082008H3O1010
Reference (UMR)

Type	Property Catastrophe Excess of Loss Reinsurance

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I - Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Homeowners Multiple Peril (property sections only) and Dwelling Fire (property sections only), subject to the terms, conditions and limitations set forth herein and in Schedule A attached hereto.

Article II - Commencement and Termination

A.	This Contract shall become effective on June 1, 2008, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract in the event any of the following circumstances occur, as clarified by public announcement for subparagraphs 1 through 6 below, or upon discovery for subparagraphs 7 and 8 below. To terminate a Subscribing Reinsurer’s percentage share in this Contract, the Company must give the Subscribing Reinsurer written notice by either certified or registered mail for which a return receipt is requested. The effective date of termination will be as selected by the Company, which may be a date that is retroactively applied up to a maximum of 65 days prior to the date of applicable public announcement or discovery, subject to the condition that such selected date must be the last day of a calendar month:

1.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

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2.	The Subscribing Reinsurer’s policyholders’ surplus (or its equivalent under the Subscribing Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Subscribing Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer’s operations previously; or

5.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

6.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Subscribing Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

8.	The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.

C.	If this Contract is terminated or expires while a loss occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

Article III - Territory (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company’s policies.

Article IV - Exclusions

A.	This Contract does not apply to and specifically excludes the following:

1.	All excess of loss reinsurance assumed by the Company.

2.	Reinsurance assumed by the Company under obligatory reinsurance agreements, except intercompany reinsurance between the reinsured companies under this Contract and agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date.

3.	Financial guarantee and insolvency.

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4.	All Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation and Credit business.

5.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)” attached to and forming part of this Contract.

6.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

7.	Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.

8.	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

9.	Pollution and seepage coverages excluded under the provisions of the “Pollution and Seepage Exclusion Clause (BRMA 39A)” attached to and forming part of this Contract.

10.	Loss or liability excluded under the “Terrorism Exclusion” attached to and forming part of this Contract.

11.	Losses from mold-related claims, unless arising out of an otherwise covered peril.

12.	Flood, when written as such.

B.	Notwithstanding the foregoing, the Company may request a special acceptance of reinsurance falling within the scope of the exclusions set forth in paragraph A (other than exclusions 3, 5, 6 and 10). Within five days of receipt of such a request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Subscribing Reinsurer fails to respond to a special acceptance request within five days, the Subscribing Reinsurer will be deemed to have agreed to the special acceptance.

In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder. Further, if one or more Subscribing Reinsurers under this Contract agreed to special acceptance(s) under the contract being replaced by this Contract, such special acceptance(s) shall be automatically covered hereunder with respect to the interests and liabilities of such Subscribing Reinsurer(s).

Article V - Retention and Limit

A.

As respects each excess layer of reinsurance coverage provided by this Contract, the Company shall retain and be liable for the first amount of ultimate net loss, shown as “Company’s Retention” for that excess layer in Schedule A attached hereto, arising out of each loss occurrence. The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such ultimate net loss exceeds the Company’s applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed the amount, shown as “Reinsurer’s Per Occurrence Limit” for that excess layer in Schedule A attached hereto, as respects any one loss occurrence.

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B.	No claim shall be made under any excess layer of reinsurance coverage provided by this Contract as respects any one loss occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes of this Contract, the Company shall be the sole judge of what constitutes one risk.

Article VI - Reinstatement

A.	In the event all or any portion of the reinsurance under any excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the loss occurrence commences hereon.

1.	As respects each amount so reinstated under the first excess layer, the Company shall pay no additional premium.

2.	As respects each amount so reinstated under the second through fourth excess layers, the Company agrees to pay additional premium equal to the product of the following:

a.	The percentage of the occurrence limit for the excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	The earned reinsurance premium for the excess layer reinstated for the term of this Contract (exclusive of reinstatement premium).

B.	Whenever the Company requests payment by the Reinsurer of any loss under any excess layer hereunder, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer. If the earned reinsurance premium for any excess layer for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the deposit premium for that excess layer and shall be readjusted when the earned reinsurance premium for that excess layer for the term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer for any excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss for that excess layer. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s statement.

C.	Notwithstanding anything stated herein, the liability of the Reinsurer under any excess layer of reinsurance coverage provided by this Contract shall not exceed either of the following:

1.	The amount, shown as “Reinsurer’s Per Occurrence Limit” for that excess layer in Schedule A attached hereto, as respects loss or losses arising out of any one loss occurrence; or

2.	The amount, shown as “Reinsurer’s Term Limit” for that excess layer in Schedule A attached hereto, in all during the term of this Contract.

Article VII - Definitions

A.	“Ultimate net loss” as used herein shall be defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

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B.	“Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as:

1.	“Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.	“Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

However, as respects ultimate net loss for each excess layer of reinsurance coverage provided by this Contract, loss in excess of policy limits and extra contractual obligations arising out of each loss occurrence shall not exceed an amount equal to 25.0% of the loss under each excess layer of reinsurance coverage provided by this Contract.

Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.	“Loss adjustment expense” as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, a pro rata share of salaries of the Company’s field employees and expenses of other employees of the Company who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Company’s officials incurred in connection with losses covered by this Contract, and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss adjustment expense shall not include normal office expenses or salaries of the Company’s officials.

D.	“Term of this Contract” as used herein shall be defined as the period from June 1, 2008 until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences. However, if this Contract is terminated, “term of this Contract” as used herein shall mean the period from June 1, 2008 through the effective date of termination.

Article VIII - Other Reinsurance

The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

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Article IX - Loss Occurrence

A.	The term “loss occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “loss occurrence” shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term “loss occurrence” shall be further defined as follows:

1.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph A) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s “loss occurrence.”

4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting frozen pipes and tanks) may be included in the Company’s “loss occurrence.”

5.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Company’s “loss occurrence.”

B.	For all those “loss occurrences,” other than those referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any “loss occurrence” referred to in subparagraph 1 of paragraph A above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C.	As respects those “loss occurrences” referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 96 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “loss occurrences,” provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D.	No individual losses occasioned by an event that would be covered by a 72 or 96 hours clause may be included in any “loss occurrence” claimed under a 168 hours provision.

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Article X - Loss Notices and Settlements

A.	Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B.	All loss settlements made by the Company, provided they are within the terms of this Contract and the terms of the Company’s policies (except as respects loss in excess of policy limits and extra contractual obligations), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Company.

Article XI - Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Company’s opinion, it is economically reasonable to do so.

Article XII - Florida Hurricane Catastrophe Fund

A.	The Company shall provisionally purchase Florida Hurricane Catastrophe Fund (“FHCF”) reimbursement coverage, including any Temporary Increase in Coverage Limit Options, with a limit and retention of 90.0% of $120,467,044 excess of $26,073,109.

The provisional limit and retention detailed above may increase or decrease depending on the Company’s actual exposures on policies subject to the FHCF reimbursement coverage during the term of this Contract. The Company and the Reinsurer agree to accept and be bound by the final determination of the FHCF.

B.	The Company shall purchase from the FHCF additional underlying coverage of 100% of $1,000,000 excess of $3,225,000 (including one reinstatement) provided by the FHCF to Limited Apportionment Companies.

C.	Any loss reimbursement paid or payable to the Company under the mandatory and optional coverage layers provided by the FHCF as set forth in paragraphs A and B above, as a result of loss occurrences commencing during the term of this Contract shall inure to the benefit of this Contract. Further, any FHCF loss reimbursement shall be deemed to be paid to the Company in accordance with the reimbursement contract between the Company and the State Board of Administration of the State of Florida at the full payout level set forth therein and will be deemed not to be reduced by any reduction or exhaustion of the FHCF’s claims paying capacity.

C.	Prior to the determination of the Company’s FHCF retention and payout, if any, under the mandatory and optional coverage layers set forth between the Company and the State Board of Administration of the State of Florida in paragraph A above, the Reinsurer’s liability hereunder will be determined provisionally based on the projected payout, determined in accordance with the provisions of the reimbursement contract. Following the FHCF’s final determination of the payout under the coverage layers provided by the reimbursement contract, the ultimate net loss under this Contract will be recalculated. If, as a result of such calculation, the loss to the Reinsurer under any excess layer of this Contract in any one loss occurrence is less than the amount previously paid by the Reinsurer under that excess layer, the Company shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer under any excess layer in any one loss occurrence is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Company.

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D.	If an FHCF reimbursement amount is based on the Company’s losses in more than one loss occurrence commencing during the term of this Contract, the total such FHCF reimbursement received by the Company shall be allocated to individual loss occurrences in chronological order of the dates such loss occurrences commence, beginning with the first such loss occurrence commencing during the term of this Contract, provided that:

1.	The portion of the total FHCF reimbursement amount to be allocated by the Company to any individual loss occurrence shall be equal to the lesser of (a) the amount of such FHCF reimbursement to which the Company would be entitled for that loss occurrence alone, or (b) the remaining such FHCF reimbursement which has not been allocated by the Company to prior loss occurrences; and

2.	The total amount allocated by the Company to all such loss occurrences shall be equal to the total FHCF reimbursement received by the Company for such loss occurrences.

Article XIII - Reinsurance Premium

A.	As premium for each excess layer of reinsurance coverage provided by this Contract, the Company shall pay the Reinsurer the greater of the following:

1.	The amount shown as “Contract Minimum Premium” (or a pro rata portion thereof if this Contract is terminated prior to May 31, 2009, subject to no known losses) for that excess layer in Schedule A attached hereto; or

2.	The sum of the Company’s aggregate total insured value for policies that include wind coverage in force on September 30, 2008, multiplied by the percentage shown as “Adjustment Rate” for that excess layer in Schedule A attached hereto.

B.	The Company shall pay the Reinsurer a deposit premium for each excess layer equal to the amount, shown as “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, payable in four installments. The first and second installments shall each be an amount equal to 20.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, and are due on June 1 and September 1 of 2008. The third and fourth installments shall each be an amount equal to 30.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto, and are due on December 1, 2008 and March 1, 2009. In the event this Contract is terminated in accordance with the provisions of paragraph B of the Commencement and Termination Article, no deposit premium installments shall be due after the effective date of termination; however, notwithstanding the foregoing and subject to no known losses for any excess layer hereunder, the Reinsurer shall be due a pro rata portion of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto as of the effective date of termination.

Notwithstanding the provisions above, in the event of a loss to any excess layer hereunder and as respects any offset provided herein for the loss paid by the Reinsurer for that excess layer, in lieu of the “Contract Deposit Premium” percentages set forth above, the four installments shall be due on the aforementioned dates and shall be an amount equal to 25.0% of the “Contract Deposit Premium” for that excess layer in Schedule A attached hereto.

C.	Within 30 days after the effective date of termination or expiration, or within 30 days after September 30, 2008 (the date to be selected by the Company), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for each excess layer, computed in accordance with paragraph A above, and any additional premium due the Reinsurer or return premium due the Company for each excess layer shall be promptly remitted.

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Article XIV - Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.	Any claim or loss payment due the Company hereunder shall be deemed due 10 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

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E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XV - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article XVI - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XVII - Liability of the Reinsurer

A.	The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XVIII - Net Retained Lines (BRMA 32E)

A.	This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Article XIX - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article XX - Currency (BRMA 12A)

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

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Article XXI - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XXII - Federal Excise Tax (BRMA 17D)

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XXIII - Reserves

A.	The Reinsurer agrees to fund its share of the Company’s ceded unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) by:

1.	Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;

if the Reinsurer:

1.	Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Company and if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved; or

2.	Has experienced any of the circumstances described in paragraph B of the Commencement and Termination Article. However, if such circumstance is rectified, then no special funding requirements shall apply and any such current funding in accordance with the provisions above shall be released to the Reinsurer.

For purposes of this Contract, the Lloyd’s United States Credit for Reinsurance Trust Fund shall be considered an acceptable funding instrument. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B.	With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an “evergreen clause,” which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

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2.	To reimburse itself for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

3.	To fund a cash account in an amount equal to the Reinsurer’s share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

4.	To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences), if so requested by the Reinsurer; and

5.	To reimburse itself for the Reinsurer’s portion of the unearned reinsurance premium paid to the Reinsurer hereunder.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(3) or B(5), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

Article XXIV - Insolvency

A.	In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

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Article XXV - Arbitration

A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.

Article XXVI - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

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Article XXVII - Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

Article XXVIII - Confidentiality

The Reinsurer shall maintain the confidentiality of all information reviewed during any inspection as well as the results of such inspection and shall not disclose such materials to third parties other than the Reinsurer’s auditors, legal counsel, retrocessionaires, or as required in any action brought to enforce the Reinsurer’s rights under this Contract, or as required by a London market lead, regulatory agency, court order or subpoena, provided that the other party is given prior notice of such regulatory requirement, court order or subpoena.

Article XXIX - Entire Agreement

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

Article XXX - Severability (BRMA 72E)

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

Article XXXI - Agency Agreement (BRMA 73A)

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXXII - Notices and Contract Execution

A.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:

1.	Paper documents with an original ink signature;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

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C.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Article XXXIII - Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

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Schedule A

Excess Catastrophe

Reinsurance Contract E Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

	First Excess	Second Excess	Third Excess	Fourth Excess
Company’s Retention	$3,225,000	$13,250,000	$26,000,000	$40,000,000

Reinsurer’s Per Occurrence Limit	$9,025,000	$12,750,000	$14,000,000	$45,000,000

Reinsurer’s Term Limit	$18,050,000	$25,500,000	$28,000,000	$90,000,000

Contract Minimum Premium	$4,115,400	$3,519,000	$1,960,000	$3,780,000

Adjustment Rate	0.07746%	0.06624%	0.03689%	0.07115%

Contract Deposit Premium	$5,144,250	$4,398,750	$2,450,000	$4,725,000

The figures listed above for each excess layer shall apply to each Subscribing Reinsurer in the percentage share for that excess layer as expressed in its Interests and Liabilities Agreement attached hereto.

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Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)

1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

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Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

BRMA 35B

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Pollution and Seepage Exclusion Clause

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company’s property loss under the applicable original policy.

BRMA 39A

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Terrorism Exclusion (Treaty Reinsurance)

Notwithstanding any provision to the contrary within this Contract or any amendment thereto, it is agreed that this Contract excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organization(s) or government(s) de jure or de facto, and which:

1.	Involves violence against one or more persons; or

2.	Involves damage to property; or

3.	Endangers life other than the person committing the action; or

4.	Creates a risk to health or safety of the public or a section of the public; or

5.	Is designed to interfere with or disrupt an electronic system.

This Contract also excludes loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, in respect only of personal lines, this Contract will pay actual loss or damage (but not related cost and expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.

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Taxes Payable by Reinsured and Administered by Reinsurers	None.

Wording	The Risk Details section of this Contract and any endorsements and/or amendments attached hereto set out all the terms and conditions of this reinsurance. The Contract Wording for such reinsurance shall consist of such terms and conditions and shall set out Reinsurers’ participations hereon. Such Contract Wording may include Contract Title Front Sheet, Table of Contents, Reinsured’s attestation clause, Interests and Liabilities Agreements and/ or Signing Page(s) / Schedules, as appropriate. Agreement by the Reinsurers to this Contract and any endorsements and/or amendments attached hereto shall constitute agreement to such Contract Wording.

Subjectivities	None.

Reinsurer Contract Documentation	To follow the “Wording” article except:

1. The Broker to produce the Contract Wording and/or Addenda, as appropriate;

2. Lloyd’s and Company Reinsurers hereon authorise Xchanging Ins-sure Services (XIS) to sign and seal the Contract Wording on a FDO basis;

3. XIS to sign Lloyd’s policy.

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APPENDIX - Information

Information	1. Benfield Placing Information Booklet dated 28th April, 2008

.	2. 2008 Estimated Aggregate Wind TIV as of 30th September, 2008: 2008 Estimated Aggregate USD6,640,706,700

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APPENDIX – Security Details

Reinsurer’s Liability	(Re)lnsurer’s Liability Clause ~ LMA3333
(Re)insurer’s liability several not joint

The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning “signing” below.

In the case of a Lloyd’s syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member’s proportion. A member is not jointly liable for any other member’s proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd’s, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd’s syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd’s, at the above address.

Proportion of liability

Unless there is “signing” (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its “written line”.

Where this contract permits, written lines, or certain written lines, may be adjusted (“signed”). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd’s syndicate, the total of the proportions underwritten by all the members of a Lloyd’s syndicate taken together) is referred to as a “signed line”. The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to “this contract” in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

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Order Hereon	First Layer: 11.000% of 100% Second Layer: 8.000% of 100% Third Layer: 46.500% of 100% Fourth Layer: 41.500% of 100%

Basis of Written Lines	Percentage of Whole

Signing Provisions

In the event that the written lines hereon exceed 100% of the order, any lines written “to stand” will be allocated in full and all other lines will be signed down in equal proportions so that the aggregate signed lines are equal to 100% of the order without further agreement of any of the Reinsurers.

However:

a)      In the event that the placement order is not completed by the commencement date of the Contract then all lines written by that date will be signed in full;

b)      The Reinsured may elect for the disproportionate signing of Reinsurers lines, without further specific agreement of Reinsurers, providing that any such variation is made prior to the commencement date of the period of the Contract, and that lines written “to stand” may not be varied without the documented agreement of those Reinsurers;

c)      The signed lines resulting from the application of the above provisions can be varied, before or after commencement date of the period of the Contract, by the documented agreement of the Reinsured and all Reinsurers whose lines are to be varied. The variation to the Contract will take effect only when all such Reinsurers have agreed, with the resulting variation in signed lines commencing from the date set out in that agreement.

The signed line will be entered on the respective Reinsurer signing page by the Broker and shall be notified to the Reinsurer.

Signing Pages

This Contract incorporates a Reinsurer Interests and Liabilities Agreement and corresponding Signing Page, signature of which binds the Reinsurer and the Reinsured to the terms and conditions of this Contract.

Where the Reinsurer provides acceptance of a share by alternative correspondence, this shall constitute their formal signature until superseded by a completed Interests and Liabilities Agreement or Signing Page.

For the purposes of the application of (Re)Insurer’s Liability Clause ~ LMA3333, each Reinsurer signed line is recorded on the Reinsurer’s Signing Page and not in a separate schedule appended to this Contract.

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APPENDIX - Subscription Agreement

Slip Leader	1st & 2nd - MAP 2791 3rd & 4th - MAP 2007

Basis of Agreement to Contract Changes

Additions, deletions or amendments to this Contract can only be made by an endorsement produced by Benfield Limited and shall be binding upon both parties on the same basis as stated under the Signing Pages section of Security Details.

The agreement process, other than for Special Acceptances, is as follows:

1. Reinsurers whose participation is subject to the General Underwriter Agreement October 2001. Excess of Loss and Treaty Reinsurance Schedule (October 2002),

Part 1 changes to be agreed by Slip Leader only on behalf of all other Reinsurers within the GUA. Part 2 changes to be agreed by the Slip Leader and Agreement Parties only on behalf of all Reinsurers within the GUA.

Part 3 changes to be agreed by all Reinsurers within the GUA.

2. Reinsurers whose participation is not subject to the General Underwriter Agreement October 2001.

Each such Reinsurer to agree all amendments and alterations.

With regard to special acceptances, these shall be handled in accordance with the provisions of the Special Acceptance section of Risk Details.

When details of agreed endorsements are required to be provided to following Reinsurer(s) a Broker visit, e-mail or other electronic means, facsimile or letter will be used by Benfield Limited.

Other Agreement Parties for Contract Changes, for Part 2 GUA Changes only	Where no other agreement parties are specified, Part 2 changes will be agreed by the Slip Leader only.

Agreement Parties for Contract Changes, for their proportion only	None.

Basis of Claims Agreement	Claims to be managed in accordance with the Lloyd’s 2006 Claims Scheme and IUA Claims Agreement Practices, except as amended by the following:

1. Lloyd’s Reinsurers agree to waive the Xchanging Ins-sure Services settlement delay procedures in respect of first advice and settlement;

2.      All loss settlements within or equal to a previously agree reserve shall be automatically payable by Reinsurers. Where losses are advised and/or settled on a “block” or “bordereaux” basis, this shall still apply in relation to each individual loss comprising the “block” or “bordereaux”;

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3. On any claim agreed by the Claims Leaders any action to subrogate, pursue or investigate a claim against a third party shall not delay settlement hereon;

4. A request for further information shall not delay payment of a claim once it has been approved by the Claims Leaders but such information request will still be pursued after payment;

5. XIS Company Reinsurers to agree settlement requests on a Claims Electronic Settlements (CES) basis via the Class system;

6.      In the event of the Leaders receiving an arbitration request or wishing to commence arbitration, each subscribing Reinsurer agreed EITHER to follow the Leader’s conduct of such arbitration and be bound by its outcome OR to elect to pay their share of any claim and/or reject going to arbitration;

7. Agree to allow collection of claims and returns hereunder against the production of original or designated copy policies as required.

8. All Non-Bureaux Reinsurers to agree claims for their own proportion only.

Claims Agreement Parties	By the first Lloyd’s and all XIS company Reinsurers subscribing to this Contract plus Xchanging Claims Services (London) on behalf of all following Lloyd’s Syndicates; and by each non-bureau Reinsurer subscribing to this Contract (by correspondence).

Claims Administration	Benfield Limited and Bureau Reinsurers agree that any claims hereunder (including any claims related costs/fees) will be notified and administered via ECF with any payment(s) processed via CLASS, unless both parties agree to do otherwise.

Only losses incurred excess of the Treaty Retention to be advised on an individual basis.

Rules and Extent of any other Delegated Claims Authority	None.

Expert(s) Fees Collection	For the avoidance of any doubt, it is understood that Benfield Limited shall have no responsibility whatsoever for the collection of any expert fees and expenses.

Settlement Due Date	30th June, 2008

Deferred Premium Period of Credit	30 days

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1108 BEN

Adjustment Premium Period of Credit	120 days

Bureaux Arrangements	Where possible Benfield Limited will submit De-linked accounts to Xchanging Ins-sure Services. Premium payment requirements deemed met if accounts are correctly released for settlement to Ins-sure in line with bureau procedures on or before settlement due date.

Non Bureaux Arrangements	The provisions of the General Underwriters Agreement (GUA October 2001) and accompanying Excess of Loss and Treaty Reinsurance Schedule (October 2002) shall not apply in relation to the participation of non-bureau markets subscribing hereto. All non-bureau Reinsurers to agree all contract changes for their respective shares (by correspondence).

Additional Administrative Agreements

Underwriting Audit/Claims Reviews and Fees:

Underwriting Audit/Claims reviews to be authorised by the Slip Leader and XCS, and at the cost to current Reinsurers hereon. Settlement of fees to be agreed by the Slip Leader and XCS.

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APPENDIX - Fiscal and Regulatory

Tax Payable by Reinsurer(s)

As provided in the Risk Details Section, the rate of Federal Excise Tax is 1%.

The statutory tax amount shown above is correct at the attachment date of this Contract; however, by its very nature may be subject to revision during the currency of the period hereon. All such revisions are deemed to be automatically accepted by reinsurers subscribing hereto.

Country of Origin	The United States of America

Overseas Broker	Benfield Inc.
3655 North Point Parkway
Suite 300
Alpharetta, GA 30005
USA

US Classification	U.S. Reinsurance.

NAIC Codes	The NAIC Codes for the reinsured companies are as follows:

	Company	NAIC Code
	Homeowners Choice Property and Casualty Insurance Company	12944

LSW 1007 (Reinsurance) - NAIC Clause

“The NAIC Identification number for each participating Syndicate shown herein is AA-1 12 followed by a four (4) digit number that can be derived by adding 6000 to the Syndicate number.”

(This item will be included in the Cover Note).

Allocation of Premium to Coding	XA

FSA Client Classification	Reinsurance

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APPENDIX - Broker Remuneration and Deductions

Fee Payable By Client?	No.

Total Brokerage	15% (nil on reinstatement premiums).

Other Deductions from Premium	None.

UMR B11082008H3O1010
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Interests and Liabilities Agreement

of

Certain Underwriting Members of Lloyd’s

shown in the Signing Page(s) attached hereto

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage share(s) in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

  8.000% of the First Excess Catastrophe Reinsurance

  5.000% of the Second Excess Catastrophe Reinsurance

33.500% of the Third Excess Catastrophe Reinsurance

28.500% of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

Signed for and on behalf of the Subscribing Reinsurer in the Signing Page(s) attached hereto.

\UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	5%	70% X 1108YG03539	3.500%
		30% X 1108LX03540	1.500%
Second Layer	5%	70% X 1108MG03541	3.500%
		30% X 1108NX03542	1.500%
Third Layer	5%	70% X 1108PG03543	3.500%
		30% X 1108RX03544	1.500%
Fourth Layer	5%	70% X 1108TG03545	3.500%
		30% X 1108WX03546	1.500%

UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	0%
Second Layer	0%
Third Layer	7 1/2%	CAC2397508UA	7.500%
Fourth Layer	5%	CAC2397608FA	5.000%

UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008.

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer
Second Layer
Third Layer	10%	XC08CX914Y2X	10.000%
Fourth Layer	10%	XC08CX915H2X	10.000%

UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008.

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	3%	YPT1XA2965BX	3.000%
Second Layer	/
Third Layer	10%	YPT1XA2966BX	10.000%
Fourth Layer	/

UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008.

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	/
Second Layer	/
Third Layer	/
Fourth Layer	1%	XPTIXA2968BX	1.000%

UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008.

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	/
Second Layer	/
Third Layer	/
Fourth Layer	5	RW24508ACSA7	5.000%

UMR B11082008H3O1010
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Signing Page

attaching to and forming part of the

Interests and Liabilities Agreement(s)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in the attached Interests and Liabilities Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in London, this 11th day of June in the year 2008.

For and on behalf of:

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	NIL
Second Layer	NIL
Third Layer	1%	300153700008	1.000%
Fourth Layer	2.5%	300153800008	2.500%

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Signing Page

for

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby accepts the percentage shares set forth below as Signed Lines in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in this Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in Hamilton, Bermuda, this 11th day of June in the year 2008.

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer
Second Layer
Third Layer	10%	CAC6168608LB	10.000%
Fourth Layer	10%	CAC6168708ZB	10.000%

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Signing Page

for

SCOR Switzerland Limited

Zurich, Switzerland

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company, et al,

as defined in the above captioned Contract

The Subscribing Reinsurer hereby accepts the percentage shares set forth below as Signed Lines in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

The Subscribing Reinsurer hereby agrees to the terms and conditions of the reinsurance as contained in this Agreement and Contract. The Broker is also allowed to subsequently allocate a signed line, which is entered below and shall be separately notified to the Subscribing Reinsurer.

Signed in Zurich, this 13th day of June in the year 2008.

	WRITTEN LINES		SIGNED LINES (entered by Broker)
LAYER	Percentage	Reference
First Layer	3%	PR2HA0105GG6084	3.000%
Second Layer	3%	PR2HB0105GG6084	3.000%
Third Layer	3%	PR2HC0105GG6084	3.000%
Fourth Layer	3%	PR2HD0105GG6084	3.000%

Interests and Liabilities Agreement

of

Amlin Bermuda Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

   0% of the First Excess Catastrophe Reinsurance

        0% of the Second Excess Catastrophe Reinsurance

10.0% of the Third Excess Catastrophe Reinsurance

  10.0% of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 11th day of July in the year 2008.

08IL\H3O1010
88

Interests and Liabilities Agreement

of

Flagstone Reinsurance Limited

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

35.0%	of the First Excess Catastrophe Reinsurance	REF:	AN2116A - 08
15.0%	of the Second Excess Catastrophe Reinsurance		AN2116B - 08
15.0%	of the Third Excess Catastrophe Reinsurance		AN2116C - 08
15.0%	of the Fourth Excess Catastrophe Reinsurance		AN2116D - 08

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 13th day of June in the year 2008.

08IL\H3O1010
89

Interests and Liabilities Agreement

of

DaVinci Reinsurance Ltd.

Hamilton, Bermuda

by

Renaissance Underwriting Managers

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
16.0%	of the Second Excess Catastrophe Reinsurance
0%	of the Third Excess Catastrophe Reinsurance
0%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 13 day of June in the year 2008.

08IL\H3O1010
90

Interests and Liabilities Agreement

of

Motors Insurance Corporation

Detroit, Michigan

by

GMAC Re Corporation

Mt. Laurel, New Jersey

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
6.5%	of the Second Excess Catastrophe Reinsurance
8.0%	of the Third Excess Catastrophe Reinsurance
2.0%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Mt. Laurel, New Jersey, this 12th day of June in the year 2008.

08IL\H3O1010
91

Interests and Liabilities Agreement

of

Hannover Re (Bermuda), Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
5.0%	of the Third Excess Catastrophe Reinsurance	US02732 0308
7.5%	of the Fourth Excess Catastrophe Reinsurance	US02732 0408

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In any action, suit or proceeding to enforce the Subscribing Reinsurer’s obligations under the attached Contract, service of process may be made upon Mendes & Mount, 750 Seventh Avenue, New York, New York 10019.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 12TH day of June in the year 2008.

08IL\H3O1010
92

Interests and Liabilities Agreement

of

Lehman Re Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
4.0%	of the Third Excess Catastrophe Reinsurance
3.0%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 17th day of June in the year 2008.

08IL\H3O1010
93

Interests and Liabilities Agreement

of

Montpelier Reinsurance Ltd.

Pembroke, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

12.0% of the First Excess Catastrophe Reinsurance
12.0% of the Second Excess Catastrophe Reinsurance
12.0% of the Third Excess Catastrophe Reinsurance
12.0% of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 13th day of June in the year 2008.

08IL\H3O1010
94

Interests and Liabilities Agreement

of

New Castle Reinsurance Company Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

 0%     of the First Excess Catastrophe Reinsurance

   7.5%     of the Second Excess Catastrophe Reinsurance

5.0%     of the Third Excess Catastrophe Reinsurance

     0%     of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 16 day of June in the year 2008.

08IL\H3O1010
95

Interests and Liabilities Agreement

of

PARIS RE

Paris, France

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
3.0%	of the Third Excess Catastrophe Reinsurance
3.0%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Paris, France, this 13th day of June in the year 2008.

08IL\H3O1010
96

Interests and Liabilities Agreement

of

QBE Reinsurance Corporation

Philadelphia, Pennsylvania

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
1.5%	of the Third Excess Catastrophe Reinsurance
1.5%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

New York, New York, this 23rd day of June in the year 2008.

08IL\H3O1010
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Interests and Liabilities Agreement

of

Renaissance Reinsurance, Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
24.0%	of the Second Excess Catastrophe Reinsurance
0%	of the Third Excess Catastrophe Reinsurance
0%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 13 day of June in the year 2008.

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98

Interests and Liabilities Agreement

of

Tokio Millennium Re Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
0%	of the Third Excess Catastrophe Reinsurance
8.0%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 19th day of June in the year 2008.

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Interests and Liabiliities Agreement

of

Wentworth Insurance Company-Limited

Christ Church, Barbados

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St, Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

It Is Hereby Agreed that the Subscribing Reinsurer shall have the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

30.0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
0%	of the Third Excess Catastrophe Reinsurance
0%	of the Fourth Excess Catastrophe Reinsurance

It Is Further Agreed that this Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

It Is Also Agreed that further to the conditions described in Article XXIII - Reserves - the following shall apply:

A.	The Subscribing Reinsurer agrees to transfer its share of ceded reinsurance premium into a Trust Account in order to fund its share of the Company’s ceded unearned premium and outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) (the “Subscribing Reinsurer’s obligations”).

If, during the course of the 12 months ending May 31, 2009, the Subscribing Reinsurer’s obligations exceed the market value of the eligible assets held in the Trust Account, the Subscribing Reinsurer shall, after receipt of notice of such excess from the Company, add eligible assets to the Trust Account with a market value equal to such difference.

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B.	In all events, the Trust Account will comply with the requirements of New York Regulation 114. The assets deposited in the Trust Account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender) and investments of the types specified in paragraphs 1, 2, 3, 8, and 10 of Section 1404(a) of the New York Insurance Law provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Subscribing Reinsurer or the Company. The Subscribing Reinsurer, prior to depositing assets with the trustee, will execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such trust assets without the consent or signature from the Subscribing Reinsurer or any other entity. All settlement of account between the Company and the Subscribing Reinsurer will be made in cash or its equivalent. The Subscribing Reinsurer and Company agree, notwithstanding anything to the contrary in this Contract, that the Trust Account provided by the Subscribing Reinsurer pursuant to the provisions of this Contract may be drawn upon by the Company or its successors in interest at any time without diminution because of the insolvency of the Company or the Subscribing Reinsurer, but only for one or more of the following purposes:

1.	To reimburse itself for the Subscribing Reinsurer’s share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Subscribing Reinsurer,

2.	To reimburse itself for the Subscribing Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Subscribing Reinsurer,

3.	To fund a cash account in an amount equal to the Subscribing Reinsurer’s share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Subscribing Reinsurer 10 days prior to its expiration date;

4.	To refund to the Subscribing Reinsurer any sum in excess of the actual amount required to fund the Subscribing Reinsurer’s share of the Company’s ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known loss occurrences), if so requested by the Subscribing Reinsurer, and

5.	To reimburse itself for the Subscribing Reinsurer’s portion of the unearned reinsurance premium paid to the Subscribing Reinsurer hereunder.

In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(3) or B(5), or in the case of B(2), the actual amount determined to be due, the Company shall promptly return to the Subscribing Reinsurer the excess amount so drawn.

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101

C.	The issuing trustee bank shall have no responsibility whatsoever in connection with the priority of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

D.	At quarterly intervals beginning May 31, 2009, or more frequently as required by the Company in the event of a loss occurrence prior to May 31, 2009, the Company shall prepare a specific statement of the Subscribing Reinsurer’s obligations for the sole purpose of adjusting the Trust Account balance, in the following manner:

1.	If the statement shows that the Subscribing Reinsurer’s obligations exceed the market value of the eligible assets held in the Trust Account as of the statement date, the Subscribing Reinsurer shall, after receipt of notice of such excess, add eligible assets to the Trust Account with a market value equal to such difference.

2.	If, however, the statement shows that the Subscribing Reinsurer’s obligations are less than the market value of the eligible assets held in the Trust Account as of the statement date, the Company shall, within 30 days after receipt of written request from the Subscribing Reinsurer, release such assets by agreement to withdraw assets from the Trust Account with such excess value and delivering them to the Subscribing Reinsurer.

It Is Also Agreed that the Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the parties hereto by their duly authorized representatives have executed this Agreement as of the dates undermentioned at:

Port St. Lucie, Florida, this 18 day of JULY in the year 2008.

Christ Church, Barbados, this 17th day of June in the year 2008.

08IL\H3O1010 Page 3 of 3
102

Interests and Liabilities Agreement

of

XL Re Ltd

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to and duly executed by

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

The Subscribing Reinsurer hereby accepts the following percentage shares in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above:

0%	of the First Excess Catastrophe Reinsurance
0%	of the Second Excess Catastrophe Reinsurance
0%	of the Third Excess Catastrophe Reinsurance
6.5%	of the Fourth Excess Catastrophe Reinsurance

This Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda, this 12th day of June in the year 2008.

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Exhibit 10.14

Reinstatement Premium Protection

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

08\H3O1008
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		Page
Article

I	Coverage	106

II	Commencement and Termination	106

III	Concurrency of Conditions	108

IV	Reinsurance Premium	108

V	Loss Notices and Settlements	109

VI	Late Payments	109

VII	Offset (BRMA 36C)	110

VIII	Access to Records (BRMA 1D)	110

IX	Errors and Omissions (BRMA 14F)	111

X	Currency (BRMA 12A)	111

XI	Taxes (BRMA 50B)	111

XII	Federal Excise Tax (BRMA 17D)	111

XIII	Collateral	111

XIV	Collateral Release	112

XV	Insolvency	113

XVI	Arbitration	114

XVII	Service of Suit (BRMA 49C)	115

XVIII	Governing Law (BRMA 71B)	115

XIX	Confidentiality	116

XX	Entire Agreement	116

XXI	Severability (BRMA 72E)	116

XXII	Agency Agreement (BRMA 73A)	116

XXIII	Notices and Contract Execution	116

XXIV	Intermediary (BRMA 23A)	117

	Schedule A	118

	Schedule B	119

08\H3O1008
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Reinstatement Premium Protection

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I - Coverage

By this Contract the Reinsurer agrees to indemnify the Company for 100% of any reinstatement premium which the Company pays or becomes liable to pay as a result of loss occurrences commencing during the term of this Contract under the provisions of the Second Excess Layer of reinsurance coverage provided by the Company’s Excess Catastrophe Reinsurance Contract, effective June 1, 2008 (hereinafter referred to as the “Underlying Contract” and described in Schedule A attached to and forming part of this Contract), subject to the terms and conditions set forth herein.

Article II - Commencement and Termination

A.	This Contract shall become effective on June 1, 2008, with respect to reinstatement premium payable by the Company under the provisions of the Underlying Contract as a result of losses arising out of loss occurrences commencing on or after that date, and shall remain in force until May 31, 2009, both days inclusive, Local Standard Time at the location where the loss occurrence commences.

B.	Notwithstanding the provisions of paragraph A above, the Company may terminate the Reinsurer’s percentage share in this Contract in the event any of the following circumstances occur, as clarified by public announcement for subparagraphs 1 through 6 below, or upon discovery for subparagraphs 7 and 8 below. However, as respects subparagraphs 1, 2 and 3 below, the Company may only terminate the Reinsurer’s percentage share in this Contract if the Reinsurer has not fully funded its share of

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outstanding liabilities via a Trust Account in accordance with the provisions of the Collateral Article and the Collateral Release Article. To terminate the Reinsurer’s percentage share in this Contract, the Company must give the Reinsurer written notice by either certified or registered mail for which a return receipt is requested. The effective date of termination will be as selected by the Company, which may be a date that is retroactively applied up to a maximum of 65 days prior to the date of applicable public announcement or discovery, subject to the condition that such selected date must be the last day of a calendar month:

1.	The Reinsurer’s policyholders’ surplus (or its equivalent under the Reinsurer’s accounting system) at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) 12 months prior to that date; or

2.	The Reinsurer’s policyholders’ surplus (or its equivalent under the Reinsurer’s accounting system) at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus (or the applicable equivalent) at the date of the Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.	The Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard & Poor’s rating has been assigned or downgraded below BBB+; or

4.	The Reinsurer has become merged with, acquired by or controlled by any other entity or individual(s) not controlling the Reinsurer’s operations previously; or

5.	A State Insurance Department or other legal authority has ordered the Reinsurer to cease writing business; or

6.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent; or

8.	The Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business.

C.	If this Contract is terminated or expires while a loss occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.

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Article III - Concurrency of Conditions

A.	It is agreed that this Contract will follow the terms, conditions, exclusions, definitions, warranties and settlements of the Company under the Underlying Contract which are not inconsistent with the provisions of this Contract.

B.	The Company shall advise the Reinsurer of any material changes in the Underlying Contract which may affect the liability of the Reinsurer under this Contract.

Article IV - Reinsurance Premium

A.	As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer the product of the following:

1.	1.04348; times

2.	The final adjusted Rate on Line for the Second Excess Layer under the Underlying Contract; times

3.	The final adjusted premium paid by the Company for the Second Excess Layer under the Underlying Contract.

“Final adjusted Rate on Line” as used herein shall mean the final adjusted premium paid by the Company for the Second Excess Layer under the Underlying Contract divided by the amount shown as “Reinsurer’s Per Occurrence Limit” in Schedule A attached hereto.

B.	The Company shall pay the Reinsurer a deposit premium of $1,583,550, payable in four installments. The first and second installments of $316,710 are due on June 1 and September 1 of 2008. The third and fourth installments of $475,065 are due on December 1, 2008 and March 1, 2009.

C.	In the event the Reinsurer’s participation in this Contract is terminated under the provisions of paragraph B of the Commencement and Termination Article:

1.	No deposit premium installment shall be due after the effective date of termination;

2.	The Reinsurer shall be due a pro rata portion of the deposit premium as of the effective date of termination; and

3.	The adjusted premium shall be calculated by dividing the number of days the Reinsurer participated on this Contract by the number of days of the original term of this Contract, and multiplying the quotient thereof by the Reinsurer’s percentage share of the final reinsurance premium calculated in accordance with paragraph A above. Any premium paid to the Reinsurer in excess of the adjusted premium shall be returned to the Company as promptly as possible after the effective date of termination.

D.	Within 30 days after the effective date of termination or expiration, or within 30 days after September 30, 2008 (the date to be selected by the Company), the Company shall provide

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a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraphs A and C above, and any additional premium due the Reinsurer or return premium due the Company shall be promptly remitted.

Article V - Loss Notices and Settlements

A.	Whenever reinstatement premium settlements made by the Company under the Underlying Contract appear likely to result in a claim hereunder, the Company shall notify the Reinsurer. The Company will advise the Reinsurer of all subsequent developments relating to such claims that, in the opinion of the Company, may materially affect the position of the Reinsurer.

B.	All reinstatement premium settlements made by the Company under the Underlying Contract, provided they are within the terms of the Underlying Contract and within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company.

Article VI - Late Payments

A.	The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.	In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (BRMA 23A) (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.	The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.	The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.	As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

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2.	Any claim or loss payment due the Company hereunder shall be deemed due 10 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.	As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 45 days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.	Nothing herein shall be construed as limiting or prohibiting the Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.	Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article VII - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article VIII - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

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Article IX - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article X - Currency (BRMA 12A)

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XI - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XII - Federal Excise Tax (BRMA 17D)

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XIII - Collateral

A.	On or before August 10, 2008, the Reinsurer (as Grantor) shall enter into a Trust Agreement (the “Trust Agreement”) with the Company (as Beneficiary) and a trustee, pursuant to which the Reinsurer shall establish collateral in the form of eligible Assets deposited and held in a Trust Account, with such Assets having a market value greater than or equal to the Reinsurance Limit (less any unpaid Net Reinsurance Premium payable to the Reinsurer as of that date), as determined in accordance with the provisions of paragraphs E and F below.

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B.	The Company agrees that if the Reinsurer makes indemnity payment(s) to the Company under this Contract, the Reinsurer may withdraw Assets from the Trust Account, reducing the market value of Assets in the Trust Account to an amount at least equal to the unused Reinsurance Limit (less any unpaid Net Reinsurance Premium payable to the Reinsurer as of that date), in accordance with the provisions of the Trust Agreement.

C.	The Assets may be used at the Company’s option to make payment to and reimburse the Company for reinstatement premium for which the Reinsurer is responsible under this Contract that is due to the Company but unpaid by the Reinsurer.

D.	Except as provided in the Collateral Release Article, the Company agrees to release the Assets in the Trust Account required under this Article promptly as provided in the Trust Agreement.

E.	“Reinsurance Limit” shall be the final adjusted premium paid by the Company for the Second Excess Layer under the Underlying Contract. However, until such final adjusted premium is determined, the Assets deposited and held in the Trust Account in accordance with the provisions of paragraph A above shall have a market value greater than or equal to a provisional Reinsurance Limit of $4,398,750.

F.	“Net Reinsurance Premium” shall be the reinsurance premium due under this Contract, computed in accordance with the Reinsurance Premium Article, net of brokerage and applicable Federal Excise Tax.

Article XIV - Collateral Release

A.	On the termination or expiration of this Contract, if the Trust Agreement has not yet been terminated, the Reinsurer and the Company shall determine, on a monthly basis, how much, if any, of the Assets shall be released to the Reinsurer from the Trust Account, as follows:

For each potentially covered loss under this Contract, the Company shall multiply the Loss Amount under the Underlying Contract [the sum of (i) losses and allocated loss expense paid but not yet recovered from the Reinsurer, (ii) reserves for losses reported and outstanding and (iii) reserves for losses incurred but not reported] by the appropriate Buffer Loss Factor from the table below, based upon the type of loss occurrence under the Underlying Contract and the number of months which have elapsed since the event. The product of this calculation shall be defined as the Buffer Loss Amount (“BLA”).

1.	The BLA will then be reduced by:

a.	Recoveries from inuring reinsurance; and

b.	The $13,250,000 shown as “Company’s Retention” in Schedule A attached hereto to compute its contribution to the Original Ultimate Net Loss. The Original Ultimate Net Loss will equal the sum of these contributions.

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2.	The Reinsurer’s Obligation will equal:

a.	The Original Ultimate Net Loss; times

b.	The final adjusted Rate on Line of the Underlying Contract; less

c.	Any paid losses previously collected by the Company under this Contract.

Until the final adjustment is made, this Rate on Line will be estimated to be 34.5%.

3.	An amount equal to the Reinsurer’s Obligation shall be maintained in the Trust Account and any excess in the Trust Account over such amount shall be released to the Reinsurer.

Buffer Loss Factor Table
Number of Calendar Months Since Date of Loss Occurrence	Windstorm	Earthquake	Other
0 to 3	200%	300%	250%
3 to 6	150%	200%	175%
6 to 9	125%	175%	150%
9 to 12	110%	150%	130%
12 to 15	105%	125%	115%
15 to 18	100%	120%	110%
Thereafter	100%	100%	100%

B.	So long as there are any Assets on deposit in the Trust Account, the Company shall perform this calculation within seven business days after the end of each calendar month and deliver a report (substantially in the form of the table in Schedule B attached hereto), to the Reinsurer and the trustee named in the Trust Agreement. The Assets in the Trust Account will be adjusted monthly based on this calculation. To the extent that the calculation indicates that any Assets in the Trust Account may be withdrawn, the Company will send a withdrawal notice to the trustee naming the Reinsurer as the Designee. On the other hand, in the event that the calculations indicate that additional collateral is required, the Reinsurer will have seven business days from the receipt of the report to deposit the required sum into the Trust Account.

C.	Notwithstanding the aforementioned, at December 31, 2008, the Reinsurer and the Company agree to consider the release of collateral. The intention is to release collateral for all limits for which there is essentially no possibility of loss from past or future events before the expiration of this Contract. All collateral securing what the Reinsurer and the Company agree are unreachable limits will be released within three business days.

Article XV - Insolvency

A.	In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or

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statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Article XVI - Arbitration

A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the

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Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

Article XVII - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.	It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XVIII - Governing Law (BRMA 71B)

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

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Article XIX - Confidentiality

The Reinsurer shall maintain the confidentiality of all information reviewed during any inspection as well as the results of such inspection and shall not disclose such materials to third parties other than the Reinsurer’s outside auditors, legal counsel, or as required in any action brought to enforce the Reinsurer’s rights under this Contract, or as required by a London market lead, regulatory agency, court order or subpoena, provided that the other party is given prior notice of such regulatory requirement, court order or subpoena.

Article XX - Entire Agreement

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

Article XXI - Severability (BRMA 72E)

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

Article XXII - Agency Agreement (BRMA 73A)

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXIII - Notices and Contract Execution

A.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:

1.	Paper documents with an original ink signature;

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2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

C.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Article XXIV - Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Port St. Lucie, Florida, this      day of                      in the year         .

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

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Schedule A

Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

Second Excess
Company’s Retention	$13,250,000
Reinsurer’s Per Occurrence Limit	$12,750,000
Reinsurer’s Term Limit	$25,500,000
Contract Minimum Premium	$3,519,000
Adjustment Rate	0.06624%
Contract Deposit Premium	$4,398,750

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Schedule B

Collateral Calculation Table

Reinstatement Premium Protection

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

Collateral Asset Adjustment Calculations as of
Line No.	Col. 1	Col. 2	Col. 3	Col. 4	Col.5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: $13,250,000 Retention	(Note 1) Balance Col. 7 - Col. 8 (maximum of $13,250,000)
1A								$(13,250,000)
1B								$(13,250,000)
1C								$(13,250,000)
1D								$(13,250,000)
1E								$(13,250,000)
1F								$(13,250,000)

2	Original Ultimate Net Loss (Sum of Col. 9)

3	Reinsurer’s Obligation - The Final Adjusted Rate on Line of the Original Contract multiplied by line 2 (Note 2)

NOTE: If the amount exceeds $4,398,750, insert the Reinsurance Limit. If the amount is less than zero, insert zero

4	Collateral in the Trust

5	Collateral Adjustment - Line 3 minus Line 4 (a negative number indicates the amount by which the collateral must be reduced)

Note 1: If the Balance is zero or a negative number, put zero since such Loss Occurrence does not contribute to the RPP loss.

Note 2: Until the Final Adjustment is made, the final adjusted Rate on Line of the Underlying Contract will be estimated to be 34.5%.

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Exhibit 10.15

Interests and Liabilities Agreement

of

Catlin Insurance Company Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Multi-Year Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

It Is Hereby Agreed that the Subscribing Reinsurer shall have a $2,485,500 part of the Per Loss Occurrence Limit of Liability for all excess layers combined for each Contract Year share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above. As respects the Subscribing Reinsurer’s share in the attached Contract, at the beginning of each Contract Year the Subscribing Reinsurer’s $2,485,500 share shall be allocated by the Company between the excess layers for that Contract Year, and the amount allocated to each excess layer shall be divided by the Reinsurer’s Per Loss Occurrence Limit of Liability for that Contract Year for that excess layer to determine the Subscribing Reinsurer’s percentage share in the interests and liabilities of the “Reinsurer” for that excess layer for that Contract Year. The Subscribing Reinsurer’s percentage shares for the first Contract Year are agreed to be equal to the following:

12.0%    of the First Multi-Year Excess Catastrophe Reinsurance         GA1000177598

11.0%    of the Second Multi-Year Excess Catastrophe Reinsurance    GA9000177602

It Is Further Agreed that this Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2011, both days inclusive, Local Standard Time at the location where the Loss Occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

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It Is Also Agreed that the Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates undermentioned at:

Port St. Lucie, Florida, this                  day of                                  in the year            .

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

Hamilton, Bermuda, this 25th day of July in the year 2008.

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121

Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Francis X. McCahill III, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ FRANCIS X. MCCAHILL III
August 29, 2008	Francis X. McCahill III
President and Chief Executive Officer (Principal Executive Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Richard R. Allen, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ RICHARD R. ALLEN
August 29, 2008	Richard R. Allen
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on August 29, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FRANCIS X. MCCAHILL III
Francis X. McCahill III
President and Chief Executive Officer
August 29, 2008

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on August 29, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD R. ALLEN
Richard R. Allen
Chief Financial Officer
August 29, 2008

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 8, 2008

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Financial Information

Item 1.01	Entry into a Material Definitive Agreement

On September 8 2008, we received notification from Citizens Property Insurance Corporation, Florida’s state sponsored insurance company, that we would be allowed to assume 59,500 policies from that entity. This notification effectively amends our Assumption Agreement with Citizens dated June 19, 2007. The policies are assumable under the state’s “take-out” program, designed to reduce the state’s risk exposure by encouraging private insurance companies to assume policies from Citizens. Under the program we notify holders of the assumed policies of the assumption. The policy holders then have up to 30 days to opt out and stay with Citizens. The final assumption date will be Oct. 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 12, 2008.

HOMEOWNERS CHOICE, INC.

BY:	/s/ F. X. McCahill, III
Name:	Francis X. McCahill, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 14, 2008

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 14, 2008, we assumed approximately 46,000 homeowners’ insurance policies from Citizens Property Insurance Corporation, an entity created by the Legislature of the State of Florida. We assumed the policies pursuant to Florida’s “take-out” program, designed to reduce the State’s risk exposure by encouraging private insurance companies to assume policies from the state controlled insurance company. Under the program, we assume the risk under the policies on October 14, 2008, Citizens continues to service the policies until expiration and we receive from Citizens unearned premiums associated with the policies, less ceding commissions retained by Citizens. Policyholders may opt out of the program any time and remain with Citizens.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2008.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number

001-34126

Homeowners Choice, Inc.

(Exact name of Registrant as specified in its charter)

Florida	20-5961396
(State of Incorporation)	(IRS Employer Identification No.)

2340 Drew Street, Suite 200

Clearwater, FL 33765

(Address, including zip code of principal executive offices)

(727) 213-3600

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐     Non-accelerated filer  ☐    Smaller reporting company  ☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate number of shares of the Registrant’s Common Stock, no par value, outstanding on November 5, 2008 was 6,888,668.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

PART I – FINANCIAL INFORMATION

ITEM 1 – FINANCIAL STATEMENTS

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	At September 30, 2008	At December 31, 2007
	(Unaudited)
Assets

Cash and cash equivalents	$26,169	15,729
Short-term investments	26,382	17,055
Accrued interest and dividends receivable	55	60
Premiums receivable	12,888	3,256
Ceded reinsurance balances receivable	2,830	—
Assumed reinsurance balances receivable	497	—
Deferred policy acquisition costs	5,424	3,163
Office equipment, net	237	36
Deferred income taxes, net	1,161	653
Income taxes receivable	152	—
Other assets	223	41

Total assets	$76,018	39,993

Liabilities and Stockholders’ Equity

Losses and loss adjustment expenses	7,323	1,688
Unearned premiums	34,233	19,814
Ceded reinsurance balances payable	—	1,060
Assumed reinsurance balances payable	—	833
Accrued expenses	1,711	832
Income taxes payable	—	1,266
Other liabilities	733	162

Total liabilities	44,000	25,655

Stockholders’ equity:
Preferred stock (no par value 20,000,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 6,848,668 and 5,182,000 shares issued and outstanding in 2008 and 2007)	—	—
Additional paid-in capital	23,525	13,383
Retained earnings	8,493	955

Total stockholders’ equity	32,018	14,338

Total liabilities and stockholders’ equity	$76,018	39,993

See accompanying Notes to Condensed Consolidated Financial Statements.

3

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue

Net premiums earned	$8,051	1,692	28,309	1,692
Net investment income	425	203	1,152	314
Other	189	—	591	—

Total revenue	8,665	1,895	30,052	2,006

Expenses

Losses and loss adjustment expenses	4,565	984	11,011	984
Policy acquisition and other underwriting expenses	2,774	1,182	6,893	1,188
Pre-opening expenses	—	75	—	419

Total expenses	7,339	2,241	17,904	2,591

Income (loss) before income taxes	1,326	(346)	12,148	(585)
Income tax expense (benefit)	524	(232)	4,610	(192)

Net income (loss)	$802	(114)	7,538	(393)

Basic earnings (loss) per share	$.13	(.02)	1.36	(.12)

Diluted earnings (loss) per share	$.12	(.02)	1.33	(.12)

Dividends per share	$—	—	—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

4

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$7,538	(393)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	344	320
Depreciation and amortization	17	1
Deferred income tax benefit	(508)	(344)
Loss on sale of office equipment	1	—
Changes in operating assets and liabilities:
Premiums receivable	(9,632)	(2)
Reinsurance balances receivable	(2,830)
Assumed reinsurance balances receivable	(497)	—
Accrued interest and dividends receivable	5	(102)
Other assets	(182)	(70)
Reinsurance balances payable	(1,893)	1,091
Deferred policy acquisition costs	(2,261)	(817)
Losses and loss adjustment expenses	5,635	734
Unearned premiums	14,419	5,144
Income taxes payable	(1,418)	152
Accrued expenses and other liabilities	1,450	9

Net cash provided by operating activities	10,188	5,723

Cash flows from investing activities:
Purchase of office equipment, net	(221)	(17)
Proceeds from sale of office equipment	2	—
Purchase of short-term investments, net	(9,327)	(2,004)

Net cash used in investing activities	(9,546)	(2,021)

Cash flows from financing activity-
Net proceeds from sale of common stock and warrants	9,798	12,955

Net increase in cash and cash equivalents	10,440	16,657

Cash and cash equivalents at beginning of period	15,729	1

Cash and cash equivalents at end of period	$26,169	16,658

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$6,537	—

Cash paid for interest	$—	—

See accompanying Notes to Condensed Consolidated Financial Statements.

5

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Equity

Nine Months Ended September 30, 2008

(Dollars in thousands)

	Common stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2007	5,182,000	$—	13,383	955	14,338
Proceeds from the sale of common stock (unaudited)	1,666,668	—	7,526	—	7,526
Common stock warrants (unaudited)	—	—	2,272	—	2,272
Net income (unaudited)	—	—	—	7,538	7,538
Stock-based compensation (unaudited)	—	—	344	—	344

Balance at September 30, 2008 (unaudited)	6,848,668	$—	23,525	8,493	32,018

See accompanying Notes to Condensed Consolidated Financial Statements.

6

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1 — Basis of Presentation

The accompanying unaudited, condensed consolidated financial statements for Homeowners Choice, Inc. and its subsidiaries (collectively, the “Company”), which consist of Homeowners Choice Property & Casualty Insurance Company, Inc., Homeowners Choice Managers, Inc., Southern Administration, Inc., and Claddaugh Casualty Insurance Company, Ltd., have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and the Securities and Exchange Commission (“SEC”) rules for interim financial reporting and do not include all information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s financial position as of September 30, 2008 and the results of operations and cash flows for the periods presented. The results of operations for interim periods are not necessarily indicative of the results of operations to be expected for the fiscal year ending December 31, 2008 or any other interim period. The accompanying unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2007 included in the Company’s Registration Statement on Form S-1 (as amended), which was declared effective by the SEC on July 24, 2008.

In preparing the interim unaudited condensed consolidated financial statements, management was required to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the financial reporting date and throughout the periods being reported upon. Certain of the estimates result from judgments that can be subjective and complex and consequently actual results may differ from these estimates, which would be reflected in future periods.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of loss and loss adjustment expense reserves, the recoverability of deferred policy acquisition costs, the determination of federal income taxes, and the net realizable value of reinsurance recoverables. Although considerable variability is inherent in these estimates, management believes that the amounts provided are reasonable. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

All significant intercompany balances and transactions have been eliminated.

(continued)

7

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 2 — Recent Accounting Pronouncements

Effective January 1, 2008, the Company adopted the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”) for financial assets and liabilities, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the assets or liabilities in an orderly transaction between market participants on the measurement date. Subsequent changes in fair value of these financial assets and liabilities are recognized in earnings or other comprehensive income when they occur. The effective date of the provisions of SFAS 157 for non-financial assets and liabilities, except for items recognized at fair value on a recurring basis, was deferred by FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of FSP FAS 157-2. In addition, on October 10, 2008, the FASB issued FASB Staff Position No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (FAS 157-3). FAS 157-3 clarifies the application of SFAS 157 in a market that is not active and provides factors to take into consideration when determining the fair value of an asset in an inactive market. FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued and did not have an impact on our financial statements. The Company is currently assessing the potential impact that the deferred portions of SFAS 157 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and early implementation is not permitted. SFAS 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. Acquisition related costs including finder’s fees, advisory, legal, accounting valuation and other professional and consulting fees are required to be expensed as incurred. Management is in the process of evaluating the impact of SFAS 141(R) and does not anticipate it will have a material impact on the Company’s consolidated financial condition or results of operations.

In December 2007, the FASB issued SFAS No.160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 requires the Company to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. Management is in the process of evaluating the impact of SFAS 160 and does not anticipate it will have a material effect on the Company’s consolidated financial condition or results of operations.

(continued)

8

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 2 — Recent Accounting Pronouncements, continued

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about a) how and why an entity uses derivative instruments, b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Companies are required to adopt SFAS 161 for fiscal years beginning after November 15, 2008. The Company does not believe the adoption will have a material impact on its consolidated financial statements. Presently, the Company is not involved in any transactions subject to reporting under SFAS 161.

In May 2008, the FASB issued FASB Statement No. 163 (“SFAS 163”), “Accounting for Financial Guarantee Insurance Contracts,” an interpretation of SFAS Statement No. 60. SFAS 163 requires that an insurance enterprise recognizes a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The Company is currently evaluating the impact, if any, that SFAS 163 will have on its consolidated financial statements. Presently, the Company is not involved in any transactions subject to reporting under SFAS 161.

(continued)

9

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 3 — Fair Value Measurement

Effective January 1, 2008, the Company adopted SFAS No. 157 for financial assets and liabilities. SFAS 157 establishes a framework for measuring fair value, clarifies the definition of fair value and expands disclosures regarding fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. SFAS 157 builds on current practice and requirements under existing accounting pronouncements and, accordingly, does not prescribe any new fair value measurements.

SFAS 157 establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

•	Level 3: Unobservable inputs in which there is little or no market data available, which require the reporting entity to develop its own assumptions.

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of September 30, 2008, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value (dollars in thousands):

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of September 30, 2008
Short-term investments	$—	26,382	—	26,382

(continued)

10

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 4 — Reinsurance

The Company cedes a portion of its homeowners insurance exposure to other entities under catastrophe excess of loss reinsurance treaties. The Company remains liable with respect to claims payments in the event that any of the reinsurers are unable to meet their obligations under the reinsurance agreements. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The impact of the catastrophe excess of loss reinsurance treaties on premiums written and earned is as follows (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Premiums Written
Direct	$10,536	43	37,394	43
Assumed	(359)	7,785	13,837	7,785

Gross written	10,177	7,828	51,231	7,828
Ceded	(3,966)	(991)	(8,677)	(991)

Net premiums written	6,211	6,837	42,554	6,837

Premiums Earned
Direct	$1,089	5	5,464	5
Assumed	10,928	2,678	31,522	2,678

Gross earned	12,017	2,683	36,986	2,683
Ceded	(3,966)	(991)	(8,677)	(991)

Net premiums earned	$8,051	1,692	28,309	1,692

During the three and nine months ended September 30, 2008, the recoverables pertaining to reinsurance contracts that were deducted from losses incurred amounted to approximately $102,000 and $175,000, respectively, and related to one non-catastrophic event. No such amounts were recoverable during the three and nine months ended September 30, 2007. At September 30, 2008, assumed reinsurance balances receivable included approximately $497,000 due from Citizens Property Insurance Corporation (“Citizens”).

(continued)

11

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 5 — Losses and Loss Adjustment Expenses

The liability for losses and loss adjustment expenses (“LAE”) is determined on an individual case basis for all claims reported. The liability also includes amounts for unallocated expenses, anticipated future claim development and losses incurred, but not reported.

Activity in the liability for unpaid losses and LAE is summarized as follows (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Balance, beginning of period	$5,642	—	1,688	—
Less reinsurance recoverables	—	—	—	—

Net balance – beginning of period	5,642	—	1,688	—

Incurred related to:
Current period	4,311	984	11,128	984
Prior period	254	—	(117)	—

Total incurred	4,565	984	11,011	984

Paid related to:
Current period	(2,875)	(734)	(4,740)	(734)
Prior period	(195)	—	(895)	—

Total paid	(3,070)	(734)	(5,635)	(734)

Net balance at end of period	7,137	250	7,064	250
Plus reinsurance recoverables	186	—	259	—

Balance, end of period	$7,323	250	7,323	250

Note 6 — Income Taxes

During the three and nine months ended September 30, 2008, the Company recorded approximately $0.5 million and $4.6 million, respectively, of income tax expense, which resulted in estimated annual effective tax rates of approximately 40% and 38%, respectively. The Company’s estimated annual effective tax rate differs from the statutory federal income tax rate due to state income taxes, stock-based compensation and other nondeductible items. For the three and nine months ended September 30, 2007, the Company recorded income tax benefits of $232,000 and $192,000, respectively. During the quarter ended September 30, 2007, the Company reversed the previously established valuation allowance as, in the opinion of management, it was more likely than not all deferred tax assets would be realized.

(continued)

12

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 7 — Net Earnings (Loss) Per Share

Basic earnings (loss) per share is computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted-average number of shares outstanding and reflects the assumed exercise or conversion of dilutive securities, such as stock options and warrants, computed using the treasury stock method. A summary of the numerator and denominator of the basic and fully diluted earnings (loss) per share is presented below (dollars and shares in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Numerator -
Net earnings (loss)	$802	(114)	7,538	(393)

Denominator:
Weighted average shares – basic	6,305	5,182	5,559	3,189
Effect of dilutive securities – Stock options	344	—	91	—
Shares issuable upon conversion of warrants	—	—	—	—

Weighted average shares – diluted	6,649	5,182	5,650	3,189

Earnings (loss) per share – basic	$.13	(.02)	1.36	(.12)

Earnings (loss) per share – diluted	$.12	(.02)	1.33	(.12)

For the three and nine months ended September 30, 2008, 40,000 options and 1,833,334 warrants to purchase an aggregate of 1,040,000 shares of common stock were excluded from the computation of diluted earnings per share because the exercise price of $7.00 specific to the options and $9.10 specific to the warrants exceeded the average market price of the Company’s common stock.

(continued)

13

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 8 — Stockholders’ Equity

Common Stock

On July 24, 2008, the Company’s Registration Statement on Form S-1, as amended (File No. 333-150513), relating to the initial public offering of the Company’s units was declared effective by the SEC. The Registration Statement covered the offer and sale by the Company of 1,666,668 units consisting of one share of the Company’s common stock and one warrant (“Unit”), which were sold to the public on July 30, 2008 at a price of $7.00 per Unit. On September 15, 2008, the securities comprising the Units began separate trading, with the common stock and the warrants being traded on the NASDAQ Global Market under the symbols “HCII” and “HCIIW,” respectively. Two warrants may be exercised to acquire one share of common stock at an exercise price equal to $9.10 per share on or before July 30, 2013. In addition, the Company’s placement agents with respect to the initial public offering received an aggregate of 166,666 warrants to purchase 166,666 shares of common stock at an exercise price of $9.10 per share. These placement agent warrants are exercisable beginning on January 27, 2009 through their expiration date of July 30, 2013. Thus, the Company has reserved 1,000,000 shares of common stock for issuance upon exercise of the warrants. At any time after January 30, 2009 and before the expiration of the warrants, the Company at its option may cancel the warrants in whole or in part, provided that the closing price per share of the Company’s common stock has exceeded $11.38 for at least ten trading days within any period of twenty consecutive trading days, including the last trading day of the period. The placement agents also have the option to effect a cashless exercise in which the warrants would be exchanged for the number of shares which is equal to the intrinsic value of the warrant divided by the current value of the underlying shares. The initial public offering resulted in aggregate gross proceeds to the Company of approximately $11.7 million and net proceeds of approximately $9.8 million after underwriting commissions and offering expenses. With respect to the warrants, the fair value of approximately $2.3 million of non-cash offering costs was offset by a credit to additional paid-in-capital. The fair value of the warrants was determined by the Black-Scholes pricing model using the following assumptions: volatility of 48%, an expected life of 5 years, and a risk-free interest rate of 3.36%.

Stock Option Plan

The Company accounts for stock-based compensation under the fair value recognition provisions of SFAS No. 123-R, “Share-Based Payment.”

The Company’s 2007 Stock Option and Incentive Plan (the “Plan”) provides for granting of stock options to employees, directors, consultants, and advisors of the Company. Under the Plan, options may be granted to purchase a total of 6,000,000 shares of the Company’s common stock. At September 30, 2008, options to purchase 4,810,000 shares are available for grant under the Plan. The options vest over periods ranging from immediately vested to five years and are exercisable over the contractual term of ten years.

(continued)

14

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 8 — Stockholders’ equity, continued

A summary of the activity in the Company’s stock option plan is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2007	1,150,000	$2.50	8.7 years	$—
Granted	40,000	7.00	9.8 years
Exercised	—
Forfeited	—

Outstanding at September 30, 2008	1,190,000	$2.65	8.7 years	$4,025,000

Exercisable at September 30, 2008	558,000	$2.50	8.7 years	$1,953,000

The following table summarizes information about the options that were granted during the three and nine months ended September 30, 2008 and 2007:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Options granted	40,000	60,000	40,000	1,150,000
Per share weighted average grant-date fair value	$2.95	1.35	2.95	1.26

At September 30, 2008, there was approximately $789,000 of total unrecognized compensation expense related to nonvested stock-based compensation arrangements granted under the Plan, which the Company expects to recognize over a weighted-average period of twenty-two (22) months. No options were exercised during the three and nine months ended September 30, 2008. The total fair value of shares vesting and recognized as compensation expense was approximately $127,000 and $344,000, respectively, for the three and nine month periods ended September 30, 2008 and the associated income tax benefit recognized was $45,000 and $125,000 respectively. The total fair value of shares vesting and recognized as compensation expense was approximately $320,000 for the three and nine month periods ended September 30, 2007 and the associated income tax benefit recognized was $100,000.

(continued)

15

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 8 — Stockholders’ equity, continued

The fair value of options granted during the three and nine months ended September 30, 2008 and 2007 was estimated on the date of grant using the following assumptions and the Black-Scholes option pricing model:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Dividend yield	0%	0%	0%	0%
Expected volatility	48.0%	48.0%	48.0%	48.0%
Risk-free interest rate	3.25%	3.63 to 4.75%	3.25%	3.63 to 4.75%
Expected life (in years) of options granted	6.0	5.5 to 6.5	6.0	5.5 to 6.5

Note 9 — Deferred policy acquisition costs

Deferred policy acquisition costs incurred and amortized are as follows (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Balance, beginning of period	$5,724	—	3,163	—
Costs, deferred during the period	1,613	1,247	8,140	1,247
Amortization charged to expense	(1,913)	(430)	(5,879)	(430)

Balance, end of period	$5,424	817	5,424	817

Note 10 — Commitments and Contingencies

The Company’s subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), has been required since inception to maintain minimum capital and surplus of $2.0 million, which the Company funded with a $120,000 cash deposit and a $1,880,000 bank letter of credit. Claddaugh is the beneficiary of the letter of credit, which is collateralized by the Company’s $1,880,000 certificate of deposit. During the quarter ended September 30, 2008, the Company’s insurance subsidiary (HCPC) entered into a reinsurance treaty with Claddaugh whereby Claddaugh will be responsible for the first $2.0 million of catastrophic claims in excess of $1.2 million. In the event Claddaugh incurs losses in excess of its cash reserves or in the event such losses are of amounts that would cause Claddaugh’s capital and surplus to fall below $2.0 million, the Company may be required to provide additional capital to Claddaugh or otherwise fund any draws by Claddaugh on the letter of credit.

(continued)

16

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements, Continued

(unaudited)

Note 11 — Subsequent Event

Effective October 14, 2008, the Company assumed a total of 46,049 policies upon completion of a fifth assumption transaction with Citizens. Including this October 2008 assumption, the Company’s existing policies represent approximately $120 million in annualized premiums. Upon completion of the October 2008 assumption transaction and based on the policies assumed and related total insured value, the Company has qualified for a reduction in assumed commissions from 16% to 6% of premiums assumed retroactive to June 2007. As a result, the Company expects to receive additional funds from Citizens and recognize a pre-tax gain of approximately $3.6 million during the fourth quarter of 2008.

17

Report by Independent Registered Public Accounting Firm

Hacker, Johnson & Smith, PA, the Company’s independent registered public accounting firm, has made a limited review of the financial data as of September 30, 2008, and for the three and nine month periods ended September 30, 2008 and 2007 presented in this document, in accordance with standards established by the Public Company Accounting Oversight Board.

Their report furnished pursuant to Article 8-03 of Regulation S-X is included herein.

18

Report of Independent Registered Public Accounting Firm

Homeowners Choice, Inc.

Clearwater, Florida:

We have reviewed the accompanying condensed consolidated balance sheet of Homeowners Choice, Inc. and Subsidiaries (the “Company”) as of September 30, 2008, and the related condensed consolidated statements of operations for the three and nine month periods ended September 30, 2008 and 2007, and the related condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2008 and 2007, and the condensed consolidated statement of stockholders’ equity for the nine months ended September 30, 2008. These interim condensed financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated June 16, 2008, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2007, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

November 4, 2008

19

ITEM 2 – MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our condensed consolidated financial statements and related notes included elsewhere in this quarterly report on Form 10-Q and in our Prospectus filed with the SEC on July 24, 2008 and with other information included in this Form 10-Q under the heading of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Prospectus filed with the SEC on July 24, 2008. Unless the context requires otherwise, as used in this Form 10-Q, the terms “HCI,” “we,” “us,” “our,” “the Company,” “our company,” and similar references refer to Homeowners Choice, Inc. and its subsidiaries.

Forward-Looking Statements

In addition to historical information, this quarterly report contains forward-looking statements as defined under federal securities laws. Such statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Typically, forward-looking statements can be identified by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include but are not limited to: the effect of governmental regulation; changes in insurance regulations; the frequency and extent of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; restrictions on our ability to change premium rates; increased rate pressure on premiums; changing rates of inflation; and other risks and uncertainties detailed herein and from time to time in our Securities and Exchange Commission (“SEC”) reports.

OVERVIEW

General

We are a property and casualty insurance holding company incorporated in Florida in 2006. Through our subsidiaries, we provide property and casualty homeowners’ insurance, condominium-owners’ insurance, and tenants’ insurance to individuals owning property in Florida. We offer these insurance products at competitive rates, while pursuing profitability using selective underwriting criteria. We earn revenue and generate cash through the collection of premiums and investment of cash. As of September 30, 2008, we had total assets of $76.0 million and stockholders’ equity of $32.0 million. Our net income was approximately $7.5 million for the nine months ended September 30, 2008.

We began operations in June of 2007 by participating in a “take-out program” through which we assumed insurance policies held by Citizens Property Insurance Corporation (“Citizens”), a Florida state-supported insurer. Since inception, we have assumed, through our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., more than 70,000 property and casualty insurance policies, of which approximately 63,000 remain in force at November 12, 2008, from Citizens. These policies were assumed in five separate assumption transactions which took place in July 2007, November 2007, February 2008, June 2008, and October 2008 and account for substantially all of our premium revenue since inception. Of those policies assumed, approximately 88% are homeowners’ insurance

20

policies, and the remaining 12% are a combination of policies written for condominium-owners and tenants. Since inception through September 30, 2008, Citizens retained 16% of the unearned premium for the policies that we assumed, which is included in our policy acquisition costs. Upon completion of the October 2008 assumption transaction and based on the policies assumed and related total insured value, we now qualify for a reduction in the assumed commissions from 16% to 6% retroactive to June 2007. Our existing policies represent approximately $120 million in annualized premiums.

Citizens requires us to offer renewals on the policies we acquire for a period of three years subsequent to the initial expiration of the assumed policies. We are required to offer these renewals at rates that are equivalent to or less than rates charged by Citizens. The policyholder has the option to renew with us or they may ask their agent to place their coverage with another insurance company. We strive to retain these policies by offering competitive rates to our policyholders, which may be below the rates we initially charged in our take-out program as Citizens does not receive any portion of the renewal premium and, additionally, we expect our internal costs to renew the policy to be less than the original acquisition costs.

Our level of profitability is primarily determined by how adequately our rates and investment income cover our costs and expenses, which consist primarily of reinsurance, non-catastrophic losses, commissions payable to agents for production of policies, policy administration costs and administrative overhead expenses. One factor leading to variation in our operational results is the timing and magnitude of our assumption of insurance policies from Citizens as each assumption increases the number of our policies and consequently results in higher premium revenue and associated expenses. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, fluctuations in interest rates and other changes in the investment environment.

One result of recent legislation enacted in January 2007 by the Florida Legislature has been an increase in the number of competitors in the homeowners’ insurance market. Since that time, there have been more than a dozen new homeowners’ insurance companies including our subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., which have received authority by the Florida Office of Insurance Regulation to commence business. Another result has been to make Citizens more competitive. This competitiveness combined with the continuing efforts of large, national insurance companies to reduce their market share in Florida, has caused Citizens to maintain a substantial share of the Florida homeowners insurance market despite its take-out program. Over the last three years, many large national insurance companies have sought to reduce their Florida market share by cancelling or not renewing certain of their property and casualty policies, which often forced policyholders to obtain insurance coverage through Citizens. As a result, we have had an opportunity to increase our business through new policy assumption transactions.

Portions of our operating revenue are derived from investing our excess cash. To mitigate risk from recent turmoil in the financial markets, we have elected to invest our cash in bank certificates of deposit and money market accounts and, thus, have experienced no investment losses to date. We expect to continue this practice over the near term.

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Recent Developments

Effective October 14, 2008, we assumed a total of 46,049 policies upon completion of our fifth assumption transaction with Citizens. Including this October 2008 assumption, our existing policies represent approximately $120 million in annualized premiums. Upon completion of the October 2008 assumption transaction and based on the policies assumed and related total insured value, we now qualify for a reduction in the assumed commissions from 16% to 6% of premiums assumed retroactive to June 2007. As a result, we expect to receive additional funds from Citizens and recognize a pre-tax gain of approximately $3.6 million during the fourth quarter of 2008.

During the quarter ended September 30, 2008, we received approximately 45 claims aggregating $271,000 in estimated losses as a result of Tropical Storm Fay. Such losses represent approximately 6% of our losses and loss adjustment expenses for the quarter ended September 30, 2008. Because our estimated losses from Tropical Storm Fay are below the loss retention threshold for our reinsurance program, we are responsible for payment of 100% of our policyholders’ claims related to this storm. As of September 30, 2008, we have paid approximately $153,000 of the $271,000 in estimated losses. The remaining $118,000 is included in our reserves for losses and loss adjustment expenses as of September 30, 2008.

RESULTS OF OPERATIONS

The following table summarizes our results of operations for the three and nine months ended September 30, 2008 and 2007 (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Revenue
Net premiums earned	$8,051	1,692	28,309	1,692
Net investment income	425	203	1,152	314
Other Income	189	—	591	—

Total operating revenue	8,665	1,895	30,052	2,006

Operating Expenses
Losses and loss adjustment expenses	4,565	984	11,011	984
Policy acquisition and other underwriting expenses	2,774	1,182	6,893	1,188
Pre-opening expenses	—	75	—	419

Total operating expenses	7,339	2,241	17,904	2,591

Income (loss) before income taxes	1,326	(346)	12,148	(585)
Income taxes	524	(232)	4,610	(192)

Net income (loss)	$802	(114)	7,538	(393)

Loss Ratio	56.70%	58.16%	38.90%	58.16%
Expense Ratio	34.46%	69.86%	24.35%	70.21%

Combined Ratio	91.16%	128.02%	63.25%	128.37%

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Comparison of the Three Months ended September 30, 2008 to the Three Months ended September 30, 2007

Our results of operations for the three months ended September 30, 2008 reflect net income of $802,000, or $.12 earnings per diluted share, compared to the net loss of $114,000, or $0.02 loss per diluted share, for the three months ended September 30, 2007. Our insurance operations began in July 2007. Thus, our 2007 results of operations include only the July 2007 assumption transaction whereas our results of operations for the three months ended September 30, 2008 reflect the results of four assumption transactions being completed.

Revenue

Net Premiums Earned of $8,051,000 for the three months ended September 30, 2008 reflect the revenue from policies assumed from Citizens in July and November 2007 and February and June 2008, and the earnings on the renewal of these policies, reduced by the appropriate reinsurance costs. In comparison, net premiums earned of $1,692,000 for the three months ended September 30, 2007 reflect only those revenues from policies assumed from Citizens in July 2007, reduced by the appropriate reinsurance costs. Net Premiums Written during the three months ended September 30, 2008 and 2007 totaled $6,211,000 and $6,837,000, respectively.

Net Premiums Written is a non-GAAP financial measure representing the premiums charged on policies issued during a fiscal period less any applicable reinsurance costs. Net Premiums Written is a statutory measure designed to determine production levels. Net Premiums Earned is the most directly comparable GAAP measure and represents the portion of Net Premiums Written that is recognized as revenue in the financial statements for the period.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the three months ended September 30, 2008 and September 30, 2007 (dollars in thousands):

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Net Premiums Written	$6,211	6,837
Decrease/(Increase) in Unearned Premiums	1,840	(5,145)

Net Premiums Earned	$8,051	1,692

Net Investment Income for the three months ended September 30, 2008 and 2007 of $425,000 and $203,000, respectively, is specific to our investment in certificates of deposit and money market accounts. Such investments and the related investment income have increased primarily as the result of incremental premiums we have collected and invested following each assumption transaction. However, the increase in our investment income in 2008 was offset to some extent by a decline in short-term interest rates. Since we have limited our investments to bank certificates of deposit and money market accounts, we experienced no investment losses during the three months ended September 30, 2008 and 2007.

Other Income for the three months ended September 30, 2008 of $189,000 primarily reflects the policy fee income we receive with respect to our issuance of renewal policies. We had no such renewals during the three months ended September 30, 2007.

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Expenses

Losses and loss adjustment expenses for the three months ended September 30, 2008 and 2007 of $4,565,000 and $984,000, respectively, reflects the impact of case reserve strengthening and development of incurred but not reported losses. The increase in 2008 is primarily attributable to the increase in our policy volume, which grew from approximately 7,000 as of September 30, 2007 to approximately 20,000 as of September 30, 2008. Additionally, we can attribute $271,000 of our third quarter 2008 losses to Tropical Storm Fay which occurred during August 2008.

Policy Acquisition and Other Underwriting Expenses for the three months ended September 30, 2008 and 2007 of $2,774,000 and $1,182,000, respectively, reflect the ceded commissions and commissions payable to agents for production of policies, policy administration costs and administrative overhead expenses. The increase is primarily attributable to the increase in our policy volume and growth of our operations.

Income Taxes for the three months ended September 30, 2008 were $524,000 for state and federal income taxes resulting in an effective tax rate for the period of 39.52%. During the same period in the prior year, we recognized a tax benefit of $232,000.

Ratios:

The loss ratio (GAAP basis) applicable to the quarter ended September 30, 2008 (loss and loss adjustment expenses related to premiums earned) was 56.70% compared to 58.16% for the quarter ended September 30, 2007.

The expense ratio (GAAP basis) applicable to the quarter ended September 30, 2008 (policy acquisition and other underwriting expenses related to premiums earned) was 34.46% compared to 69.86% for the quarter ended September 30, 2007. A portion of our administrative expenses are fixed or otherwise do not fluctuate significantly as our revenue increases. Thus, we have experienced an improvement in our expense ratio primarily as a result of our revenue growth in 2008.

The loss ratio and the expense ratio (GAAP basis) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100.00% generally reflects profitable underwriting results. A combined ratio over 100.00% generally reflects unprofitable underwriting results. The Company’s combined ratio for the three months ended September 30, 2008 was 91.16% compared to 128.02% for the three months ended September 30, 2007.

Comparison of the Nine months ended September 30, 2008 to the Nine months ended September 30, 2007

Our results of operations for the nine months ended September 30, 2008 reflect net income of $7,538,000, or $1.33 earnings per diluted share, compared to the net loss of $393,000, or $0.12 loss per diluted share, for the nine months ended September 30, 2007. Our insurance operations began in July 2007. Thus, our 2007 results of operations include only the July 2007 assumption transaction whereas our results of operations for the three months ended September 30, 2008 reflect the results of four assumption transactions being completed.

Revenue

Net Premiums Earned of $28,309,000 for the nine months ended September 30, 2008 reflect the revenue from policies assumed from Citizens in July and November 2007 and February and June 2008, and the earnings on the renewal of these policies, reduced by the appropriate reinsurance costs. In comparison, net premiums earned of $1,692,000 for the nine months ended September 30, 2007 reflect

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only those revenues from policies assumed from Citizens in July 2007, reduced by the appropriate reinsurance costs. Net Premiums Written during the nine months ended September 30, 2008 and 2007 totaled $42,554,000 and $6,837,000, respectively.

Net Premiums Written is a non-GAAP financial measure representing the premiums charged on policies issued during a fiscal period less any applicable reinsurance costs. Net Premiums Written is a statutory measure designed to determine production levels. Net Premiums Earned is the most directly comparable GAAP measure and represents the portion of Net Premiums Written that is recognized as revenue in the financial statements for the period.

The following is a reconciliation of our total Net Premiums Written to Net Premiums Earned for the nine months ended September 30, 2008 and September 30, 2007 (dollars in thousands):

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Net Premiums Written	$42,554	6,837
Increase in Unearned Premiums	(14,245)	(5,145)

Net Premiums Earned	$28,309	1,692

Net Investment Income for the nine months ended September 30, 2008 and 2007 of $1,152,000 and $314,000, respectively, is specific to our investment in certificates of deposit and money market accounts. Such investments and the related investment income have increased primarily as the result of incremental premiums we have collected and invested following each assumption transaction. However, the increase in our investment income in 2008 was offset to some extent by a decline in short-term interest rates. Since we have limited our investments to bank certificates of deposit and money market accounts, we experienced no investment losses during the nine months ended September 30, 2008 and 2007.

Other Income for the nine months ended September 30, 2008 of $591,000 primarily reflects the policy fee income we receive with respect to our issuance of renewal policies. We had no such renewals during the nine months ended September 30, 2007.

Expenses

Losses and loss adjustment expenses for the nine months ended September 30, 2008 and 2007 of $11,011,000 and $984,000, respectively, reflects the impact of case reserve strengthening and development of incurred but not reported losses. The increase in 2008 is primarily attributable to the increase in our policy volume, which grew from approximately 7,000 as of September 30, 2007 to approximately 20,000 as of September 30, 2008. Additionally, we can attribute $271,000 of our third quarter 2008 losses to Tropical Storm Fay which occurred during August 2008.

Policy Acquisition and Other Underwriting Expenses for the nine months ended September 30, 2008 and 2007 of $6,893,000 and $1,188,000, respectively, reflect the ceded commissions and commissions payable to agents for production of policies, policy administration costs and administrative overhead expenses. The increase is primarily attributable to the increase in our policy volume and growth of our operations.

Income Taxes for the nine months ended September 30, 2008 were $4,610,000 for state and federal income taxes resulting in an effective tax rate for the period of 37.95%. During the same period in the prior year, we recognized a tax benefit of $192,000.

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Ratios:

The loss ratio (GAAP basis) applicable to the nine months ended September 30, 2008 (loss and loss adjustment expenses related to premiums earned) was 38.90% compared to 58.16% for the nine months ended September 30, 2007.

The expense ratio (GAAP basis) applicable to the nine months ended September 30, 2008 (policy acquisition and other underwriting expenses related to premiums earned) was 24.35% compared to 70.21% for the nine months ended September 30, 2007. A portion of our administrative expenses are fixed or otherwise do not fluctuate significantly as our revenue increases. Thus, we have experienced an improvement in our expense ratio primarily as a result of our revenue growth in 2008.

The loss ratio and the expense ratio (GAAP basis) is the key measure of underwriting performance traditionally used in the property and casualty industry. A combined ratio under 100.00% generally reflects profitable underwriting results. A combined ratio over 100.00% generally reflects unprofitable underwriting results. The Company’s combined ratio for the nine months ended September 30, 2008 was 63.25% compared to 128.37% for the nine months ended September 30, 2007.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have financed our cash flow requirements through issuance of our common stock, net premiums received and investment income. In April 2007, we issued and sold 5,182,000 shares of our common stock in a private placement to a group of accredited investors, including certain of our officers and directors, for an aggregate purchase price of approximately $13.0 million. During the nine months ended September 30, 2008, our cash position increased by approximately $10.4 million primarily as a result of the completion of our initial public offering on July 30, 2008. We used the proceeds from our initial public offering to increase the statutory capital and surplus of our insurance subsidiary, which allowed us to assume an additional 46,049 policies through an assumption transaction completed in October 2008. We believe our cash from net premiums and investment income will be sufficient to cover our cash outflows for at least the next 12 months, which will include an estimated $250,000 that remains to be paid in connection with the acquisition of our new policy administration system.

Our insurance subsidiary requires liquidity and adequate capital to meet ongoing obligations to policyholders and claimants and to fund operating expenses. From the beginning of our operations in June 2007 through September 30, 2008, liquidity generated from our private placement, initial public offering, operations and investment income was sufficient to meet obligations. We attempt to maintain adequate levels of liquidity and surplus to manage any differences between the duration of our liabilities and invested assets. We believe that we maintain sufficient liquidity to pay our insurance subsidiary’s claims and expenses, as well as satisfy commitments in the event of unforeseen events such as reinsurer insolvencies, inadequate premium rates, or reserve deficiencies.

We maintain a comprehensive reinsurance program at levels management considers adequate to diversify risk and safeguard our financial resources.

We recently entered into a reinsurance treaty with our subsidiary, Claddaugh Casualty Insurance Company Ltd. (“Claddaugh”), which is retroactive to June 1, 2008 and provides coverage through May 31, 2009. Under this agreement, Claddaugh will be responsible for the first $2.0 million of catastrophic claims in excess of $1.2 million. Our subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. (“HCPC”), will retain the liability for the first $1.2 million of catastrophic claims. Claddaugh did not assume the reinsurance liability related to any of our existing reinsurance contracts. With respect to the Claddaugh reinsurance treaty, HCPC must pay Claddaugh reinsurance premiums in four installments aggregating $1,036,000. As of September 30, 2008, HCPC has paid $520,000 to

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Claddaugh representing two of four installments. In the event Claddaugh incurs losses in excess of Claddaugh’s cash reserves or in the event such losses are of amounts that would cause Claddaugh’s capital and surplus to fall below $2.0 million, we may be required to provide additional capital to Claddaugh or otherwise fund any draws by Claddaugh on a bank letter of credit, which we secured by a $1,880,000 certificate of deposit.

In the future, we anticipate our principal sources of funds will be premiums and investment income. Additionally, we anticipate our primary use of funds will be to pay claims and operating expenses. In the insurance industry, cash collected for premiums from policies written is invested, with interest and dividends and related gains and losses accrued thereon, and loss and settlement expenses are paid out over a period of years. This period of time varies by the circumstances surrounding each claim. A substantial portion of our losses and loss expenses are paid out within 90 days of the claim receipt date. Additional cash outflow occurs through payments of underwriting costs such as commissions, taxes, payroll, and general overhead expenses.

Our cash flows from operating, investing and financing activities for the nine month periods ended September 30, 2008 and 2007 are summarized below:

Cash Flows for the Nine Months Ended September 30, 2008

Net cash provided by operating activities for the nine months ended September 30, 2008 was approximately $10.2 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $9.5 million was primarily the result of our purchase of short-term investments. Net cash provided by financing activities totaled approximately $9.8 million and consisted entirely of the net proceeds from the sale of our common stock and warrants through our initial public offering completed in July 2008.

Cash Flows for the Nine Months Ended September 30, 2007

Net cash provided by operating activities for the nine months ended September 30, 2007 was approximately $5.7 million, which consisted primarily of cash received from net written premiums less cash disbursed for operating expenses and losses and loss adjustment expenses. Net cash used in investing activities of $2.0 million was primarily the result of our purchase of short-term investments. Net cash provided by financing activities totaled approximately $13.0 million and consisted entirely of the proceeds from the sale of our common stock through a private transaction that was completed in April 2007.

Investments

We have tailored our investment policy in an effort to minimize risk in the current financial market. Therefore, we currently invest our excess cash in money market accounts and in certificates of deposit (i.e., CDs) that mature in no more than thirteen months. With the exception of large national banks, it is our current policy not to deposit more than an aggregate of $5.5 million in any one bank at any time. In the future, we may alter our investment policy to include investments such as federal, state and municipal obligations, corporate bonds, preferred and common equity securities and real estate mortgages, as permitted by applicable law, including insurance regulations.

Dividends

Our insurance subsidiary is subject to restrictions on the dividends it may pay to our parent corporation, Homeowners Choice, Inc. Under Florida law, a domestic insurer may not pay any dividend or distribute cash or other property to its stockholders except out of that part of its available and

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accumulated capital and surplus funds which is derived from realized net operating profits on its business and net realized capital gains. For a three-year period beginning March 30, 2007, our insurance subsidiary, as a newly licensed Florida insurer, is precluded from paying dividends unless approved in advance by the Florida Office of Insurance Regulation. Additionally, Florida statutes preclude our insurance subsidiary from making dividend payments or distributions to our parent corporation without prior approval of the Florida Office of Insurance Regulation if the dividend or distribution would exceed the larger of (1) the lesser of (a) 10.0% of its capital surplus or (b) net income, not including realized capital gains, plus a two year carry forward, (2) 10.0% of capital surplus with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains or (3) the lesser of (a) 10.0% of capital surplus or (b) net investment income plus a three year carry forward with dividends payable constrained to unassigned funds minus 25% of unrealized capital gains.

OFF-BALANCE SHEET ARRANGEMENTS

As of September 30, 2008, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments to develop amounts reflected and disclosed in our financial statements. Material estimates that are particularly susceptible to significant change in the near term are related to our losses and loss adjustment expenses, which include amounts estimated for claims incurred but not yet reported. We base our estimates on various assumptions and actuarial data that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates.

We believe our accounting policies specific to premium revenue recognition, losses and loss adjustment expenses, reinsurance, deferred policy acquisition costs, deferred tax assets and liabilities, and stock-based compensation expense involve our most significant judgments and estimates material to our consolidated financial statements.

Premium Revenue. Premium revenue is earned on a daily pro-rata basis over the term of the policies. Unearned premiums represent the portion of the premium related to the unexpired policy term.

Losses and Loss Adjustment Expenses. Reserves for losses and loss adjustment expenses (“LAE”) are determined by establishing liabilities in amounts estimated to cover incurred losses and LAE. Such reserves are determined based on the assessment of claims reported and the development of pending claims. These reserves are based on individual case estimates for the reported losses and LAE and estimates of such amounts that are incurred but not reported. Changes in the estimated liability are charged or credited to operations as the losses and LAE are adjusted.

The estimates of unpaid losses and LAE are subject to trends in claim severity and frequency and are continually reviewed. As part of the process, we review historical data and consider various factors, including known and anticipated regulatory and legal developments, changes in social attitudes, inflation and economic conditions. As experience develops and other data becomes available, these estimates are revised, as required, resulting in increases or decreases to the existing unpaid losses and LAE. Adjustments are reflected in the results of operations in the period in which they are made and the liabilities may deviate substantially from prior estimates.

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Reinsurance. In the normal course of business, we seek to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance premiums and reserves related to reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

Deferred policy acquisition costs. Deferred policy acquisition costs (“DAC”) primarily represent commissions paid to Citizens or outside agents at the time of collection of the policy premium, salaries and premium taxes and are amortized over the life of the related policy in relation to the amount of premiums earned. The method followed in computing DAC limits the amount of such deferred costs to their estimated realizable value, which gives effect to the premium earned, related investment income, unpaid loss and LAE and certain other costs expected to be incurred as the premium is earned.

DAC is reviewed to determine if it is recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. Upon completion of the October 2008 assumption transaction, we now qualify for a reduction in the assumed commissions from 16% to 6% of premiums assumed retroactive to June 2007. The amount of DAC considered recoverable could be reduced in the near term if the estimates of total revenues discussed above are reduced or permanently impaired as a result of the disposition of a line of business. The amount of amortization of DAC could be revised in the near term if any of the estimates discussed above are revised.

Deferred Tax Assets and Liabilities. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets are recognized for deductible temporary differences and tax operating loss and tax credit carryforwards. The deferred tax assets and liabilities are measured by applying the enacted tax rates and laws in effect for the years in which such differences are expected to reverse.

Realization of deferred tax assets depends upon our generation of sufficient taxable income in the future to recover tax benefits that cannot be recovered from taxes paid in the carryback period, generally two years.

Stock-Based Compensation. We account for our stock option plans in accordance with SFAS No. 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values. Under the fair value recognition provisions of SFAS 123(R), the Company recognizes stock-based compensation in the consolidated statements of operations on a straight-line basis over the vesting period. As permitted by SFAS 123(R), we use the Black-Scholes option pricing model, which requires the following variables for input to calculate the fair value of each stock award on the option grant date: 1) expected volatility of our stock price, 2) the risk-free interest rate, 3) expected term of each award, 4) expected dividends, and 5) an expected forfeiture rate.

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ITEM 4 – CONTROLS AND PROCEDURES

Under the supervision and with the participation of our Chief Executive Officer (our principal executive officer) and Chief Financial Officer (our principal financial officer), we have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report, and, based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that these disclosure controls and procedures are effective.

There have been no changes in our internal controls over financial reporting during the quarter ended September 30, 2008 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

PART II – OTHER INFORMATION

ITEM 1 – LEGAL PROCEEDINGS

We may be party to claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position or liquidity.

ITEM 1a – RISK FACTORS

There have been no material changes from the risk factors previously disclosed in the section entitled “Risk Factors” in our Prospectus, which was filed with the Securities and Exchange Commission on July 24, 2008.

ITEM 2 – UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a)	Sales of Unregistered Securities

None.

(b)	Use of Proceeds from Initial Public Offering

As previously reported, our initial public offering closed on July 30, 2008 resulting in aggregate gross proceeds to us of approximately $11.7 million and aggregate net proceeds of approximately $9.8 million after deducting commissions paid to placement agents and offering expenses. Effective August 29, 2008, we transferred $10.0 million, which included the entire net proceeds from our initial public offering, to our insurance subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. This $10.0 million investment in our insurance subsidiary allowed us to increase our insurance company’s statutory capital and surplus to a level sufficient to allow us to assume a total of 46,049 policies from Citizens in the October 2008 assumption transaction. We estimate these policies represent approximately $82 million in additional annualized premium.

(c)	Repurchases of Securities

None.

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(d)	Working Capital Restrictions and Other Limitations on Payment of Dividends

We are not subject to working capital restrictions or other limitations on the payment of dividends. Our insurance subsidiary, however, is subject to restrictions on the dividends it may pay to our parent corporation, Homeowners Choice, Inc. Those restrictions could impact our ability to pay dividends if our Board of Directors determines to do so. See the discussion under “Dividends” in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by this reference.

ITEM 3 – DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5 – OTHER INFORMATION

None.

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ITEM 6 – EXHIBITS

The following documents are filed as part of this report:

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation, with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

3.2	Bylaws with amendments. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

4.1	Form of Common Stock Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.2	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and American Stock Transfer & Trust Company. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.3	Form of Warrant Certificate. Incorporated by reference to the correspondingly numbered exhibit Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.4	Warrant Agreement dated July 30, 2008 between Homeowners Choice, Inc. and Anderson & Strudwick, Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

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4.5	Form of Warrant Certificate issued to Anderson & Strudwick. Incorporated. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.6	Form of Unit Certificate. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.7	Warrant Agreement dated July 30, 2008, between Homeowners Choice, Inc. and GunnAllen Financial, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.8	Letter Agreement dated August 1, 2008 among Homeowners Choice, Inc., Anderson & Strudwick, Incorporated and GunnAllen Financial, Inc., whereby we waive certain cancellation rights under warrants issued to the other parties. Incorporated by reference to the correspondingly numbered exhibit to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-150513) filed August 6, 2008.

4.9	See Exhibits 3.1 and 3.2 of this report for provisions of the Articles of Incorporation, as amended, and our Bylaws, as amended, defining certain rights of security holders. See also Exhibits 10.6, 10.7 and 10.21 defining certain rights of the recipients of stock options and other equity-based awards.

10.1	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Francis X. McCahill, III. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.2	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Richard R. Allen. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

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10.3	Executive Agreement dated May 1, 2007 between Homeowners Choice, Inc. and Ronald E. Chapman. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.4	Separation Agreement and General Release dated December 19, 2007 between Homeowners Choice, Inc. and Ronald E. Chapman. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.5	Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended. See amendment to Consulting Agreement at Exhibit 10.12.

10.6	Homeowners Choice, Inc. 2007 Stock Option and Incentive Plan. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.7	Form of Incentive Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.8	ISO Master Agreement dated November 1, 2007 between Insurance Services Office, Inc. and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.9	Software License Agreement executed April 8, 2008 with an effective date of November 1, 2007 by and between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

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10.10	Assumption Agreement dated June 19, 2007 by and between Homeowners Choice Property & Casualty Insurance Company, Inc. and Citizens Property Insurance Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.11	Service Contract for Homeowners Claims Handling dated May 30, 2007, but effective July 1, 2007, by and between Homeowners Choice Managers, Inc. and Johns Eastern Company, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.12	Amendment dated August 21, 2008 to Consulting Agreement dated June 1, 2007 between Homeowners Choice, Inc. and Scorpio Systems, Inc. Incorporated by reference to Exhibit 10.12 to Form 8-K filed August 21, 2008.

10.13	Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.14	Reinstatement Premium Protection Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.15	Multi-Year Excess Catastrophe Reinsurance Contract dated June 1, 2008 by Homeowners Choice Property and Casualty Insurance Company, Inc. and Subscribing Reinsurers. Incorporated by reference to the correspondingly numbered exhibit to our Form 10-Q filed August 29, 2008.

10.17	Assignment of Lease dated July 31, 2007 by Cypress Underwriters, Inc. to Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

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10.18	Lease Agreement dated April 8, 2008 between 2340 Drew St, LLC and Homeowners Choice, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.19	Voting Agreement among Homeowners Choice, Inc. and certain shareholders, including an amendment terminating the agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

10.20	Reimbursement Contract, effective June 1, 2008, between Florida Hurricane Catastrophe Fund and Homeowners Choice property & Casualty Insurance Company, Inc., including addenda.

10.21	Form of Non-Qualified Stock Option Agreement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-150513), originally filed April 30, 2008, effective July 24, 2008, as amended.

31.1	Certification of the Chief Executive Officer

31.2	Certification of the Chief Financial Officer

32.1	Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.ss.1350

32.2	Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.ss.1350

36

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Company.

HOMEOWNERS CHOICE, INC.

November 12, 2008	By	/s/ Francis X. McCahill III
Francis X. McCahill III
President and Chief Executive Officer
(Principal Executive Officer)

November 12, 2008	By	/s/ Richard R. Allen
Richard R. Allen
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

37

Exhibit 10.20

STATE BOARD OF ADMINISTRATION OF FLORIDA	CHARLIE CRlST GOVERNOR AS CHAIRMAN ALEX SINK
1801 HERMITAGE BOULEVARD TALLAHASSEE, FLORIDA 32308 (850) 488-4406	CHIEF FINANCIAL OFFICER AS TREASURER BILL McCOLLUM ATTORNEY GENERAL AS SECRETARY
POST OFFICE BOX 13300 32317-3300	BOB MILLIGAN INTERIM EXECUTIVE DIRECTOR

REIMBURSEMENT CONTRACT

Effective: June 1, 2008 (Contract)

between

HOMEOWNERS CHOICE PROPERTY AND CASUALTY INSURANCE COMPANY
Port St. Lucie, FL
(Company)

NAIC # 12944

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

PREAMBLE

The Legislature of the State of Florida has enacted Section 215.555, Florida Statutes “Statute”, which directs the SBA to administer the FHCF. This Contract, consisting of the principal document entitled Reimbursement Contract, addressing the mandatory FHCF coverage, and Addenda, is subject to the Statute and to any administrative rule adopted pursuant thereto, and is not intended to be in conflict therewith. All provisions in the principle document are equally applicable to each Addenda unless specifically superseded by one of the Addenda.

In consideration of the promises set forth in this Contract, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

As a condition precedent to the SBA’s obligations under this Contract, the Company, an Authorized Insurer or an entity writing Covered Policies under Section 627.351, Florida Statutes, in the State of Florida, shall report to the SBA in a specified format the business it writes which is described in this Contract as Covered Policies.

The terms of this Contract shall determine the rights and obligations of the parties. This Contract provides reimbursement to the Company under certain circumstances, as described herein, and does not provide or extend insurance or reinsurance coverage to any person, firm, corporation or other entity. The SBA shall reimburse the Company for its Ultimate Net Loss on Covered Policies in excess of the

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Company’s Retention as a result of each Loss Occurrence commencing during the Contract Year, to the extent funds are available, all as hereinafter defined.

ARTICLE II - PARTIES TO THE CONTRACT

This Contract is solely between the Company and the SBA which administers the FHCF. In no instance shall any insured of the Company or any claimant against an insured of the Company, or any other third party, have any rights under this Contract, except as provided in Article XIV. The SBA will only disburse funds to the Company, except as provided for in Article XIV of this Contract. The Company shall not, without the prior approval of the Office of Insurance Regulation, sell, assign, or transfer to any third party, in return for a fee or other consideration any sums the FHCF pays under this Contract or the right to receive such sums.

ARTICLE III - TERM

This Contract shall apply-to Loss Occurrences which commence during the period from 12:00:01 a.m., Eastern Time, June 1, 2008, to 12:00 midnight Eastern Time, May 31, 2009 (Contract Year).

The Company must designate a coverage level, make the required selections, and return this fully executed Contract (two originals) to the FHCF Administrator so that the Contract is received by the FHCF Administrator no later than 5 p.m., Central Time, June 1, 2008. Failure to do so may result in a referral to the Office of Insurance Regulation within the Department of Financial Services for administrative action. Furthermore, the Company’s coverage level under this Contract will be deemed as follows:

(1)	For Companies that are a member of a National Association of Insurance Commissioners (NAIC) group, the same coverage level selected by the other Companies of the same NAIC group shall be deemed. If executed Contracts for none of the members of an NAIC group have been received by the FHCF Administrator, the coverage level from the prior Contract Year shall be deemed.

(2)	For Companies that are not a member of an NAIC group under which other Companies are active participants in the FHCF, the coverage level from the prior Contract Year shall be deemed.

(3)	For New Participants, as that term is defined in Article V(21), that are a member of an NAIC group, the same coverage level selected by the other Companies of the same NAIC group shall be deemed.

(4)	For New Participants that are not a member of an NAIC group under which, other Companies are active participants in the FHCF, the 45%, 75% or 90% coverage levels may be selected providing that the FHCF Administrator receives executed Contracts within 30 calendar days of the effective date of the first Covered Policy, otherwise, the 45% coverage level shall be deemed.

Pursuant to the terms of this Contract, the SBA shall not be liable for Loss Occurrences which commence after the effective time and date of expiration or termination. Should this Contract expire or terminate while a Loss Occurrence covered hereunder is in progress, the SBA shall be responsible for such Loss Occurrence in progress in the same manner and to the same extent it would have been responsible had the Contract expired the day following the conclusion of the Loss Occurrence in progress.

ARTICLE IV - LIABILITY OF THE FHCF

(1)	The SBA shall reimburse the Company, with respect to each Loss Occurrence commencing during the Contract Year for the “Reimbursement Percentage” elected, this percentage times the amount of Ultimate Net Loss paid by the Company in excess of the Company’s Retention, as adjusted pursuant to Article V(28), plus 5% of the reimbursed losses for Loss Adjustment Expense Reimbursement.

(2)	The Reimbursement Percentage will be 45% or 75% or 90%, at the Company’s option as elected under Article XVIII.

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(3)	The aggregate liability of the FHCF with respect to all Reimbursement Contracts covering this Contract Year shall not exceed the limit set forth under Section 215.555(4)(c)1., Florida Statutes. For specifics regarding loss reimbursement calculations, see section (3)(c) of Article X herein.

(4)	Upon the occurrence of a Covered Event, the SBA shall evaluate the potential losses to the FHCF and the FHCF’s capacity at the time of the event. The initial Projected Payout Multiple used to reimburse the Company for its losses shall not exceed the Projected Payout Multiple as calculated based on the capacity needed to provide the FHCF’s mandatory coverage. The SBA shall make adjustments to the Projected Payout Multiple in order to reimburse the optional coverage based on the SBA’s ongoing evaluation of potential losses and capacity.

(5)	Reimbursement amounts shall not be reduced by reinsurance paid or payable to the Company from other sources.

(6)	After the end of the calendar year, the SBA shall notify insurers of the estimated Borrowing Capacity and the Balance of the Fund as of December 31. In May and October of each year, the SBA shall publish in the Florida Administrative Weekly a statement of the FHCF’s estimated Borrowing Capacity and the projected Balance of the Fund as of December 31.

(7)	The obligation of the SBA with respect to all Contracts covering a particular Contract Year shall not exceed the Balance of the Fund as of December 31 of that Contract Year, together with the maximum amount the SBA is able to raise through the issuance of revenue bonds or other means available to the SBA under Section 215.555, Florida Statutes, up to the limit in accordance with Section 215.555(4)(c)1., Florida Statutes. The obligations and the liability of the SBA are more fully described in Rule 19-8.013, Florida Administrative Code (F.A.C.).

ARTICLE V - DEFINITIONS

(1)	Actual Claims-Paying Capacity of the FHCF

This term means the sum of the Balance of the Fund as of December 31 of a Contract Year, plus any reinsurance purchased by the FHCF, plus the amount the SBA is able to raise through the issuance of revenue bonds up to the limit in accordance with Section 215.555(4)(c)1. and (6), Florida Statutes.

(2)	Actuarially Indicated

This term means, with respect to Premiums paid by Companies for reimbursement provided by the FHCF, an amount determined in accordance with the definition provided in Section 215.555(2)(a), Florida Statutes.

(3)	Additional Living Expense (ALE)

ALE losses covered by the FHCF are not to exceed 40 percent of the insured value of a Residential Structure or its contents based on the coverage provided in the policy. Fair rental value, loss of use, loss of rents, or business interruption losses are not covered by the FHCF.

(4)	Administrator

This term means the entity with which the SBA contracts to perform administrative tasks associated with the operations of the FHCF. The Administrator is Paragon Strategic Solutions Inc., 3600 American Boulevard West, Suite 700, Minneapolis, Minnesota 55431. The telephone number is (800) 689-3863, and the facsimile number is (800) 264-0492.

(5)	Authorized Insurer

This term is defined in Section 624.09(1), Florida Statutes.

(6)	Borrowing Capacity

This term means the amount of funds which are able to be raised by the issuance of revenue bonds or through other financing mechanisms, less bond issuance expenses and reserves.

(7)	Citizens Property Insurance Corporation (Citizens)

This term means the entity formed under Section 627.351(6), Florida Statutes and refers to both Citizens Property Insurance Corporation High Risk Account and Citizens Property Insurance Corporation Personal Lines and Commercial Lines Accounts.

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(8)	Contract

This term means this Reimbursement Contract for the current Contract Year.

(9)	Covered Event

This term means any one storm declared to be a hurricane by the National Hurricane Center, which causes insured losses in Florida, both while it is still a hurricane and throughout any subsequent downgrades in storm status by the National Hurricane Center. Any storm, including a tropical storm, which does not become a hurricane is not a Covered Event.

(10)	Covered Policy or Covered Policies

(a)	Covered Policy, as defined in Section 215.555(2)(c), Florida Statutes, is further clarified to mean only that portion of a binder, policy or contract of insurance that insures real or personal property located in the State of Florida to the extent such policy insures a Residential Structure, as defined in definition (27) herein, or the contents of a Residential Structure, located in the State of Florida.

(b)	Due to the specialized nature of the definition of Covered Policies, Covered Policies are not limited to only one line of business in the Company’s annual statement required to be filed by Section 624.424, Florida Statutes. Instead, Covered Policies are found in several lines of business on the Company’s annual statement. Covered Policies will at a minimum be reported in the Company’s statutory annual statement as:

1. Fire

2. Allied Lines

3. Farmowners Multiple Peril

4. Homeowners Multiple Peril

5. Commercial Multiple Peril (non liability portion, covering condominiums and apartments)

6. Inland Marine

Note that where particular insurance exposures, e.g. mobile homes, are reported on an annual statement is not dispositive of whether or not the exposure is a Covered Policy.

(c)	This definition applies only to the first-party property section of a policy pertaining strictly to the structure, its contents, appurtenant structures, or ALE coverage.

(d)	Covered Policy also includes any collateral protection insurance policy covering personal residences which protects both the borrower’s and the lender’s financial interest, in an amount at least equal to the coverage for the dwelling in place under the lapsed homeowner’s policy, if such policy can be accurately reported as required in Section 215.555(5), Florida Statutes. A Company will be deemed to be able to accurately report data if the required data, as specified in the Premium Formula adopted in Section 215.555(5), Florida Statutes, is available.

(e)	See Article VI of this Contract for specific exclusions.

(11)	Deductible Buy-Back Policies

This term means a specific policy that provides coverage to a policyholder for some portion of the policyholder’s deductible under a policy issued by another insurer.

(12)	Estimated Claims-Paying Capacity of the FHCF

This term means the sum of the projected Balance of the Fund as of December 31 of a Contract Year, plus any reinsurance purchased by the FHCF, plus the most recent estimate of the Borrowing Capacity of the FHCF, determined pursuant to Section 215.555(4)(c), Florida Statutes.

(13)	Excess Policies

This term, for the purposes of this Contract, means a policy that provides insurance protection for large commercial property risks that provides a layer of coverage above a primary layer (which is insured by a different insurer) that acts much the same as a very large deductible.

(14)	Florida Department of Financial Services (Department)

This term means the Florida regulatory agency, created pursuant to Section 20.121, Florida Statutes, which is charged with regulating the Florida insurance market and administering the Florida Insurance Code.

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(15)	Florida Insurance Code

This term means those chapters identified in Section 624.01, Florida Statutes, which are designated as the Florida Insurance Code.

(16)	Formula or the Premium Formula

This term means the Formula approved by the SBA for the purpose of determining the Actuarially Indicated Premium to be paid to the FHCF. The Premium Formula is defined as an approach or methodology which leads to the creation of premium rates. The resulting rates are therefore incorporated as part of the Premium Formula.

(17)	Fund Balance or Balance of the Fund as of December 31

These terms mean the amount of assets available to pay claims, not including any bonding proceeds, resulting from Covered Events which occurred during the Contract Year.

(18)	Insurer Group

For purposes of the coverage option election in Section 215.555(4)(b), Florida Statutes, Insurer Group means the group designation assigned by the National Association of Insurance Commissioners (NAIC) for purposes of filing consolidated financial statements. A Company is a member of a group as designated by the NAIC until such Company is assigned another group designation or is no longer a member of a group recognized by the NAIC.

(19)	Loss Occurrence

This term means the sum of individual insured losses incurred under Covered Policies resulting from the same Covered Event. “Losses” means direct incurred losses under Covered Policies and excludes Loss Adjustment Expenses.

(20)	Loss Adjustment Expense Reimbursement

(a)	Loss Adjustment Expense Reimbursement shall be 5% of the reimbursed losses under this Contract as provided in Article IV, pursuant to Section 215.555(4)(b)1., Florida Statutes.

(b)	To the extent that loss reimbursements are limited to the Payout Multiple applied to each Company, the 5% Loss Adjustment Expense is included in the total Payout Multiple applied to each Company.

(21)	New Participant(s)

This term means all Companies which begin writing Covered Policies on or after the beginning of the Contract Year. A Company that removes exposure from either Citizens entity, as that term is defined in (7) above, pursuant to an assumption agreement effective on or after June 1 and had written no other Covered Policies before June 1 is also considered a New Participant.

(22)	Office of Insurance Regulation

This term means that office within the Department of Financial Services and which was created in Section 20.121(3), Florida Statutes.

(23)	Payout Multiple

This term means the multiple as calculated in accordance with Section 215.555(4)(c), Florida Statutes, which is derived by dividing the single season Claims-Paying Capacity of the FHCF by the total aggregate industry Reimbursement Premium for the FHCF for the Contract Year billed as of December 31 of the Contract Year. The find Payout Multiple is determined once Reimbursement Premiums have been billed as of December 31 and the amount of bond proceeds has been determined.

(24)	Premium

This term means the same as Reimbursement Premium.

(25)	Projected Payout Multiple

The Projected Payout Multiple is used to calculate a Company’s projected payout pursuant to Section 215.555(4)(d)2., Florida Statutes. The Projected Payout Multiple is derived by dividing the estimated single season Claims-Paying Capacity of the FHCF by the estimated total aggregate industry Reimbursement Premium for the FHCF for the Contract Year. The Company’s Reimbursement Premium as paid to the SBA for the Contract Year is multiplied by the Projected Payout Multiple to estimate the Company’s coverage from the FHCF for the Contract Year.

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(26)	Reimbursement Premium

This term means the Premium determined by multiplying each $1,000 of insured value reported by the Company in accordance with Section 215.555(5)(b), Florida Statutes, by the rate as derived from the Premium Formula, as described in Rule 19-8.028, F.A.C.

(27)	Residential Structures

This term means dwelling units used as a home or residence, including the primary structure and appurtenant structures insured under the same policy and any other structures covered under endorsements associated with a policy covering a residential structure, the principal function of which at the time of loss was as a primary or secondary residence. Covered Residential Structures do not include any structures listed under Article VI herein.

(28)	Retention

The Company’s Retention means the amount of hurricane losses under Covered Policies which must be incurred by the Company before it is eligible for reimbursement from the FHCF.

(a)	When the Company experiences covered losses from one or two Covered Events during the Contract Year, the Company’s full Retention shall be applied to each of the Covered Events.

(b)	When the Company experiences covered losses from more than two Covered Events during the Contract Year, the Company’s full Retention shall be applied to each of the two Covered Events causing the largest covered losses for the Company. For each other Covered Event resulting in covered losses, the Company’s Retention shall be reduced to one-third of its full Retention and applied to all other Covered Events.

1.	All reimbursement of covered losses for each Covered Event shall be based on the Company’s full Retention until January 1 of the Contract Year. Adjustments to reflect a reduction to one-third of the full Retention shall be made as soon as practicable after January 1 of the Contract Year provided the Company reports its losses as specified in this Contract.

2.	Adjustments to the Company’s Retention shall be based upon its paid and outstanding losses as reported on the Company’s Proof of Loss Reports but shall not include incurred but not reported losses. The Company’s Proof of Loss Reports shall be used to determine which Covered Events constitute the Company’s two largest Covered Events, and the reduction to one-third of the full Retention shall be applied to all other Covered Events for the Contract Year. After this initial determination, any subsequent adjustments shall be made by the SBA only if the quarterly loss reports reveal that loss development patterns have resulted in a change in the order of Covered Events entitled to the reduction to one-third of the full Retention.

(c)	The Company’s full Retention is established in accordance with the provisions of Section 215.555(2)(e), Florida Statutes, and shall be determined by multiplying the Retention Multiple by the Company’s Reimbursement Premium for the Contract Year.

(d)	Once the Company’s limit of coverage has been exhausted, the Company will not be entitled to further reimbursements.

(29)	Retention Multiple

(a)	The Retention Multiple is applied to the Company’s Reimbursement Premium to determine the Company’s Retention. The Retention Multiple for the 2008/2009 Contract Year shall be equal to $4.5 billion, adjusted based upon the reported exposure for the 2007/2008 Contract Year to reflect the percentage growth in exposure to the FHCF since 2004, divided by the estimated total industry Reimbursement Premium at the 90% reimbursement percentage level for the Contract Year as determined by the SBA.

(b)	The Retention Multiple as determined under (29)(a) above shall be adjusted to reflect the reimbursement percentage elected by the Company under this Contract as follows:

1.	If the Company elects a 90% reimbursement percentage, the adjusted Retention Multiple is 100% of the amount determined under (29)(a) above;

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2.	If the Company elects a 75% reimbursement percentage, the adjusted Retention Multiple is 120% of the amount determined under (29)(a) above; or

3.	If the Company elects a 45% reimbursement percentage, the adjusted Retention Multiple is 200% of the amount determined under (29)(a) above.

(30)	Ultimate Net Loss

(a)	This term means all losses of the Company under Covered Policies, prior to the application of the Company’s FHCF Retention, as defined under (28) above, and reimbursement percentage, and excluding loss adjustment expense, arising from each Loss Occurrence during the Contract Year, provided, however, that the Company’s loss shall be determined in accordance with the deductible level written under the policy sustaining the loss.

(b)	Salvages and all other recoveries, excluding reinsurance recoveries, shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

(c)	All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

(d)	Nothing in this clause shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

(e)	The SBA shall be subrogated to the rights of the Company to the extent of its reimbursement of the Company. The Company agrees to assist and cooperate with the SBA in all respects as regards such subrogation. The Company further agrees to undertake such actions as may be necessary to enforce its rights of salvage and subrogation, and its rights, if any, against other insurers as respects any claim, loss, or payment arising out of a Covered Event.

ARTICLE VI - EXCLUSIONS

This Contract does not provide reimbursement for:

(1)	Any losses not defined as being within the scope of a Covered Policy.

(2)	Any policy which excludes wind or hurricane coverage.

(3)	Any Excess Policy or Deductible Buy-Back Policy that requires individual ratemaking.

(4)	Any policy for Residential Structures, as defined in Article V(27) herein, that provides a layer of coverage underneath an Excess Policy, as defined in Article V(13) herein, issued by a different insurer.

(5)	Any liability of the Company attributable to losses for fair rental value, loss of rent or rental income, or business interruption.

(6)	Any collateral protection policy that does not meet the definition of Covered Policy as defined in Article V(l0)(d) herein.

(7)	Any reinsurance assumed by the Company.

(8)	Any exposure for hotels, motels, timeshares, shelters, camps, retreats, and any other rental property used solely for commercial purposes.

(9)	Any exposure for homeowner associations if no habitational structures are insured under the policy.

(10)	Any exposure for condominium structures or units that are non-owner occupied for six (6) or more time periods by different parties during the course of a twelve (12) month period.

(11)	Commercial healthcare facilities and nursing homes; however, a nursing home which is an integral part of a retirement community consisting primarily of habitational structures that are not nursing homes will not be subject to this exclusion.

(12)	Any exposure under commercial policies covering only appurtenant structures or structures that do not function as a habitational structure (e.g. a policy covering only the pool of an apartment complex).

(13)	Personal contents in a commercial storage facility covered under a policy that covers only those personal contents.

(14)	Policies covering only Additional Living Expense.

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(15)	Any exposure for barns or barns with apartments.

(16)	Any exposure for builders risk coverage or new residential structures still under construction.

(17)	Any exposure described as a vacant property under a commercial policy.

(18)	Any exposure for recreational vehicles or boats (including boat related equipment) requiring licensing and written on a separate policy or endorsement.

(19)	Any liability of the Company for extra contractual obligations and excess of original policy limits liabilities.

(20)	Any losses paid in excess of a policy’s hurricane limit in force at the time of each Covered Event, including individual coverage limits (i.e., building, appurtenant structures, contents, and additional living expense). This exclusion includes overpayments of a specific individual coverage limit even if total payments under the policy are within the aggregate policy limit.

(21)

Any losses paid under a policy for Additional Living Expense, written as a time element coverage, in excess of the Additional Living Expense exposure reported for that policy under the Data Call for the applicable Contract Year (unless policy limits have changed effective after June 30th of the Contract Year).

(22)	Any losses for which the Company’s claims files do not adequately support. Claim file support shall be deemed adequate if in compliance with the Records Retention Requirements outlined on the Form FHCF-LIB (Proof of Loss Report) applicable to the Contract Year.

(23)	Any losses attributable to loss assessments that are not hurricane-related expenses.

(24)	Losses in excess of the sum of the Balance of the Fund as of December 31 of the Contract Year and the amount the SBA is able to raise through the issuance of revenue bonds or by the use of other financing mechanisms, up to the limit pursuant to Section 215.555(4)(c), Florida Statutes.

(25)	Any liability assumed by the Company from Pools, Associations, and Syndicates. Exception: Covered Policies assumed from Citizens under the terms and conditions of an executed assumption agreement between the Authorized Insurer and Citizens are covered by this Contract.

(26)	All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

(27)	Any liability of the Company for loss or damage caused by or resulting from nuclear reaction, nuclear radiation, or radioactive contamination from any cause, whether direct or indirect, proximate or remote, and regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

(28)	The FHCF does not provide coverage for water damage which is generally excluded under property insurance contracts and has been defined to mean flood, surface water, waves, tidal water, overflow of a body of water, storm surge, or spray from any of these, whether or not driven by wind.

(29)	Specialized Fine Arts Risks as defined in Rule 19-8.028(4)(d), F.A.C.

(30)	Claims for loss assessment coverage under Covered Policies with an effective date after the date of the Covered Event for which the loss assessments are attributed.

ARTICLE VII - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. All payments of claims or losses by the Company within the terms and limits of the appropriate coverage parts of Covered Policies shall be binding on the SBA, subject to the terms of this Contract, including the provisions in Article XIII relating to inspection of records and examinations.

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ARTICLE VIII - LOSS REIMBURSEMENT ADJUSTMENTS

(1)	Offsets

The SBA reserves the right to offset amounts payable to the SBA from the Company, including amounts payable under previous Contract Years, against any reimbursement or advance amounts due and payable to the Company from the SBA as a result of the liability of the SBA.

(2)	Reimbursement Adjustments

Section 215.555(4)(d) and (e), Florida Statutes, provides the SBA with the right to seek the return of excess loss reimbursements which have been paid to the Company along with interest thereon. Excess loss reimbursements are those payments made to the Company by the SBA that are in excess of the Company’s coverage under the Contract Year. Excess loss reimbursements may result from adjustments to the Projected Payout Multiple or the Payout Multiple, incorrect exposure (Data Call) submissions or resubmissions, incorrect calculations of Reimbursement Premiums or Retentions, incorrect Proof of Loss Reports, incorrect calculation of reinsurance recoveries, or subsequent readjustment of policyholder claims, including subrogation and salvage, or any combination of the foregoing. The Company will be sent an invoice showing the due date for adjustments along with the interest due thereon through the due date. The applicable interest rate for interest credits, and for interest charges for adjustments beyond the Company’s control, will be the average rate earned by the SBA for the FHCF for the first five months of the Contract Year. The applicable interest rate for interest charges due to adjustments resulting from incorrect exposure submissions or Proof of Loss Reports will accrue at this rate plus 5%. However, in recognition that the SBA’s loss examination process for a particular Contract Year may span several years, and to eliminate the disparity between Companies scheduled for loss examinations throughout a multi-year process, the interest rate applicable to reimbursement adjustments resulting from loss reimbursement examinations shall not include the additional 5%. All interest will continue to accrue if not paid by the due date.

ARTICLE IX - REIMBURSEMENT PREMIUM

(1)	The Company shall, in a timely manner, pay the SBA its Reimbursement Premium for the Contract Year. The Reimbursement Premium for the Contract Year shall be calculated in accordance with Section 215.555, Florida Statutes, with any rules promulgated thereunder, and with Article X(2).

(2)	Since the calculation of the Actuarially Indicated Premium assumes that the Companies will pay their Reimbursement Premiums timely, interest charges will accrue under the following circumstances. A Company may choose to estimate its own Premium installments. However, if the Company’s estimation is less than the provisional Premium billed, an interest charge will accrue on the difference between the estimated Premium and the final Premium. If a Company estimates its first installment, the Administrator shall bill that estimated Premium as the second installment as well, which will be considered as an estimate by the Company. No interest will accrue regarding any provisional Premium if paid as billed by the FHCF’s Administrator, except in the case of an estimated second installment as set forth in this Article. Also, if a Company makes an estimation that is higher than the provisional Premium billed but is less than the final Premium, interest will not accrue. If the Premium payment is not received from a Company when it is due, an interest charge will accrue on a daily basis until the payment is received. Interest will also accrue on Premiums resulting from submissions or resubmissions finalized after December 1 of the Contract Year. An interest credit will be applied for any Premium which is overpaid as either an estimate or as a provisional Premium. Interest shall not be credited past December 1 of the Contract Year. The applicable interest rate for interest credits will be the average rate earned by the SBA for the FHCF for the first five months of the Contract Year. The applicable interest rate for interest charges will accrue at this rate plus 5%.

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ARTICLE X - REPORTS AND REMITTANCES

(1)	Exposures

(a)	If the Company writes Covered Policies before June 1 of the Contract Year, the Company shall report to the SBA, unless otherwise provided in Rule 19-8.029, F.A.C., no later than the statutorily required date of September 1 of the Contract Year, by ZIP Code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of June 30 of the Contract Year as outlined in the annual reporting of insured values form, FHCF- D1A (Data Call) adopted for the Contract Year under Rule 19-8.029, F.A.C., and other data or information in the format specified by the SBA.

(b)	If the Company first begins writing Covered Policies on or after June 1 but prior to December 1 of the Contract Year, the Company shall report to the SBA, no later than March 1 of the Contract Year, by ZIP Code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of December 31 of the Contract Year as outlined in the Supplemental Instructions for New Participants section of the Data Call adopted for the Contract Year under Rule 19-8.029, F.A.C., and other data or information in the format specified by the SBA.

(c)	If the Company first begins writing Covered Policies on or after December 1 but through and including May 31 of the Contract Year, the Company shall not report its exposure data for the Contract Year to the SBA.

(d)	The requirement that a report is due on a certain date means that the report shall be in the physical possession of the FHCF’s Administrator in Minneapolis no later than 5 p.m. on the due date. If the applicable due date is a Saturday, Sunday or legal holiday, then the actual due date will be the day immediately following the applicable due date which is not a Saturday, Sunday or legal holiday. For purposes of the timeliness of the submission, neither the United States Postal Service postmark nor a postage meter date is in any way determinative. Reports sent to the SBA in Tallahassee, Florida, win be returned to the sender. Reports not in the physical possession of the FHCF’s Administrator by 5 p.m., Central Time, on the applicable due date are late.

(e)	Pursuant to the provisions of Section 215.557, Florida Statutes, the reports of insured values under Covered Policies by ZIP Code submitted to the SBA pursuant to Section 215.555, Florida Statutes, are confidential and exempt from the provisions of Section 119.07(1), Florida Statutes, and Section 24(a), Art. I of the State Constitution.

(2)	Reimbursement Premium

(a)	If the Company writes Covered Policies before June 1 of the Contract Year, the Company shall pay the FHCF its Reimbursement Premium in installments due on or before August 1, October 1, and December 1 of the Contract Year in amounts to be determined by the FHCF. However, if the Company’s Reimbursement Premium for the prior Contract Year was less than $5,000, the Company’s full provisional Reimbursement Premium, in an amount equal to the Reimbursement Premium paid in the prior year, shall be due in full on or before August 1 of the Contract Year. The Company will be invoiced for amounts due, if any, beyond the provisional Reimbursement Premium payment, on or before December 1 of the Contract Year. In addition, if control of the Company has been transferred through any legal or regulatory proceeding to a state regulator or court appointed receiver or rehabilitator (referred to in the aggregate as “State action”), the full annual provisional Reimbursement Premium as billed and any outstanding balances will be due and payable on August 1, or the date that such State action occurs after August 1 of the Contract Year. Such acceleration will not apply when the receiver or rehabilitator provides a letter of assurance to the FHF that the Company will have the resources to pay the premium in installments in accordance with the contractual provisions.

(b)	A New Participant that first begins writing Covered Policies on or after June 1 but prior to December 1 of the Contract Year shall pay the FHCF a provisional Reimbursement Premium of

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$1,000 upon execution of this Contract. The Administrator shall calculate the Company’s actual Reimbursement Premium for the period based on its actual exposure as of December 31 of the Contract Year, as reported on or before March 1. To recognize that New Participants have limited exposure during this period, the actual Premium as determined by processing the Company’s exposure data shall then be divided in half, the provisional Premium shall be credited, and the resulting amount shall be the total Premium due for the Company for the remainder of the Contract Year. However, if that amount is less than $1,000, then the Company shall pay $1,000. The Premium payment is due no later than May 1 of the Contract Year. The Company’s Retention and coverage will be determined based on the total Premium due as calculated above.

(c)	A New Participant that first begins writing Covered Policies on or after December 1 but through and including May 31 of the Contract Year shall pay the FHCF a Reimbursement Premium of $1,000 upon execution of this Contract.

(d)	The requirement that the Reimbursement Premium is due on a certain date means that the Premium shall be in the physical possession of the FHCF no later than 5 p.m., Eastern Time, on the due date applicable to the particular installment. If remitted by check to the FHCF’s Post Office Box, the check shall be physically in the Post Office Box 550261, Tampa, FL 33655-0261, as set out on the invoice sent to the Company. If remitted by check by hand delivery, the check shall be physically on the premises of the FHCF’s bank in Tampa, Florida, as set out on the invoice sent to the Company. If remitted electronically, the wire transfer shall have been completed to the FHCF’s account at its bank in Tampa, Florida, as set out on the invoice sent to the Company. If the applicable due date is a Saturday, Sunday or legal holiday, then the actual due date will be the day immediately following the applicable due date which is not a Saturday, Sunday or legal holiday. For purposes of the timeliness of the remittance, neither the United States Postal Service postmark nor a postage meter date is in any way determinative. Premium checks sent to the SBA in Tallahassee, Florida, or to the FHCF’s Administrator in Minneapolis, Minnesota, will be returned to the sender. Reimbursement Premiums not in the physical possession of the FHCF by 5 p.m., Eastern Time, on the applicable due date are late.

(e)	Except as required by Section 215.555(7)(c), Florida Statutes, or as described in the following sentence, Reimbursement Premiums, together with earnings thereon, received in a given Contract Year will be used only to pay for losses attributable to Covered Events occurring in that Contract Year or for losses attributable to Covered Events in subsequent Contract Years and will not be used to pay for past losses or for debt service on revenue bonds. Pursuant to Section 215.555(6)(a)l., Florida Statutes, Reimbursement Premiums and earnings thereon may be used for payments relating to revenue bonds in the event Emergency Assessments are insufficient. If Reimbursement Premiums or earnings thereon are used for debt service on revenue bonds, then the amount of the Reimbursement Premiums or earnings thereon so used shall be returned, without interest, to the Fund when Emergency Assessments or other legally available funds remain available after making payment relating to the revenue bonds and any other purposes for which Emergency Assessments were levied.

(3)	Claims and Losses

(a)	In General

1.	Claims and losses resulting from Loss Occurrences commencing during the Contract Year shall be reported by the Company and reimbursed by the FHCF as provided herein and in accordance with the Statute, this Contract, and any rules adopted pursuant to the Statute. For a Company participating in a quota share primary insurance agreement(s) with Citizens Property Insurance Corporation High Risk Account, Citizens and the Company shall report only their respective portion of losses under the quota share primary insurance agreement(s). Pursuant to Section 215.555(4)(c), Florida Statutes, the SBA is obligated to pay for losses not to exceed the Actual Claims-Paying Capacity of the FHCF, up to the limit in accordance with Section 215.555(4)(c)1., Florida Statutes, for any one Contract Year.

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2.	If the Company is in non-compliance with Section 215.555, Florida Statutes for any Contract Year, including deadlines for sending in Contracts, addendums or attachments to Contracts, Data Call submissions or resubmissions, loss reports, or in responding to SBA exam requirements, the SBA reserves the right to withhold reimbursements or advances until such time the Company becomes compliant.

(b)	Loss Reports

1.	At the direction of the SBA, the Company shall report its projected Ultimate Net Loss from each Loss Occurrence to provide information to the SBA in determining any potential liability for possible reimbursable losses under the Contract on the Interim Loss Report, Form FHCF-L1A, adopted for the Contract Year under Rule 19-8.029, F.A.C. Interim Loss Reports (including subsequent Interim Loss Reports if required by the SBA) will be due in no less than fourteen days from the date of the notice from the SBA that such a report is required.

2.	FHCF loss reimbursements will be issued based on Ultimate Net Loss information reported by the Company on the Proof of Loss Report, Form FHCF-L1B, adopted for the Contract Year under Rule 19-8.029, F.A.C. To qualify for reimbursement, the Proof of Loss Report must have the original signatures of two executive officers authorized by the Company to sign the report. The Company must also submit a detailed claims listing (as outlined on the Proof of Loss Report) at the same time it submits its first Proof of Loss Report for a specific Covered Event that qualifies the Company for reimbursement under that Covered Event, and should be prepared to supply a detailed claims listing for any subsequent Proof of Loss Report upon request. While a Company may submit a Proof of Loss Report requesting reimbursement at any time following a Loss Occurrence, all Companies shall submit a mandatory Proof of Loss Report for each Loss Occurrence no earlier than December 1 and no later than December 31 of the Contract Year during which the Covered Event(s) occurs using the most current data available, regardless of the amount of Ultimate Net Loss or the amount of loss reimbursements or advances already received. Reports may be faxed only if the Company does not qualify for a reimbursement.

3.	Updated Proof of Loss Reports for each Loss Occurrence are due quarterly thereafter until all claims and losses resulting from a Loss Occurrence are fully discharged including any adjustments to such losses due to salvage or other recoveries, or the Company has received its full coverage under the Contract Year in which the Loss Occurrence(s) occurred, in accordance with the following guidelines:

a.	For quarterly Proof of Loss Reports due by 3/31, an insurer whose losses exceed 50% of its FHCF Retention for a specific Loss Occurrence shall submit a Proof of Loss Report.

b.	For quarterly Proof of Loss Reports due by 6/30, an insurer whose losses exceed 75% of its FHCF Retention for a specific Loss Occurrence shall submit a Proof of Loss Report.

c.	For quarterly Proof of Loss Reports due by 9/30 and thereafter, an insurer whose losses exceed its FHCF Retention for a specific Loss Occurrence shall submit a Proof of Loss Report.

If the Company’s Retention must be recalculated as the result of an exposure resubmission, and if the recalculated Retention changes the FHCF’s reimbursement obligations, then the Company shall submit additional Proof of Loss Reports for recalculation of the FHCF’s obligations.

4.

Annually thereafter, those Companies which received their full coverage under the Contract Year in which the Loss Occurrence(s) occurred shall submit a mandatory year-end Proof of Loss Report for each Loss Occurrence, as applicable, using the most current data available. This Proof of Loss Report shall be filed no earlier than December 1 and no later than December 31 of each year and shall continue until the earlier of the expiration of the commutation period described in (3)(d) below or until all claims and losses resulting from

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the Loss Occurrence are fully discharged including any adjustments to such losses due to salvage or other recoveries.

5.	The SBA, except as noted below, will determine and pay, within 30 days or as soon as practicable after receiving Proof of Loss Reports, the reimbursement amount due based on losses paid by the Company to date and adjustments to this amount based on subsequent quarterly information. The adjustments to reimbursement amounts shall require the SBA to pay, or the Company to return, amounts reflecting the most recent determination of losses.

a.	The SBA shall have the right to consult with all relevant regulatory agencies to seek all relevant information, and shall consider any other factors deemed relevant, prior to the issuance of reimbursements.

b.	The SBA shall require commercial self-insurance funds established under Section 624.462, Florida Statutes, to submit contractor receipts to support paid losses reported on a Proof of Loss Report, and the SBA may hire an independent consultant to confirm losses, prior to the issuance of reimbursements.

c.	The SBA shall have the right to conduct a claims examination prior to the issuance of any advances or reimbursements submitted by Companies that have been placed under regulatory supervision by a State or where control has been transferred through any legal or regulatory proceeding to a state regulator or court appointed receiver or rehabilitator.

6.	If a Covered Event occurs during the Contract Year, but after December 31, at the direction of the SBA, Companies shall file an Interim Loss Report within 30 days after the Covered Event and Proof of Loss Reports quarterly thereafter. Subparagraphs 2-5 above regarding Proof of Loss Reports shall apply.

7.	All Proof of Loss Reports received will be compared with the FHCF’s exposure data to establish the facial reasonableness of the reports. The SBA may also review the results of current and prior Contract Year exposure and loss examinations to determine the reasonableness of the reported losses. Except as noted in paragraph 4. above, Companies meeting these tests for reasonableness will be scheduled for reimbursement. Companies not meeting these tests for reasonableness will be handled on a case-by-case basis and will be contacted to provide specific information regarding their individual book of business. The discovery of errors in a Company’s reported exposure under the Data Call may require a resubmission of the current Contract Year Data Call which, as the Data Call impacts the Company’s premium, retention, and coverage for the Contract Year, will be required before the Company’s request for reimbursement or an advance will be fully processed by the Administrator.

(c)	Loss Reimbursement Calculations

1.	In general, the Company’s paid Ultimate Net Losses must exceed its full FHCF Retention for a specific Covered Event before any reimbursement is payable from the FHCF for that Covered Event. As described in Article V(28), Retention adjustments will be made after January 1 of the Contract Year. No interest is payable on additional payments to the Company due to this type of Retention adjustment. Each Company sustaining reimbursable losses will receive the amount of reimbursement due under the Contract up to the amount of the Company’s payout. If more than one Covered Event occurs in any one Contract Year, any reimbursements due from the FHCF shall take into account the Company’s Retention for each Covered Event. However, the Company’s reimbursements from the FHCF for all Covered Events occurring during the Contract Year shall not exceed, in aggregate, the Projected Payout Multiple or Payout Multiple, as applicable, times the individual Company’s Reimbursement Premium for the Contract Year.

2.

In determining reimbursements under this Contract, the SBA shall reimburse each of the Companies, including entities created pursuant to Section 627.351(6), Florida Statutes, for the amount (if any) of reimbursement due under the individual Company’s Contract, but not

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to exceed for all Loss Occurrences, an amount equal to the Projected Payout Multiple or the Payout Multiple, as applicable, times the individual Company’s Reimbursement Premium for the Contract Year.

3.	Reserve established. When a Covered Event occurs in a subsequent Contract Year when reimbursable losses are still being paid for a Covered Event in a previous Contract Year, the SBA will establish a reserve for the outstanding reimbursable losses for the previous Contract Year, based on the length of time the losses have been outstanding, the amount of losses already paid, the percentage of incurred losses still unpaid, and any other factors specific to the loss development of the Covered Events involved.

(d)	Commutation

1.	Not less than 36 months or more than 60 months after the end of the Contract Year, the Company shall report to the FHCF all claims and losses, both reported and unreported, for the Contract Year which are not finally settled and which may be reimbursable losses under this Contract. The Company and the SBA or their respective representatives shall attempt, by mutual agreement, to determine the capitalized value of all claims and losses, both reported and unreported, resulting from Loss Occurrences commencing during the Contract Year, and the Company shall provide the SBA with a copy of a written opinion on such capitalized value by the Company’s certifying actuary. Payment by the SBA of its portion of any amount or amounts so mutually agreed and certified by the Company’s certifying actuary shall constitute a complete and final release of the SBA in respect of all claims and losses, both reported and unreported, under this Contract.

2.	If agreement on capitalized value cannot be reached within 60 days after the Company reports its claims and losses to the FHCF, the Company and the SBA may mutually appoint an actuary or appraiser to investigate, determine and capitalize such claims or losses. If both parties then agree, the SBA shall pay its portion of the amount so determined to be the capitalized value of such claims or losses.

3.	If the parties fail to agree, then any difference shall be settled by a panel of three actuaries, one to be chosen by each party and the third by the two so chosen. If either party does not appoint an actuary within 30 days, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the actuaries shall be regularly engaged in the valuation of property claims and losses and shall be members of the Casualty Actuarial Society and of the American Academy of Actuaries. None of the actuaries shall be under the control of either party to this Contract. Each party shall submit its case to its actuary within 30 days of the appointment of the third actuary. The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties.

4.	The reasonable and customary expense of the actuaries and of the commutation (as a result of 2. and 3. above) shall be equally divided between the two parties. Said commutation shall take place in Tallahassee, Florida, unless some other place is mutually agreed upon by the Company and the SBA.

(4)	Advances

(a)

In accordance with Section 215.555(4)(e), Florida Statutes, the SBA may make advances for loss reimbursements as defined herein, at market interest rates, to the Company in accordance with Section 215.555(4)(e), Florida Statutes. An advance is an early reimbursement which allows the Company to continue to pay claims in a timely manner. Advances will be made based on the Company’s paid and reported outstanding losses for Covered Policies (excluding all incurred but not reported [IBNR] losses) as reported on a Proof of Loss Report, and shall include Loss Adjustment Expense Reimbursement as calculated by the FHCF. In order to be eligible for an advance, the Company must submit its exposure data for the Contract Year as required under paragraph (1) of this Article. Except as noted below, advances, if approved, will

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be made as soon as practicable after the SBA receives a written request, signed by two officers of the Company, for an advance of a specific amount and any other information required for the specific type of advance under subparagraphs (c) and (e) below. All reimbursements due to a Company shall be offset against any amount of outstanding advances plus the interest due thereon.

(b)	For advances or excess advances, which are advances that are in excess of the amount to which the Company is entitled, the market interest rate shall be the prime rate as published in the Wall Street Journal on the first business day of the Contract Year. This rate will be adjusted annually on the first business day of each subsequent Contract Year, regardless of whether the Company executes subsequent Contracts. All interest charged will commence on the date the SBA issues a check for an advance and will cease on the date upon which the FHCF has received the Company’s Proof of Loss Report(s) for the Covered Event(s) for which the Company qualifies for reimbursement(s). If such reimbursement(s) are less than the amount of outstanding advance(s) issued to the Company, interest will continue to accrue on the outstanding balance of the advance(s) until subsequent Proof of Loss Reports qualify the Company for reimbursement under any Covered Event equal to or exceeding the amount of any outstanding advance(s). Interest shall be billed on a periodic basis. If it is determined that the Company received funds in excess of those to which it was entitled, the interest as to those sums will not cease on the date of the receipt of the Proof of Loss Report but will continue until the Company reimburses the FHCF for the overpayment.

(c)	If the Company has an outstanding advance balance as of December 31 of this or any other Contract Year, the Company is required to have an actuary certify outstanding and incurred but not reported losses as reported on the applicable December Proof of Loss Report.

(d)	The specific type of advances enumerated in the Section 215.555, Florida Statutes, follow.

1.	Advances to Companies to prevent insolvency, as defined under Article XIV of this Contract.

a.	Section 215.555(4)(e)1., Florida Statutes, provides that the SBA shall advance to the Company amounts necessary to maintain the solvency of the Company, up to 50 percent of the SBA’s estimate of the reimbursement due to the Company.

b.	In addition to the requirements outlined in subparagraph (4)(a) above, the requirements for an advance to a Company to prevent insolvency are that the Company demonstrates it is likely to qualify for reimbursement and that the immediate receipt of moneys from the SBA is likely to prevent the Company from becoming insolvent, and the Company provides the following information:

i.	Current assets;

ii.	Current liabilities other than liabilities due to the Covered Event;

iii.	Current surplus as to policyholders;

iv.	Estimate of other expected liabilities not due to the Covered Event; and

v.	Amount of reinsurance available to pay claims for the Covered Event under other reinsurance treaties.

c.	The SBA’s final decision regarding an application for an advance to prevent insolvency shall be based on whether or not, considering the totality of the circumstances, including the SBA’s obligations to provide reimbursement for all Covered Events occurring during the Contract Year, granting an advance is essential to allowing the entity to continue to pay additional claims for a Covered Event in a timely manner.

2.	Advances to entities created pursuant to Section 627.351(6), Florida Statutes.

a.	Section 215.555(4)(e)2., Florida Statutes, provides that the SBA may advance to an entity created pursuant to Section 627.351(6), Florida Statutes, up to 90% of the lesser of the SBA’s estimate of the reimbursement due or the entity’s share of the actual aggregate Reimbursement Premium for that Contract Year, multiplied by the current available liquid assets of the FHCF.

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b.	In addition to the requirements outlined in subparagraph (4)(a) above, the requirements for an advance to entities created pursuant to Section 627.351(6), Florida Statutes are that the entity must demonstrate to the SBA that the advance is essential to allow the entity to pay claims for a Covered Event.

3.	Advances to limited apportionment companies.

Section 215.555(4)(e)3., Florida Statutes, provides that the SBA may advance the amount of estimated reimbursement payable to limited apportionment companies.

(e)	In determining whether or not to grant an advance and the amount of an advance, the SBA:

1.	Shall determine whether its assets available for the payment of obligations are sufficient and sufficiently liquid to fulfill its obligations to other Companies prior to granting an advance;

2.	Shall review and consider all the information submitted by such Companies;

3.	Shall review such Companies’ compliance with all requirements of Section 215.555, Florida Statutes;

4.	Shall consult with all relevant regulatory agencies to seek all relevant information;

5.	Shall review the damage caused by the Covered Event and when that Covered Event occurred;

6.	Shall consider whether the Company has substantially exhausted amounts previously advanced; and

7.	Shall consider any other factors deemed relevant.

8.	Shall require commercial self-insurance funds established under section 624.462, Florida Statutes, to submit a copy of written estimates of expenses in support of the amount of advance requested.

(f)

Any amount advanced by the SBA shall be used by the Company only to pay claims of its policyholders for the Covered Event or Covered Events which have precipitated the immediate need to continue to pay additional claims as they become due.

(5)	Delinquent Premium Payments

Failure to submit a Premium or Premium installment when due is a violation of the terms of this Contract and Section 215.555, Florida Statutes. Interest on late payments shall be due as set forth in Article IX(2) of this Contract.

(6)	Inadequate Data Submissions

If exposure data or other information required to be reported by the Company under the terms of this Contract is not received by the FHCF in the format specified by the FHCF and is inadequate to the extent that the FHCF requires resubmission of data, the Company will be required to pay the FHCF a resubmission fee of $1,000 for resubmissions that are not a result of an examination by the SBA. If a resubmission is necessary as a result of an examination report issued by the SBA, the first resubmission fee will be $2,000. If the Company’s examination-required resubmission is inadequate and the SBA requires an additional resubmission(s), the resubmission fee for each subsequent resubmission shall be $2,000. A resubmission of exposure data may delay the processing of the Company’s request for reimbursement or an advance.

(7)	Delinquent Submissions

Failure to submit an exposure submission or resubmission, or loss reports, when due is a violation of the terms of this Contract and Section 215.555, Florida Statutes.

ARTICLE XI - TAXES

In consideration of the terms under which this Contract is issued, the Company agrees to make no deduction in respect of the Premium herein when making premium tax returns to the appropriate authorities. Should any taxes be levied on the Company in respect of the Premium herein, the Company agrees to make no claim upon the SBA for reimbursement in respect of such taxes.

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ARTICLE XII - ERRORS AND OMISSIONS

Any inadvertent delay, omission, or error on the part of the SBA shall not be held to relieve the Company from any liability which would attach to it hereunder if such delay, omission, or error had not been made.

ARTICLE XIII - INSPECTION OF RECORDS

The Company shall allow the SBA to inspect, examine, and verify, at reasonable times, all records of the Company relating to the Covered Policies under this Contract, including Company files concerning claims, losses, or legal proceedings regarding subrogation or claims recoveries which involve this Contract, including premium, loss records and reports involving exposure data on Covered Policies. This right by the SBA to inspect, examine, and verify shall survive the completion and closure of an exposure examination or loss examination file and the termination of the Contract. The Company shall have no right to re-open an exposure or loss reimbursement examination once closed and the findings have been accepted by the Company; any re-opening shall be at the sole discretion of the SBA. If the FHCF Finance Corporation has issued revenue bonds and relied upon the exposure and loss data submitted and certified by the Company as accurate to determine the amount of bonding needed, the SBA may choose not to require, or accept, a resubmission if the resubmission will result in additional reimbursements to the Company. All discovered errors, inadvertent omissions, and typographical errors associated with the data reporting of insured values, discovered prior to the closing of the file and acceptance of the examination findings by the Company, shall be corrected to reflect the proper values. The Company shall retain its records in accordance with the requirements for records retention regarding exposure reports and claims reports outlined herein, and in any administrative rules adopted pursuant to Section 215.555, Florida Statutes. Companies writing covered collateral protection policies, as defined in definition (10)(d) of Article V herein, must be able to provide documentation that the policy covers personal residences, protects both the borrower’s and lender’s interest, and that the coverage is in an amount at least equal to the coverage for the dwelling in place under the lapsed homeowner’s policy.

(I)	Examination Requirements for Exposure Verification

The Company shall retain complete and accurate records, in policy level detail, of all exposure data submitted to the SBA in any Contract Year until the SBA has completed its examination of the Company’s exposure submissions. The Company shall also retain complete and accurate records of any completed exposure examination for any Contract Year in which the Company incurred losses until the completion of the loss reimbursement examination for that Contract Year. The records to be retained shall include the exam file which supports the exposure reported to the SBA and any other information which would allow for a complete examination of the Company’s reported exposure data. The exam file shall be prepared according to the SBA Exam File Specifications outlined in the Data Call. The Company must also have available, at the time of the examination, a copy of its underwriting manual, a copy of its rating manual, and staff to respond to the questions of the SBA or its agents. The Company is also required to retain declarations pages and policy applications to support reported exposure. To meet the requirement that the application must be retained, the Company may retain either the actual application or may retain the actual application in an electronic format. A complete list of records to be retained are set forth in Form FHCF-EAP1, adopted for the Contract Year under Rule 19-8.030, F.A.C.

(2)	Examination Requirements for Loss Reports

The Company shall retain complete and accurate records of all reported losses and/or advances submitted to the SBA until the SBA has completed its examination of the Company’s reimbursable losses. The records to be retained are set forth as part of the Proof of Loss Report, Form FHCF-LIB, adopted for the Contract Year under Rule 19-8.029, F.A.C., and Form FHCF-LAP1, adopted for the Contract Year under Rule 19-8.030, F.A.C. The Company must also retain the required exposure exam file for the Contract Year in which the loss occurred, and must have available any other information which would allow for a complete examination of the Company’s losses.

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(3)	Examination Procedures

(a)	The FHCF will send an examination notice to the Company providing the commencement date of the examination, the site of the examination, any accommodation requirements of the examiner, and the reports and data which must be assembled by the Company and forwarded to the FHCF upon request. The Company shall be prepared to choose one location in which to be examined, unless otherwise specified by the SBA.

(b)	The reports and data are required to be forwarded to the FHCF as set forth in an examination notice letter. The information is then forwarded to the examiner. If the FHCF receives accurate and complete records as requested, the examiner will contact the Company to inform the Company as to what policies or other documentation will be required once the examiner is on site. Any records not required to be provided to the examiner in advance shall be made available at the time the examiner arrives on site. Any records to support reported losses which are provided after the examiner has left the work-site will, at the SBA’s discretion, result in an additional examination of exposure and/or loss records or an extension or expansion of the examination already in progress. All costs associated with such additional examination or with the extension or expansion of the original examination shall be borne by the Company.

(c)	At the conclusion of the examiner’s work and the management review of the examiner’s report, findings, recommendations, and work papers, the FHCF will forward a preliminary draft of the examination report to the Company and require a response from the Company by a date certain as to the examination findings and recommendations.

(d)	If the Company accepts the examination findings and recommendations, and there is no recommendation for resubmission of the Company’s exposure data, the examination report will be finalized and the exam file closed.

(e)	If the Company disputes the examiner’s findings, the areas in dispute will be resolved by a meeting or a conference call between the Company and FHCF management.

(f)	1. The recommendation of a loss reimbursement examination could require the Company to resubmit or update its loss reports or exposure data.

2.	If the recommendation of the examiner is to resubmit the Company’s exposure data for the Contract Year in question, then the FHCF will send the Company a letter outlining the process for resubmission and including a deadline to resubmit. The resubmission will include a data file to be submitted to the FHCF’s Administrator and an exam file to be submitted to the offices of the SBA. The resubmission is also required to be accompanied by a detailed written description of the specific changes made to the resubmitted data. Once the resubmission is received by the FHCF’s Administrator, the FHCF’s Administrator calculates a revised, Reimbursement Premium for the Contract Year which has been examined. The SBA shall then review the resubmission with respect to the examiner’s findings, and accept the resubmission or contact the Company with any questions regarding the resubmission. Once the SBA has accepted the resubmission as a sufficient response to the examiner’s findings, the FHCF’s Administrator will send the Company an invoice for any Reimbursement Premium and interest due or to refund Reimbursement Premium, as the case may be. Once the resubmission has been approved, the exam file is closed.

3.	If the recommendation of the examiner is either to resubmit the Company’s exposure data for the Contract Year in question or giving the option to pay the estimated Premium difference, then the FHCF will send the Company a letter outlining the process for resubmission or for paying the estimated Premium difference and including a deadline for the resubmission or the payment to be received by the FHCF’s Administrator. If the Company chooses to resubmit, the same procedures outlined in Article XIII(3)(f)2. apply.

4.

If the recommendation of the examiner is to update the Company’s Proof of Loss Report(s) for the Contract Year under review, the FHCF will send the Company a letter outlining the process for submitting the Proof of Loss Report(s) and including a deadline to file. The

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updated Proof of Loss Report(s) will be submitted to the FHCF’s Administrator with a copy of the Proof of Loss Report(s) and a supporting detailed claims listing to be submitted to the offices of the SBA. The report is required to be accompanied by a detailed written description of the specific changes made. Once the Proof of Loss Report(s) is received by the FHCF Administrator, the FHCF’s Administrator will calculate a revised reimbursement. The SBA shall then review the submitted Proof of Loss Report(s) with respect to the examiner’s findings, and accept the Proof of Loss Report(s) as filed or contact the Company with any questions. Once the SBA has accepted the corrected Proof of Loss Report(s) as a sufficient response to the examiner’s findings, the FHCF’s Administrator will send the Company an invoice for any overpayments and interest due or the additional reimbursement owed the Company, as the case may be. Once the Proof of Loss Report(s) is approved, the exam file is closed.

(g)	If the Company continues to dispute the examiner’s findings and/or recommendations and no resolution of the disputed matters is obtained through discussions between the Company and FHCF management, then the process within the SBA is at an end and further administrative remedies may be pursued under Chapter 120, Florida Statutes.

(h)	The examiner’s list of errors is made available in the examination report sent to the Company. Given that the examination was based on a sample of the Company’s policies or claims rather than the whole universe of the Company’s Covered Policies or reported claims, the error list is not intended to provide a complete list of errors but is intended to indicate what information needs to be reviewed and corrected throughout the Company’s book of Covered Policy business or claims information to ensure more complete and accurate reporting to the FHCF.

(4)	Costs of the Examinations

The costs of the examinations shall be borne by the SBA. However, in order to remove any incentive for a Company to delay preparations for an examination, the SBA shall be reimbursed by the Company for any examination expenses incurred in addition to the usual and customary costs, which additional expenses were incurred as a result of the Company’s failure, despite proper notice, to be prepared for the examination or as a result of a Company’s failure to provide requested information. All requested information must be complete and accurate. The Company shall be notified of any administrative remedies which may be obtained under Chapter 120, Florida Statutes.

ARTICLE XIV - INSOLVENCY OF THE COMPANY

Company shall notify the FHCF immediately upon becoming insolvent. Except as otherwise provided below, no covered loss reimbursements will be made until the FHCF has completed and closed its examination of the insolvent Company’s losses, unless an agreement is entered into by the court appointed receiver specifying that all data and computer systems required for FHCF exposure and loss examinations will be maintained until completion of the Company’s exposure and loss examinations. Except as otherwise provided below, in order to account for potential erroneous reporting, the SBA shall hold back 25% of requested loss reimbursements until the exposure and loss examinations for the Company are completed. Only those losses supported by the examination will be reimbursed. Pursuant to Section 215.555(4)(g), Florida Statutes, the FHCF is required to pay the “net amount of all reimbursement moneys” due an insolvent insurer to the Florida Insurance Guaranty Association (FIGA) for the benefit of Florida policyholders. For the purpose of this Contract, a Company is insolvent when an order of liquidation with a finding of insolvency has been entered by a court of competent jurisdiction. In light of the need for an immediate infusion of funds to enable policyholders of insolvent companies to be paid for their claims, the SBA may enter into agreements with FIGA allowing exposure and loss examinations to take place immediately without the usual notice and response time limitations and allowing the FHCF to make loss reimbursements (net of any amounts payable to the SBA from the Company or FIGA) to FIGA before the examinations are completed and before the response time expires for claims filing by reinsurers and financial institutions, which have a priority interest in those funds

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pursuant to Section 215.555(4)(g), Florida Statutes. Such agreements must ensure the availability of the necessary records and adequate security must be provided so that if the FHCF determines that it overpaid FIGA on behalf of the Company, or if claims are filed by reinsurers or financial institutions having a priority interest in these funds, that the funds will be repaid to the FHCF by FIGA with in a reasonable time.

ARTICLE XV - TERMINATION

The FHCF and the obligations of both parties under this Contract can be terminated only as may be provided by law or applicable rules.

ARTICLE XVI - VIOLATIONS

Pursuant to the provisions of Section 215.555(10), Florida Statutes, any violation of the terms of this Contract by the Company constitutes a violation of the Insurance Code of the State of the Florida. Pursuant to the provisions of Section 215.555(11), Florida Statutes, the SBA is authorized to take any action necessary to enforce any administrative rules adopted pursuant to Section 215.555, Florida Statutes, and the provisions and requirements of this Contract.

ARTICLE XVII - APPLICABLE LAW

(1)	Applicable Law: This Contract shall be governed by and construed according to the laws of the State of Florida in respect of any matter relating to or arising out of this Contract.

(2)	Notice of Rights: Pursuant to Chapter 120, Florida Statutes, and the Uniform Rules of Procedure, codified as Chapters 28-101 through 28-111, F.A.C., a person whose substantial interests are affected by a decision of the SBA regarding the FHCF may request a hearing within 21 days shall have waived his or her right to a hearing. The hearing may be a formal hearing or an informal hearing pursuant to the provisions of Sections 120.569 and 120.57, Florida Statutes. The petition must be filed (received) in the office of the Agency Clerk, General Counsel’s Office, State Board of Administration of Florida, P.O. Box 13300, Tallahassee, FL 32317-3300 or 1801 Hermitage Blvd., Suite 100, Tallahassee, FL 32308, within the 21 day period.

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ARTICLE XVIII - REIMBURSEMENT CONTRACT ELECTIONS

Reimbursement Percentage

For purposes of determining reimbursement (if any) due the Company under this Contract and in accordance with the Statute, the Company has the option to elect a 45% or 75% or 90% reimbursement percentage under this Contract. If the Company is a member of an NAIC group, all members must elect the same reimbursement percentage, and the individual executing this Contract on behalf of the Company, by placing his or her initials in the box under (a) below, affirms that the Company has elected the same reimbursement percentage as all members of its NAIC group. If the Company is an entity created pursuant to Section 627.351, Florida Statutes, the Company must elect the 90% reimbursement percentage. The Company shall not be permitted to change its reimbursement percentage during the Contract Year. The Company shall be permitted to change its reimbursement percentage at the beginning of a new Contract Year, but may not reduce its reimbursement percentage if a Covered Event required the issuance of revenue bonds, until the bonds have been fully repaid.

IMPORTANT NOTE: The FHCF issued revenue bonds in July of 2006 as a result of its liabilities for Covered Events under the Contract Year effective June 1, 2005. As those bonds have not been fully repaid, the Company may not select a Reimbursement Percentage that is less than its selection under the prior Contract Year effective June 1, 2007.

The Reimbursement Percentage elected by the Company for the prior Contract Year effective June 1, 2007 was as follows: Homeowners Choice Property and Casualty Insurance Company - 90%

(a)	NAIC Group Affirmation: Initial the following box if the Company is part of an NAIC Group:

(b)	Reimbursement Percentage Election: The Company hereby elects the following Reimbursement Percentage for the Contract Year from 12:00:01 a.m., Eastern Time, June 1, 2008, to 12:00 a.m., Eastern Time, May 31, 2009, (the individual executing this Contract on behalf of the Company shall place his or her initials in the box to the left of the percentage elected for the Company):

Reporting Exposure for a Single Structure, with a Mix of Commercial Habitational and Commercial Non-Habitational Exposure, Written on a Commercial Policy

This section is applicable to all Companies which either have exposure for single structures with a mix of commercial habitational and commercial non-habitational exposure written under a Commercial Policy, or have the authority to write such policies. If the Company does not have the authority to write this type of exposure, this section does not apply; initial the N/A box on the next page, which completes this ARTICLE. If the Company does write, or has the authority to write, this type of exposure, please read and complete the remainder of this ARTICLE.

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Commercial-Residential Class Code

If a single structure is used for both habitational and non-habitational purposes and the structure has a commercial-residential class code (based on a classification plan on file with and reviewed by the Administrator), the entire exposure for the structure should be reported to the FHCF under the Data Call, and the FHCF will reimburse losses for the entire structure as well.

Commercial Non-Residential/Business Class Code

If a single structure is used for both habitational and non-habitational purposes and the structure has a commercial non-residential or business class code (based on a classification plan on file with and reviewed by the Administrator), the habitational portion of that structure should be identified and reported to the FHCF under the Data Call.

However, in recognition of the unusual nature of commercial structures with incidental habitational exposure and the hardship some companies may face in having to carve out such incidental habitational exposure, as well as the losses to such structures, the FHCF will accommodate these companies by allowing them to exclude the entire exposure for the single structure from their Data Call submission, providing the following two conditions are met:

(1)	The decision to not carve out and report the incidental habitational exposure shall apply to all such structures insured by the Company; and

(2)	If the incidental habitational exposure is not reported to the FHCF, the Company agrees it shall not report losses to the structure and the FHCF shall not reimburse any losses to the structure.

Initial the CARVING box below if the Company is able to carve out and report its incidental habitational exposure, OR, if this requirement presents a hardship, the Company must communicate its decision to not carve out and to not report the incidental exposure by having the individual executing this Contract on behalf of the Company placing his or her initials in the NOT CARVING box below. If the Company does not currently write such policies, but has the authority to write such policies after the start date of this Contract, the decision to carve or not carve out the incidental habitational exposure must be indicated below.

By initialing the CARVING or NOT CARVING box above, the Company is making an irrevocable decision for the corresponding Contract Year Data Call submission and any subsequent resubmissions.

Important Note:	Since this election will impact your Data Call submission, please share this decision with the individual(s) responsible for compiling your Data Call submission.

Additional Living Expense (ALE) Written as Time Element Coverage

If your Company writes Covered Policies that provide ALE coverage on a time element basis (i.e. coverage is based on a specific period of time as opposed to a stated dollar limit), you must initial the ‘Yes – Time Element ALE’ box below. If your Company does not write time element ALE coverage, initial ‘No – Time Element ALE’ box below.

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ARTICLE XIX - SIGNATURES

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State Florida

By:		7/18/08
	Executive Director	Date

Approved as to legality:

By:		7/16/08
	Linda Lettera	Date
General Counsel
FL Bar ID#311911

Homeowners Choice Property and Casualty Insurance Company

Typed Name/Title

By:		5/29/08
	Signature	Date

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Rule 19-8.010 F.A.C.

STATE BOARD OF ADMINISTRATION OF FLORIDA	CHARLIE CRlST GOVERNOR AS CHAIRMAN ALEX SINK
1801 HERMITAGE BOULEVARD TALLAHASSEE, FLORIDA 32308 (850) 488-4406	CHIEF FINANCIAL OFFICER AS TREASURER BILL McCOLLUM ATTORNEY GENERAL AS SECRETARY
POST OFFICE BOX 13300 32317-3300	BOB MILLIGAN INTERIM EXECUTIVE DIRECTOR

ATTENTION:	THIS ADDENDUM MUST BE COMPLETED, SIGNED, AND RETURNED BY ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT REGARDLESS OF CHOICE TO ACCEPT OR REJECT THIS OPTIONAL COVERAGE

ADDENDUM NO. 1

to

REIMBURSEMENT CONTRACT

Effective: June 1, 2008

(Contract)

between

HOMEOWNERS CHOICE PROPERTY AND CASUALTY INSURANCE

COMPANY

Port St. Lucie, FL

(Company)

NAIC # 12944

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:00:01 a.m., Eastern Time, June 1, 2008, that this Contract shall be amended as follows:

TEMPORARY EMERGENCY OPTIONS FOR ADDITIONAL COVERAGE PURSUANT TO SECTION 215.555(16), FLORIDA STATUTES.

Pursuant to Section 215.555(16), Florida Statutes, the Temporary Emergency Options for Additional Coverage (TEACO) provision allows the Company to select additional FHCF reimbursement coverage below its mandatory FHCF coverage layer under the Reimbursement Contract. The optional coverage provided in this Addendum No. 1 expires on May 31, 2009. Coverage associated with TEACO shall otherwise be consistent with terms and conditions as relates to the Reimbursement Contract including, but not limited to, definitions, coverage for Covered Policies as defined, exclusions, loss reporting, and examination procedures. To be eligible for this optional coverage, the Company must return a fully executed Addendum No. 1 (two originals) no later than 5 p.m., Central Time, June 1, 2008. New Participants, as defined in Article V of the Contract, must return a fully executed Addendum No. 1 (two

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originals) within thirty days of writing its first Covered Policy and prior to a Loss Occurrence, as both terms are defined in Article V of the Contract, under which the company would be eligible for reimbursements under the Contract. Any Company failing to meet the applicable deadline shall not be eligible for optional coverage under Addendum No. 1.

I. TEACO Coverage

The Company may purchase its mandatory FHCF premium share of coverage underneath its FHCF retention in excess of one of three industry retention levels, which are specified as $3 billion, $4 billion, or $5 billion. The price for the layer of coverage below its mandatory FHCF coverage is 75 cents for each dollar of coverage for the Company’s share of the layer associated with a $5 billion industry retention, 80 cents for each dollar of coverage for the Company’s share of the layer associated with the $4 billion industry retention, or 85 cents for each dollar of coverage for the Company’s share of the layer of coverage associated with the $3 billion industry retention. The Company’s TEACO coverage shall be on an occurrence basis, and the premium for coverage will include one reinstatement. The Company’s TEACO retention shall replace the Company’s mandatory FHCF retention when it selects a TEACO option.

The SBA shall reimburse the Company for 45 percent, 75 percent, or 90 percent of its losses from each Covered Event in excess of the Company’s TEACO retention, plus 5 percent of the reimbursed losses to cover loss adjustment expense, limited in total to the amount of TEACO coverage purchased by the Company. The reimbursement percentage shall be the same as the coverage level selected by the Company under its Reimbursement Contract. The Company’s maximum reimbursement under its TEACO option shall be its mandatory FHCF premium share of two times the difference between the industry retention calculated under Section 215.555(2)(e), Florida Statutes, and the $3 billion, $4 billion, or $5 billion industry TEACO retention based on the Company’s selection of the TEACO option.

The full limit of the TEACO coverage purchased shall apply only to each of the Company’s two largest Covered Events. The TEACO coverage does not apply to other Covered Events resulting in losses.

II. TEACO Premium

The Company’s TEACO premium shall be calculated based on its share of the mandatory FHCF reimbursement premium. Total TEACO premium shall be calculated based on the assumption that all insurers entering into Reimbursement Contracts also accepted the TEACO option:

A.	The industry TEACO premium associated with the $3 billion retention option would be equal to 85% of the difference for the coverage between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $3 billion industry TEACO retention level.

B.	The industry TEACO premium associated with the $4 billion retention option would be equal to 80% of the difference for the coverage between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $4 billion industry TEACO retention level.

C.	The industry TEACO premium associated with the $5 billion retention option would be equal to 75% of the difference for the coverage between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $5 billion industry TEACO retention level.

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The TEACO premium shall be due and payable in three installments on August 1, 2007, on October 1, 2007, and on December 1, 2007.

III. TEACO Retention

The TEACO retention is the amount of losses below which a TEACO Company is not entitled to reimbursement from the FHCF under the TEACO coverage option.

The TEACO retention multiple for each TEACO coverage option shall be calculated by dividing $3 billion, $4 billion, or $5 billion by the total estimated mandatory FHCF reimbursement premium assuming all insurers selected the 90% coverage option. The TEACO retention multiple shall be used for determining an insurer’s retention if the insurer has selected a TEACO option. The TEACO retention multiples outlined above shall be adjusted to reflect the coverage level selected by the Company under its Reimbursement Contract. For insurers electing the 90 percent coverage level, the adjusted retention multiple is 100 percent of the amount determined under the preceding paragraph. For insurers electing the 75 percent coverage level, the adjusted retention multiple is 120 percent of the amount determined under the preceding paragraph. For insurers electing the 45 percent coverage level, the adjusted retention multiple is 200 percent of the amount determined under the preceding paragraph.

IV. Liability of the FHCF

The liability of the FHCF with respect to all TEACO addenda shall not exceed an amount equal to two times the difference between the industry retention level calculated under Section 215.555(2)(e), Florida Statutes, and the $3 billion, $4 billion, or $5 billion industry TEACO retention level options actually selected, but in no event may the FHCF’s obligation exceed the actual claims-paying capacity of the FHCF plus the additional TEACO capacity provided for under Section 215.555(16)(g), Florida Statutes.

The additional capacity shall apply only to the additional coverage provided by the TEACO option and shall not otherwise affect any insurer’s reimbursement from the FHCF.

V. Coordination of Coverage

Reimbursement amounts under TEACO shall not be reduced by reinsurance paid or payable to the Company from sources other than the FHCF.

The TEACO coverage shall be in addition to all other coverage provided by the SBA under the Company’s Reimbursement Contract and shall be in addition to the claims-paying capacity of the FHCF as defined in Section 215.555(4)(c)1., Florida Statutes.

The TEACO coverage selected is irrevocable and shall not reduce, overlap, or duplicate coverage otherwise provided for in the Reimbursement Contract or offset any co-payments.

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VI. Addendum No. 1 TEACO Coverage Election

ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT MUST INDICATE ITS TEACO COVERAGE PROVIDED BELOW THE FHCF RETENTION BY SELECTING ONE OF THREE TEACO RETENTION LEVELS OR REJECT ALL SUCH COVERAGE. IF ADDENDUM NO. 1 IS RETURNED WITHOUT A TEACO RETENTION SELECTED, IT SHALL BE DEEMED BY THE STATE BOARD OF ADMINISTRATION TO BE A CHOICE TO REJECT TEACO COVERAGE.

If your Company does not want to purchase any TEACO coverage, print “No Coverage” on the line below and initial the box.

If your company elects to purchase TEACO coverage, select a TEACO retention level option by initialing the applicable box below.

VII. Signatures

Homeowners Choice Property and Casualty Insurance Company

By:		5/29/08
	Name/Title	Date

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By:		7/18/08
	Executive Director	Date

Approved as to legality:

By:		7/16/08
	Linda Lettera	Date
General Counsel, FL Bar ID#311911

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STATE BOARD OF ADMINISTRATION OF FLORIDA	CHARLIE CRlST GOVERNOR AS CHAIRMAN ALEX SINK
1801 HERMITAGE BOULEVARD TALLAHASSEE, FLORIDA 32308 (850) 488-4406	CHIEF FINANCIAL OFFICER AS TREASURER BILL McCOLLUM ATTORNEY GENERAL AS SECRETARY
POST OFFICE BOX 13300 32317-3300	BOB MILLIGAN INTERIM EXECUTIVE DIRECTOR

ATTENTION:	THIS ADDENDUM MUST BE COMPLETED, SIGNED, AND RETURNED BY ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT REGARDLESS OF CHOICE TO ACCEPT OR REJECT THIS OPTIONAL COVERAGE

ADDENDUM NO. 2

to

REIMBURSEMENT CONTRACT

Effective: June 1, 2008

(Contract)

between

HOMEOWNERS CHOICE PROPERTY AND CASUALTY INSURANCE

COMPANY

Port St. Lucie, FL

(Company)

NAIC # 12944

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:00:01 a.m., Eastern Time, June 1, 2007, that this Contract shall be amended as follows:

TEMPORARY INCREASE IN COVERAGE LIMIT OPTIONS FOR ADDITIONAL COVERAGE PURSUANT TO SECTION 215.555(17), FLORIDA STATUTES.

Pursuant to Section 215.555(17), Florida Statutes, the Temporary Increase in Coverage Limit (TICL) Options provision allows the Company to select additional FHCF reimbursement coverage above its mandatory FHCF coverage layer under the Reimbursement Contract. The optional coverage selections provided in this Addendum No. 2 expires on May 31, 2009. Coverage provided under TICL shall otherwise be consistent with terms and conditions as relates to the Reimbursement Contract including, but not limited to, definitions, coverage for Covered Policies as defined, exclusions, loss reporting, and examination procedures.

To be eligible for this optional coverage, the Company must return a fully executed Addendum No. 2 (two originals) no later than 5 p.m., Central Time, June 1, 2008. New Participants, as

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defined in Article V of the Contract, must return a fully executed Addendum No. 2 (two originals) within thirty days of writing its first Covered Policy and prior to a Loss Occurrence, as both terms are defined in Article V of the Contract, under which the company would be eligible for reimbursements under the Contract. Any Company failing to meet the applicable deadline shall not be eligible for optional coverage under Addendum No. 2.

I. TICL Coverage

The Company may purchase one of twelve optional coverages above its mandatory FHCF coverage provided for in the FHCF Reimbursement Contract. The TICL options allow the Company to purchase its mandatory FHCF premium share of one of the twelve optional layers of coverage. The optional layers of coverage above the mandatory FHCF coverage are $12 billion, $11 billion, $10 billion, $9 billion, $8 billion, $7 billion, $6 billion, $5 billion, $4 billion, $3 billion, $2 billion, or $1 billion.

The purchase of a TICL option increases the Company’s coverage under the Reimbursement Contract as calculated pursuant to Section 215.555(4)(d)2., Florida Statutes. The Company’s increased coverage shall be the FHCF reimbursement premium multiplied by the TICL multiple. Each TICL coverage multiple shall be calculated by dividing $12 billion, $11 billion, $10 billion, $9 billion, $8 billion, $7 billion, $6 billion, $5 billion, $4 billion, $3 billion, $2 billion, or $1 billion by the aggregate mandatory FHCF premium under the Reimbursement Contract paid by all companies.

In order to determine the Company’s total limit of coverage, the Company’s TICL coverage multiple is added to its regular Payout Multiple under the Reimbursement Contract. The total of these two multiples shall represent a number that, when multiplied by an insurer’s mandatory FHCF reimbursement premium under the Reimbursement Contract, defines the Company’s total limit of FHCF reimbursement coverage for the Contract Year under the Reimbursement Contract and Addendum No. 2. The SBA shall reimburse the Company for 45 percent, 75 percent, or 90 percent of its losses from each Covered Event in excess of the Company’s FHCF Retention under the Reimbursement Contract, plus 5 percent of the reimbursed losses to cover loss adjustment expense, not to exceed the Company’s total limit of coverage as defined above. The percentage shall be the same as the coverage level selected by the Company under its Reimbursement Contract.

II. TICL Premium

The Company’s TICL premium shall be determined as specified in Section 215.555(5), Florida Statutes, and shall be due and payable in three installments on August 1, 2008, October 1, 2008, and December 1, 2008.

III. Liability of the FHCF

Pursuant to Section 215.555(17)(g), Florida Statutes, the liability of the FHCF with respect to all TICL addenda shall not exceed $12 billion and shall depend on the number of insurers that select the TICL optional coverage and the TICL coverage options selected. In no circumstance shall the liability of the FHCF exceed its actual claims-paying capacity as defined in Section 215.555(2)(m), Florida Statutes.

The additional TICL capacity shall apply only to the additional coverage provided under the TICL options and shall not otherwise affect any insurer’s reimbursement from the FHCF if the insurer chooses not to select a TICL option to increase its limit of FHCF coverage.

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IV. Coordination of Coverage

Reimbursement amounts under TICL shall not be reduced by reinsurance paid or payable to the Company from sources other than the FHCF.

The TICL coverage shall be in addition to all other coverage provided by the FHCF under the Company’s Reimbursement Contract or other Addenda to the Reimbursement Contract, and shall be in addition to the claims-paying capacity of the FHCF as defined in Section 215.555(4)(c)1., Florida Statutes, but only with respect to those insurers that select the TICL coverage.

The TICL coverage selected is irrevocable and shall not overlap or duplicate coverage otherwise provided for in the Reimbursement Contract, or any Addenda to the Reimbursement Contract, or offset any co-payments or retention amounts.

V. Addendum No. 2 TICL Coverage Election

ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT MUST INDICATE BELOW THE LEVEL OF OPTIONAL TICL COVERAGE SELECTED, IF ANY. IF ADDENDUM NO. 2 IS RETURNED WITHOUT A TICL COVERAGE OPTION SELECTED, IT SHALL BE DEEMED BY THE STATE BOARD OF ADMINISTRATION TO BE A CHOICE TO REJECT TICL COVERAGE.

If your Company does not want to purchase any TICL coverage, print “No Coverage” on the line below and initial the box.

By selecting an option below (initial the applicable box), the Company is selecting its proportionate share based on its mandatory FHCF reimbursement premium to the total mandatory FHCF reimbursement premiums paid by all companies of the layer of optional coverage.

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Rule 19-8.010, F.A.C.

VI. Signatures

Homeowners Choice Property and Casualty Insurance Company

By:		5/29/08
	Name/Title	Date

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By:		7/18/08
	Executive Director	Date

Approved as to legality:

By:		7/16/08
	Linda Lettera	Date
General Counsel, FL Bar ID#311911

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Rule 19-8.010, F.A.C.

STATE BOARD OF ADMINISTRATION OF FLORIDA	CHARLIE CRlST GOVERNOR AS CHAIRMAN ALEX SINK
1801 HERMITAGE BOULEVARD TALLAHASSEE, FLORIDA 32308 (850) 488-4406	CHIEF FINANCIAL OFFICER AS TREASURER BILL McCOLLUM ATTORNEY GENERAL AS SECRETARY
POST OFFICE BOX 13300 32317-3300	BOB MILLIGAN INTERIM EXECUTIVE DIRECTOR

ATTENTION:	THIS ADDENDUM MUST BE COMPLETED, SIGNED, AND RETURNED BY ALL COMPANIES ELIGIBLE FOR COVERAGE UNDER THIS ADDENDUM REGARDLESS OF CHOICE TO ACCEPT OR REJECT THIS OPTIONAL COVERAGE

ADDENDUM NO. 4

to

REIMBURSEMENT CONTRACT

Effective: June 1, 2008

(Contract)

between

HOMEOWNERS CHOICE PROPERTY AND CASUALTY INSURANCE

COMPANY

Port St. Lucie, FL

(Company)

NAIC # 12944

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:00:01 a.m., Eastern Time, June 1, 2008, that this Contract shall be amended as follows:

ADDITIONAL COVERAGE OPTION (up to $10 million) PURSUANT TO SECTION 215.555(4)(b)4., FLORIDA STATUTES.

Pursuant to Section 215.555(4)(b)4., Florida Statutes, certain Companies may select additional FHCF reimbursement coverage of up to $10 million dollars. The additional premium to be charged for this additional reimbursement coverage shall be 50 percent of the additional reimbursement coverage provided, which shall include one prepaid full reinstatement. The additional premium shall be due and payable in three equal installments on August 1, 2008, on October 1, 2008, and on December 1, 2008.

The minimum retention level that must be retained associated with this additional coverage layer is 30 percent of the insurer’s surplus as of December 31, 2007, for each Covered Event. For an

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Rule 19-8.010, F.A.C.

insurer which began writing property insurance in 2008 and did not have a surplus as of December 31, 2007, surplus shall be deemed to be the surplus reported to the Office of Insurance Regulation at the time the insurer received its Certificate of Authority.

The reimbursement percentage applicable to this additional coverage shall be 100 percent, which includes reimbursement for loss adjustment expense as provided under the Reimbursement Contract.

This additional reimbursement coverage shall be in addition to all other coverage provided by the SBA under the Company’s Reimbursement Contract and shall be in addition to the claims-paying capacity of the FHCF as defined in Section 215.555(4)(c)1., Florida Statutes, but only with respect to those insurers that select the additional coverage option. Coverage provided in this additional coverage option shall otherwise be consistent with terms and conditions as relates to the Reimbursement Contract including, but not limited to, definitions, coverage for Covered Policies as defined, exclusions, loss reporting, and examination procedures.

While this additional coverage shall not reduce, overlap, or duplicate coverage otherwise provided for in the Reimbursement Contract or offset any co-payments, the amount of coverage selected herein is irrevocable. Any amount of additional coverage selected herein that would in effect overlap FHCF coverage otherwise provided for in the Reimbursement Contract, or any other Addenda to the Reimbursement Contract, shall be deemed by the FHCF to shift above the highest level of coverage otherwise provided by the FHCF.

The claims-paying capacity with respect to all other participating insurers, including eligible Companies that do not select the additional coverage option, shall be limited to their reimbursement premium’s proportionate share of the actual claims-paying capacity as defined in Section 215.555(4)(c)1., Florida Statutes and as provided for under the terms of the Reimbursement Contract, plus any coverage provided under any other Addenda to the Reimbursement Contract.

The optional coverage provided in this Addendum expires on May 31, 2009 and is not renewable. To be eligible for this optional coverage, the Company must return a fully executed Addendum No. 4 (two originals) no later than 5 p.m., Central Time, June 30, 2008. A Company failing to meet the applicable deadline shall not be eligible for optional coverage under Addendum No. 4 for the 2008 Contract Year. Furthermore, there shall be no coverage under this Addendum for any Loss Occurrence, as defined in Article V of the Contract and under which the Company would be eligible for reimbursements under the Contract, that occurs prior to the FHCF receiving the fully executed Addendum No. 4 (original copies).

New Participants, as defined in Article V of the Contract, must return a fully executed Addendum No. 4 (two originals) within thirty days of writing its first Covered Policy and prior to a Loss Occurrence under which the company would be eligible for reimbursements under the Contract. A Company failing to meet the applicable deadline shall not be eligible for optional coverage under Addendum No. 4 for the 2008 Contract Year.

ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT AND ELIGIBLE FOR THIS ADDITIONAL COVERAGE MUST INDICATE BELOW THE AMOUNT OF ADDITIONAL COVERAGE SELECTED, IF ANY.

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Rule 19-8.010, F.A.C.

If your Company does not wish to purchase the additional coverage under this Addendum, print “No coverage” on the line below and initial the box.

If your Company is eligible for the coverage under this Addendum and elects to purchase this coverage, indicate the amount of additional coverage up to $10 million (there is no additional coverage available in excess of $10 million) on the line below:

$1,000,000 (ONE MILLION)

IF THIS ADDENDUM NO. 4 IS RETURNED WITHOUT THE BLANK SPACE IMMEDIATELY ABOVE FILLED IN WITH A DOLLAR AMOUNT, IT SHALL BE DEEMED BY THE STATE BOARD OF ADMINISTRATION TO BE A CHOICE TO REJECT THE ADDITIONAL COVERAGE.

Homeowners Choice Property and Casualty Insurance Company

By:		June 6, 2008
	Name/Title	Date

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By:		7/18/08
	Robert Milligan	Date
Interim Executive Director

Approved as to legality:

By:		7/16/08
	Linda Lettera	Date
General Counsel FL Bar ID#311911

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Rule 19-8.010, F.A.C.

Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Francis X. McCahill III, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ FRANCIS X. MCCAHILL III
November 12, 2008	Francis X. McCahill III
President and Chief Executive Officer (Principal Executive Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

72

Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Richard R. Allen, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Homeowners Choice, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ RICHARD R. ALLEN
November 12, 2008	Richard R. Allen
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

73

Exhibit 32.1

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on November 12, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FRANCIS X. MCCAHILL III
Francis X. McCahill III
President and Chief Executive Officer
November 12, 2008

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

74

Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Homeowners Choice, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on November 12, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD R. ALLEN
Richard R. Allen
Chief Financial Officer
November 12, 2008

A signed original of this document has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

75